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                                                                    Exhibit 10.2

                    THIRD CONSOLIDATED, AMENDED AND RESTATED
                   SENIOR SECURED FACILITIES CREDIT AGREEMENT

                                     AMONG
                             WCI COMMUNITIES, INC.
                                  AS BORROWER

                                      AND

                          WATERMARK COMMUNITIES, INC.
                            BAY COLONY-GATEWAY, INC.
                    AND CERTAIN OTHER ENTITIES AS GUARANTORS

                                      AND

                              FLEET NATIONAL BANK

                                      AND

                     OTHER LENDERS WHICH ARE OR MAY BECOME
                           PARTIES TO THIS AGREEMENT

                                      AND

                              FLEET NATIONAL BANK
                                 AS LEAD AGENT

                                      AND

                      FLEETBOSTON ROBERTSON STEPHENS INC.
                                AS LEAD ARRANGER

                                      AND

                              WACHOVIA BANK, N.A.
                             AS DOCUMENTATION AGENT

                                      AND

                      BANK UNITED, A FEDERAL SAVINGS BANK
                                  AS CO-AGENT

                             GUARANTY FEDERAL BANK
                                  AS CO-AGENT

                                  DATED AS OF

                               FEBRUARY 20, 2001
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                                TABLE OF CONTENTS

                                                                           Page


Section 1       DEFINITIONS.............................................     2

Section 1.1     RULES OF INTERPRETATION.................................    23

Section 2       THE CREDIT..............................................    24

Section 2.1     SENIOR AMORTIZING TERM LOAN AND REVOLVING CREDIT LOAN...    24

Section 3       REVOLVING CREDIT LOAN...................................    24

Section 3.1     COMMITMENT TO LEND AND BORROWER'S PROMISE TO PAY........    24

Section 3.2     MAXIMUM REVOLVER AMOUNT.................................    24

Section 3.3     THE REVOLVING CREDIT NOTE(S)............................    25

Section 3.4     LOAN ACCOUNT; CERTAIN PREPAYMENTS.......................    25

Section 3.5     REVOLVING CREDIT ADVANCES; INTEREST RATES...............    26

Section 3.6     INTEREST................................................    31

Section 3.7     FUNDS FOR REVOLVING CREDIT LOANS........................    32

Section 3.8     LETTERS OF CREDIT.......................................    33

Section 4       SENIOR AMORTIZING TERM LOAN.............................    34

Section 4.1     COMMITMENT TO LEND AND BORROWER'S PROMISE TO PAY........    34

Section 4.2     THE SENIOR AMORTIZING TERM NOTE(S)......................    34

Section 4.3     LOAN ACCOUNT; CERTAIN PREPAYMENTS.......................    34

Section 4.4     INTEREST................................................    35

Section 4.5     EURODOLLAR RATE DETERMINATIONS WITH RESPECT TO
                THE SENIOR AMORTIZING TERM LOAN.........................    35

Section 4.6     PRINCIPAL...............................................    36

Section 5       FEES....................................................    37

Section 5.1     ORIGINATION FEE.........................................    37

Section 5.2     COMMITMENT FEE..........................................    37

Section 5.3     AGENT'S FEE.............................................    37

Section 5.4     LETTER OF CREDIT FEE....................................    37

Section 5.5     ADDITIONAL AMOUNTS PAYABLE ON ACCOUNT OF
                CREDIT FACILITIES.......................................    37

Section 5.6     ADDITIONAL COSTS AND EXPENSES; RESERVE REQUIREMENTS.....    38

Section 5.7     INDEMNIFICATION.........................................    39

Section 6       PAYMENTS; COMPUTATIONS; AND INTEREST LIMITATION.........    40


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Section 6.1     PAYMENTS................................................    40

Section 6.2     COMPUTATIONS............................................    40

Section 6.3     INTEREST LIMITATION.....................................    40

Section 7       SECURITY, GUARANTIES AND DEPOSITORY ACCOUNT.............    41

Section 7.1     SECURITY................................................    41

Section 7.2     GUARANTY................................................    41

Section 7.3     DEPOSITORY ACCOUNT AND WORKING CAPITAL ACCOUNT..........    42

Section 8       REPRESENTATIONS AND WARRANTIES..........................    44

Section 8.1     EXISTENCE, ETC..........................................    44

Section 8.2     CAPITALIZATION..........................................    45

Section 8.3     AUTHORITY, ETC..........................................    45

Section 8.4     BINDING EFFECT OF DOCUMENTS, ETC........................    45

Section 8.5     NO EVENTS OF DEFAULT, ETC...............................    46

Section 8.6     CHIEF EXECUTIVE OFFICE..................................    46

Section 8.7     FINANCIAL STATEMENTS; SOLVENCY; CONSIDERATION...........    46

Section 8.8     MATERIAL ADVERSE CHANGE.................................    46

Section 8.9     MORTGAGE AND LIENS......................................    47

Section 8.10    INDEBTEDNESS............................................    47

Section 8.11    LITIGATION..............................................    47

Section 8.12    NO DEFAULT..............................................    47

Section 8.13    TAXES...................................................    47

Section 8.14    COLLATERAL..............................................    47

Section 8.15    COMPLIANCE OF PROPERTIES WITH LAW.......................    48

Section 8.16    ERISA COMPLIANCE; SEVERANCE OBLIGATIONS.................    48

Section 8.17    OTHER REPRESENTATIONS...................................    49

Section 8.18    DISCLOSURE..............................................    49

Section 8.19    LOANS AS SENIOR INDEBTEDNESS............................    50

Section 8.20    HOLDING COMPANY AND INVESTMENT COMPANY ACTS.............    50

Section 8.21    REGULATIONS U AND X.....................................    50

Section 8.22    FISCAL YEAR.............................................    50


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Section 8.23    COMPLIANCE WITH CERTAIN ENVIRONMENTAL LAWS AND LAWS
                PERTAINING TO LAND SALES................................    50

Section 8.24    INSURANCE...............................................    52

Section 8.25    COMMON ENTERPRISE AND CONSIDERATION.....................    52

Section 8.26    YEAR 2000 COMPLIANCE....................................    52

Section 8.27    JOINT VENTURES AND LIMITED PARTNERSHIPS.................    52

Section 8.28    PROJECTS................................................    53

Section 8.29    OPTIONS, LAND BANKING FACILITIES AND ACQUISITIONS.......    53

Section 9       CONDITIONS AND EFFECTIVENESS............................    53

Section 9.1     LOAN DOCUMENTS, ETC.....................................    53

Section 9.2     LEGALITY OF TRANSACTIONS................................    53

Section 9.3     REPRESENTATIONS AND WARRANTIES..........................    53

Section 9.4     PERFORMANCE, ETC........................................    53

Section 9.5     CERTIFIED COPIES OF CERTAIN DOCUMENTS...................    53

Section 9.6     PROOF OF ACTION.........................................    54

Section 9.7     ENVIRONMENTAL REPORTS...................................    54

Section 9.8     INCUMBENCY CERTIFICATE..................................    54

Section 9.9     PROCEEDINGS AND DOCUMENTS...............................    54

Section 9.10    MORTGAGES...............................................    54

Section 9.11    FEES....................................................    54

Section 9.12    LEGAL OPINIONS..........................................    54

Section 9.13    SECURITY DOCUMENTS......................................    55

Section 9.14    TITLE INSURANCE.........................................    55

Section 9.15    SUBORDINATED DEBT.......................................    55

Section 9.16    SENIOR SUBORDINATED NOTES...............................    55

Section 9.17    INTEREST RATE PROTECTION................................    55

Section 9.18    BORROWING BASE REPORT...................................    55

Section 9.19    EVIDENCE OF INSURANCE...................................    56

Section 9.20    SUBORDINATION AGREEMENT.................................    56

Section 9.21    LIQUIDITY...............................................    56


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Section 9.22    HOFFMAN AND ACKERMAN EQUITY.............................    56

Section 10      CONDITIONS TO SUBSEQUENT LOAN ADVANCES..................    56

Section 10.1    LEGALITY OF TRANSACTIONS................................    56

Section 10.2    REPRESENTATIONS AND WARRANTIES..........................    56

Section 10.3    PERFORMANCE, ETC........................................    56

Section 10.4    PROCEEDINGS AND DOCUMENTS...............................    56

Section 10.5    PAYMENT OF FEES.........................................    57

Section 10.6    EBITDA TO INTEREST INCURRED.............................    57

Section 11      COVENANTS...............................................    57

Section 11.1    PUNCTUAL PAYMENT........................................    57

Section 11.2    INTEREST RATE PROTECTION................................    57

Section 11.3    LEGAL EXISTENCE, ETC....................................    57

Section 11.4    MERGER AND CONSOLIDATION................................    58

Section 11.5    CHANGE OF CORPORATE NAME................................    58

Section 11.6    SUBORDINATED DEBT.......................................    58

Section 11.7    FINANCIAL STATEMENTS AND OTHER REPORTS..................    59

Section 11.8    INVESTMENTS.............................................    60

Section 11.9    SECURITY INTERESTS AND LIENS............................    61

Section 11.10   INDEBTEDNESS............................................    62

Section 11.11   RESERVES................................................    64

Section 11.12   PERMITTED DISTRIBUTIONS.................................    64

Section 11.13   MAXIMUM COMMITMENT AMOUNT...............................    65

Section 11.14   MINIMUM TANGIBLE NET WORTH..............................    65

Section 11.15   TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO...........    66

Section 11.16   TOTAL SENIOR DEBT TO TANGIBLE NET WORTH.................    66

Section 11.17   EBITDA TO FIXED CHARGES.................................    66

Section 11.18   CAPITAL EXPENDITURES....................................    66

Section 11.19   APPRAISED VALUE.........................................    66

Section 11.20   UNSOLD UNITS IN PRODUCTION..............................    66

Section 11.21   ACQUISITIONS............................................    66


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Section 11.22   BORROWING BASE..........................................    68

Section 11.23   USE OF LOAN PROCEEDS....................................    70

Section 11.24   DISPOSITION OF ASSETS...................................    70

Section 11.25   COMMENCEMENT AND FINANCING OF CONSTRUCTION PROJECTS.....    70

Section 11.26   MAINTENANCE AND ALTERATIONS.............................    71

Section 11.27   CERTAIN ENVIRONMENTAL MATTERS...........................    71

Section 11.28   SALE AND LEASEBACK......................................    72

Section 11.29   TRANSACTIONS WITH AFFILIATED PERSONS....................    72

Section 11.30   NOTICE OF LITIGATION AND JUDGMENT.......................    72

Section 11.31   NOTICE OF DEFAULTS......................................    72

Section 11.32   BOOKS AND RECORDS.......................................    73

Section 11.33   INSURANCE...............................................    73

Section 11.34   TAXES AND MECHANIC'S LIENS..............................    74

Section 11.35   CONDUCT OF BUSINESS.....................................    74

Section 11.36   COMPLIANCE WITH LAW.....................................    74

Section 11.37   ACCESS..................................................    74

Section 11.38   EQUITY..................................................    75

Section 11.39   ERISA COMPLIANCE........................................    75

Section 11.40   FURTHER ASSURANCES......................................    75

Section 11.41   INTANGIBLE, RECORDING AND STAMP TAX.....................    75

Section 11.42   MATERIAL ADVERSE CHANGES................................    75

Section 11.43   SENIOR SUBORDINATED NOTES...............................    76

Section 11.44   SUN CITY GOLF...........................................    76

Section 12      EVENTS OF DEFAULT; ACCELERATION; REMEDIES...............    76

Section 12.1    EVENTS OF DEFAULT; ACCELERATION.........................    76

Section 12.2    REMEDIES AND DEFAULT RATE...............................    80

Section 12.3    ENVIRONMENTAL AUDIT.....................................    80

Section 12.4    ADVANCES................................................    81

Section 12.5    PROCEEDS................................................    81

Section 13      SETOFF..................................................    82


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Section 14      CERTAIN RIGHTS OF AGENT.................................    82

Section 14.1    RIGHT TO RETAIN THE CONSTRUCTION INSPECTOR..............    82

Section 14.2    RIGHT TO OBTAIN APPRAISALS..............................    82

Section 15      EXPENSES................................................    83

Section 16      INDEMNIFICATION.........................................    83

Section 17      SURVIVAL OF COVENANTS, ETC..............................    84

Section 18      THE AGENT; LEAD ARRANGER................................    84

Section 18.1    AUTHORIZATION...........................................    84

Section 18.2    EMPLOYEES AND AGENTS....................................    85

Section 18.3    NO LIABILITY............................................    85

Section 18.4    NO REPRESENTATIONS......................................    85

Section 18.5    PAYMENTS................................................    86

Section 18.7    INDEMNITY...............................................    86

Section 18.8    AGENT AS LENDER.........................................    87

Section 18.9    RESIGNATION.............................................    87

Section 18.10   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT..........    87

Section 18.11   DUTIES IN THE CASE OF ENFORCEMENT.......................    87

Section 18.12   BANKRUPTCY OF BORROWER..................................    88

Section 18.13   DISCLOSURE..............................................    88

Section 18.14   LEAD ARRANGER...........................................    88

Section 18.15   DOCUMENTATION AGENT AND CO-AGENTS.......................    88

SECTION 19      ASSIGNMENT..............................................    88

Section 19.1    CONDITIONS TO ASSIGNMENT BY LENDERS.....................    88

Section 19.2    CERTAIN REPRESENTATIONS AND WARRANTIES;
                LIMITATIONS; COVENANTS..................................    89

Section 19.3    REGISTER................................................    90

Section 19.4    NEW NOTES...............................................    90

Section 19.5    NO ASSIGNMENT BY BORROWER...............................    90

Section 19.6    DISCLOSURE..............................................    90

Section 19.7    WITHHOLDING TAX.........................................    91


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Section 20      NOTICES, ETC............................................    93

Section 21      MISCELLANEOUS...........................................    94

Section 22      ENTIRE AGREEMENT, ETC...................................    95

Section 23      CONSENTS, AMENDMENTS, WAIVERS, ETC......................    95

Section 24      RELEASE OF SECURITY.....................................    96

Section 25      CONSENT TO SERVICE......................................    96

Section 26      SEVERABILITY............................................    97

Section 27      WAIVER..................................................    97

Section 28      RIGHTS OF THIRD PARTIES.................................    97

Section 29      RELATIONSHIP............................................    97

Section 30      EXISTING CREDIT AGREEMENT WAIVERS AND RELEASE...........    98

Section 31      TIME OF THE ESSENCE.....................................    98

Section 32      SUCCESSORS AND ASSIGNS..................................    98


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                               TABLE OF CONTENTS

                                                                            Page

                                 LIST OF SCHEDULES

Schedule 1.0          Commitments
Schedule 1.1          Subordinated Debt and Subordinated Debt Holders
Schedule 1.2          Property Owner(s) and Subsidiaries
Schedule 1.4          Adjusted Book Value
Schedule 1.5          Core Business(es)
Schedule 1.6          Options, Land Bank Facilities and Acquisition
Schedule 1.7          Pledgor Subsidiaries
Schedule 1.9          Permitted Mortgages
Schedule 1.10         Members of the Consolidated Group
Schedule 1.12         Ownership of Watermark and the Consolidated Group
Schedule 1.13         CDD Indebtedness
Schedule 7            Security Documents
Schedule 7.1          Assets Encumbered by Liens
Schedule 8.11         Litigation
Schedule 8.15(a)      Developments of Regional Impact
Schedule 8.15(b)      PVD, RPD and CPD Zoning Exceptions
Schedule 8.15(c)      Actions Pending to Change or Modify Zoning
Schedule 8.15(d)      Non-Assignable Permits
Schedule 8.23         Existing Environmental Matters
Schedule 8.27         Partnership Interests
Schedule 8.28         Projects
Schedule 8.30         Specific Performance Obligations
Schedule 11.29        Existing Affiliate Transactions
Schedule 11.39        Pension Plans and Welfare Plans


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                    THIRD CONSOLIDATED, AMENDED AND RESTATED

                   SENIOR SECURED FACILITIES CREDIT AGREEMENT

        This THIRD CONSOLIDATED, AMENDED AND RESTATED SENIOR SECURED FACILITIES CREDIT AGREEMENT is made as of the 20th day of February, 2001, among (i) WCI COMMUNITIES, INC., a Delaware corporation, having its principal place of business at 24301 Walden Center Drive, Bonita Springs, Florida 34134 ("Borrower"); (ii) WATERMARK COMMUNITIES INC., a Delaware corporation, having its principal place of business at 24301 Walden Center Drive, Bonita Springs, Florida 34134 ("Watermark"), (iii) BAY COLONY-GATEWAY, INC., a Delaware corporation, having its principal place of business at the address of the Borrower ("BCG"), (iv) Communities Finance Company, LLC, a Delaware limited liability company, having its principal place of business at the address of the Borrower ("CFC"), (v) FLEET NATIONAL BANK, formerly known as BANKBOSTON, N.A., a national banking association, having its principal place of business at 111 Westminster Street, Providence, Rhode Island 02903 ("Fleet"), (vi) certain other lending institutions, as particularly described on Schedule 1.0, as to the designation of such Lender and its Commitment, together with certain other lending institutions which may become parties hereto pursuant to Section 19 (Fleet and the foregoing lending institutions are collectively referred to herein as the "Lenders") and (vii) FLEET NATIONAL BANK, formerly known as BANKBOSTON, N.A., as Agent for itself and the other Lenders (the "Agent");

                                R E C I T A L S:

        Whereas, the Agent, certain of the Lenders, WCI Communities Limited Partnership ("WCI") and BCG entered into certain revolving and term loan facilities established and governed by that certain Amended and Restated Senior Secured Facilities Credit Agreement dated February 18, 1997, as modified by the following instruments: First Modification of Amended and Restated Senior Secured Facilities Credit Agreement dated October 6, 1997, Second Modification of Amended and Restated Senior Secured Facilities Credit Agreement dated April 27, 1998 and Third Modification of Amended and Restated Senior Secured Facilities Credit Agreement dated November 30, 1998. The foregoing Amended and Restated Senior Secured Facilities Credit Agreement, as modified, is referred to herein as the "Existing WCI Credit Agreement"; and

        Whereas, the Agent, certain of the Lenders and Florida Design Communities, Inc. ("FDC") entered into certain revolving and term loan facilities established and governed by that certain Second Consolidated, Amended and Restated Credit Agreement, dated as of August 31, 1995, as amended by that First Modification of Second Consolidated, Amended and Restated Credit Agreement dated August 22, 1997, and as further amended by that certain Second Modification of Second Consolidated, Amended and Restated Credit Agreement dated October 27, 1998 ("Existing FDC Credit Agreement"; the Existing WCI Credit Agreement and the Existing FDC Credit Agreement are referred to herein as the "Existing Credit Agreements"); and

        Whereas, the Borrower is the successor by corporate name change to FDC and the surviving corporation in a merger with WCI, and Borrower is the sole shareholder of BCG; and

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        Whereas, each of the members of the Consolidated Group are in the common enterprise of the acquisition, development, operation and management of residential, resort and recreational facilities primarily in the State of Florida; and

        Whereas, BCG and Borrower desired to combine the credit facilities described in the Existing Credit Agreements in order to permit the financing of the common enterprise of the Consolidated Group; and

        Whereas, the Agent, the Borrower, Watermark, BCG and certain of the Lenders entered into certain revolving and term loan facilities established and governed by that certain Consolidated, Amended and Restated Senior Secured Facilities Credit Agreement dated as of June 29, 1999; and

        Whereas, the Agent, the Borrower, Watermark, BCG and the Lenders entered into certain revolving and term loan facilities established and governed by that certain Second Consolidated Amended and Restated Senior Secured Facilities Credit Agreement dated as of April 26, 2000 (the "Credit Agreement"), that amended and restated the credit agreement in the previous clause; and

        Whereas, BCG and Borrower desire to amend and restate the Credit Agreement; and

        Whereas, the Lenders may in the future enter into certain agreements with other lending institutions whereby the Lenders will assign to such other lending institutions certain portions of the Loans made hereunder;

        NOW THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

        Account Debtor. See Section 11.22(a).

        Ackerman. Don E. Ackerman, an individual resident of Florida.

        Ackerman Group. Ackerman, any and all family members of Ackerman or trusts created for their benefit, and any entity of which Ackerman or his family members control the decision-making authority.

        Adjusted Book Value. The value for condominium pads of Borrower or BCG as set forth on Schedule 1.4 to this Agreement.

        Advance(s). An advance under the Loans.

        Agent. Fleet National Bank, a national banking association (as successor to

2

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BankBoston, N.A.), acting as agent for the Lenders and any successor entity by merger to Fleet National Bank.

        Agent's Fee. See Section 5.3.

        Agent's Head Office. The Agent's head office located at 111 Westminster Street, Providence, Rhode Island 02903 or at such other location as the Agent may designate from time to time.

        Agreement. This Third Consolidated, Amended and Restated Senior Secured Facilities Credit Agreement, including the Schedules and Exhibits hereto.

        Amenities. Collectively, the golf courses, marinas, clubhouses, and swimming, tennis and other recreational facilities owned and operated by any member of the Consolidated Group.

        Applicable Commitment Fee Percentage. See Section 5.2.

        Applicable Laws. See Section 5.5.

        Appraisal. An appraisal of the Fair Market Value of real property, in full compliance with FIRREA, taking into account the current permissible uses of such property under existing laws and regulations applicable thereto, independently and impartially prepared in writing by a qualified appraiser selected and retained by Agent, who is not employed by the Borrower; the form and substance of such appraisal to be reviewed and approved by the Agent.

        Appraised Value. The Fair Market Value of real property as determined by the most recent Appraisal obtained pursuant to Section 14.2.

        Assignment and Acceptance. See Section 19.

        Average Daily Non-Usage Amount. For any period of examination, the amount obtained where the numerator is the sum of the daily calculations in such period of the Unfunded Revolving Credit Availability for each day in the period and the denominator is the number of days in such period.

        Base Rate. The higher of (a) the annual rate of interest announced from time to time by Fleet at its head office in Providence, Rhode Island as its "base rate" or (b) one-half percent (.5%) plus the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Each adjustment to the Base Rate shall be effective as of the opening of business on the date of announcement of a change in the Base Rate.

        Base Rate Advance(s). A Revolving Credit Advance which the Borrower requests to be made as a Base Rate Advance or which is reborrowed as a Base Rate Advance in accordance with the provisions of Section 3.5(c).

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        Base Rate Loan. All or any portion of a Loan bearing interest calculated by reference to the Base Rate.

        Base Rate Margin. See Section 3.6(a).

        BCG. Bay Colony-Gateway, Inc., a Delaware corporation.

        BCG Common Stock. See Section 11.6.

        BCG Guaranty. That certain Guaranty of Payment and Performance by BCG in favor of the Lenders and the Agent, dated as of February 17, 1997, and reaffirmed as of the Effective Date, in form and substance acceptable to the Agent by which BCG guaranties the payment and performance of all Obligations.

        BCG Security Agreements. Those security documents executed and delivered by BCG given to secure the obligations of BCG under the BCG Guaranty.

        Borrower. See Preamble.

        Borrower Pledge Agreement. The pledge agreement, dated as of even date, executed in favor of Agent by Borrower pursuant to which Borrower has pledged its shares of its Subsidiaries to the Agent to secure the payment and performance of the Obligations of the Borrower.

        Borrowing Base. At any time of determination, the sum of the following categories of Collateral on which the Agent has a perfected first in priority security interest:

        (a) Cash. One hundred percent (100%) of Unrestricted Cash, Cash Equivalents and Cash in Transit in the maximum aggregate amount of $8,000,000.00; plus

        (b) Developed Lots. Seventy-five percent (75%) of Developed Lot Book Value. There shall be excluded from this subparagraph (b) Developed Lots that are included within the Borrowing Base under any other category set forth below; plus

        (c) Sold Units. With respect to Units and Qualified Condominium Units not encumbered by a security interest other than a Security Document on Developed Lots for which a Property Owner has entered into a Housing Purchase Contract, ninety-five percent (95%) of the difference between (x) as to Units, Unit Costs incurred by a Property Owner with respect thereto and as to Qualified Condominium Units, the Qualified Condominium Unit Costs and (y) the aggregate amount of all deposits, down payments or earnest money held pursuant to each such Housing Purchase Contract and available to a Property Owner; plus

        (d) Unsold Units, Unsold Qualified Condominium Units and Model Units. With respect to Unsold Units, Unsold Qualified Condominium Units and Model Units, in each case not encumbered by a security interest other than a Security Document, as to Unsold Units and Model Units, eighty percent (80%) of the Unit Costs incurred by a Property Owner with respect thereto and as to Qualified Condominium Units, eighty percent (80%) of the Unsold

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Qualified Condominium Unit Costs. Units and Qualified Condominium Units shall be excluded from computation in the Borrowing Base under this subparagraph (d) on and after that date which is one (1) year from the date of the issuance of a certificate of occupancy for the Unsold Unit or Unsold Qualified Condominium Unit. Model Units shall be excluded from computation in the Borrowing Base on the date which is three (3) years from the issuance of a certificate of occupancy for the Model Unit. Furthermore, the maximum number of Model Units in the Borrowing Base shall be limited to two (2) Model Units for each subdivision in which the Borrower is actively developing and selling Units; plus

        (e) Developed Parcels. With respect to Developed Parcels, seventy-five percent (75%) of the Developed Parcel Book Value. The maximum amount of availability includable in the Borrowing Base amount in this category shall be $140,000,000.00 plus seventy percent (70%) of the Adjusted Book Value of high-rise condominium parcels as set forth on Schedule 1.4. Although Schedule
1.4 may indicate greater than four (4) condominium development sites for several Projects, the maximum number of condominium sites included in this calculation shall be four (4) at any one time as designated by the Borrower; plus

        (f) Land Work in Process. With respect to improvements made by a Property Owner to Developable Property not covered by (b), (c), (d), or (e) above, sixty-five percent (65%) of the Developed Lot Costs of improvements made by a Property Owner to such Developable Land and sixty-five percent (65%) of the Developable Property Book Value of the Developable Property subject to such improvements; plus

        (g) Eligible Receivables. Seventy-five percent (75%) of the remainder of aggregate outstanding principal amount less discounts, rebates and interest and other fees which may have been added to principal to be paid pursuant to Eligible Receivables; plus

        (h) Amenities. With respect to Amenities, seventy-five percent (75%) of the difference of the actual cost of the Amenities less the portion of such costs allocated on a pro rata basis to sold equity memberships and sold marina slips; plus

        (i) Other Developable Property. With respect to Developable Property where improvements have not commenced and which is not covered by any other category in the Borrowing Base, twenty-five (25%) of the difference of (i) Developable Property Book Value minus (ii) the amount of CDD Indebtedness and Permitted Mortgages applicable to such Developable Property. The maximum amount of availability includable in the Borrowing Base amount in this category shall be $40,000,000.00;

        (j) Eligible Joint Venture. Sixty-five percent (65%) of the amount of capital contributed by a member of the Consolidated Group to an Eligible Joint Venture for which the Borrower has provided to the Agent evidence satisfactory to the Agent of the amount of capital contributed. The maximum amount of availability in the Borrowing Base under this category shall be $15,000,000.00.

        Provided, however, that:

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        (i)     the cost basis of the Borrowing Base asset shall be reduced by the amount of any CDD Indebtedness attributable to such asset included in the Borrowing Base;

        (ii) the cost basis for any Borrowing Base asset shall not exceed its net realizable value determined in accordance with generally accepted accounting principles and with respect to any Borrowing Base category (other than (g) and (j) above) on a Project basis as to such category and as to (g) and (j) on an asset by asset basis;

        (iii) for purposes of the cost calculations in the Borrowing Base, capitalized costs such as corporate general and administrative costs and marketing costs shall be excluded; and

        (iv) Capitalized interest and taxes shall be allocated to the appropriate categories in the Borrowing Base, then the applicable advance rate percentages shall be applied. The aggregate amount of capitalized interest and taxes included in the Borrowing Base shall be limited to ten percent (10%) of the total Borrowing Base. For example, if the total Borrowing Base is $400,000,000.00, the aggregate amount of capitalized interest and taxes included in the Borrowing Base shall not exceed $40,000,000.00.

        Borrowing Base Report(s). A report with respect to the Borrowing Base in the form attached hereto as Exhibit A.

        Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business, and, in the case of Eurodollar Loans, a day on which commercial banks are open for international business (including dealings in dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

        Capital Expenditures. Amounts paid or indebtedness incurred by a Property Owner in connection with the purchase or lease by a Property Owner of any assets that would be required to be capitalized and shown on the balance sheet of the Borrower in accordance with generally accepted accounting principles.

        Cash Equivalents. Those immediately available financial assets classified as Cash Equivalents under generally accepted accounting principles.

        Cash in Transit. Cash held by title insurance companies, approved by the Agent, which meets all of the following: (i) is held by the approved title insurance company in a trust account and is unconditionally allocated for immediate payment to a Property Owner; (ii) derives from the proceeds of the sale of Properties; and (iii) will be wire transferred to the Working Capital Account within three (3) Business Days of receipt by the title insurance company.

        CDD. Community Development District applicable to any of the Collateral.

        CDD Indebtedness. The obligations of a Property Owner incurred with respect to Community Development Districts which constitute Indebtedness and which are reflected as a liability on the balance sheet of Borrower as required by generally accepted accounting principles, which includes those financial obligations set forth on
Schedule 1.13.

        CERCLA. See Section 8.23.

        CFC. See Preamble.

        CFC Guaranty. That certain Guaranty of Payment and Performance by CFC in favor of the Lenders and the Agent, dated as of even date in form and substance acceptable to Agent by which CFC guaranties the payment and performance of all Obligations.

        Change of Control. The occurrence of any of the following:

        (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower or the Pledgor Subsidiaries taken as a whole to any Person other than a Principal or a Related Party of a Principal, provided that a transaction where the Principals and/or Related Parties of a Principal own directly or indirectly 50% or more of all classes of capital stock of such Person or group immediately after such transaction shall not be a Change of Control;

        (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

        (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined herein), other than the Principals and their Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Borrower (measured by voting power rather than number of shares) or Watermark; or

        (d) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors.

        CILP. Communities Investors Limited Partnership, a Delaware limited partnership.

        Closing Date. April 26, 2000.

        Co-Agent. Bank United, a Federal Savings Bank or Guaranty Federal Bank, F.S.B.

        Code. The Internal Revenue Code of 1986, as amended and in effect from time to time. To the extent that reference is made to any particular Section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.

        Collateral. All of the property, rights and interests that are or intended to be subject to the security interests and mortgage liens created by the Security Documents.

        Collateral Documents. All installment sales contracts, the Protected Interest Rate Agreement, contracts for deeds, promissory notes, mortgages, deeds of trust and other documents, instruments or agreements (including mortgagee title insurance issued for the benefit of the Property Owners), and stock pledge agreements evidencing or securing the payment of any Receivables together with instruments of assignment and such other documents as shall from time to time be necessary, in the Agent's opinion, to fully perfect and enforce the Lenders' rights to Collateral hereunder.

        Commitment. With respect to each Lender, the obligation to make Loans to the Borrower under this Agreement up to the amount set forth on Schedule 1.0 as the amount of such Lender's Commitment to make Loans to the Borrower, as the same may be reduced from time to time. Each Lender's Commitment shall be further divided into such Lender's Revolving Credit Commitment and such Lender's Senior Amortizing Term Loan Commitment.

        Commitment Fee. See Section 5.2.

        Commitment Percentage. With respect to each Lender and each Loan, the percentage set forth on Schedule 1.0 as such Lender's percentage of the Commitments of all of the Lenders.

        Compliance Certificate. See Section 11.7(c).

        Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

        Consolidated Group. All and any of the following: (i) Borrower; (ii) any Subsidiary of Borrower; and (iii) any Subsidiary of any subsidiary thereof.

        Construction Inspector. At the Agent's option, either an officer or employee of the Agent or a consulting architect, engineer or inspector appointed by the Agent from time to time.

        Construction Loan Agreement(s). The construction loan agreements evidencing the Construction Loans.

        Construction Loan(s). The loans made for the purpose of financing the construction and development of the Construction Projects.

        Construction Project(s). The multi-family residential condominium projects having projected or actual construction costs of $5,000,000.00 or more and in compliance with the requirements of Section 11.25.

        Continuing Directors. As of any date of determination, any member of the board of directors of the Borrower who:

        (a) was a member of such board of directors on the date of this Agreement; or

        (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

        Conversion Date. The last day of each Eurodollar Loan Period for a Eurodollar Loan arising with respect to a Eurodollar Loan for a Senior Amortizing Term Loan portion of the Loan.

        Core Business(es). The businesses of the Consolidated Group set forth on
Schedule 1.5.

        Default. Any event or condition which but for the giving of notice or the lapse of time or both would constitute an Event of Default.

        Default Rate. See Section 5.8.

        Depository. See Section 7.2(a).

        Depository Account. See Section 7.2(a).

        Developable Land. All Mortgaged Properties, subject to a first in priority Mortgage, (a) on which Units and Developed Lots may then be constructed or developed under applicable laws and regulations, (b) its intended use for a Project is permissible under the applicable regional plan, development agreement or applicable zoning, all of which have Vested status, and (c) the environmental or regional impact report for the intended use, if required, is Vested but, specifically excluding any land on which a Property Owner and the Agent reasonably agree that development is restricted under federal or state wetlands protection or other Environmental Laws.

        Developable Property. Developable Land and Developed Parcels and Amenities.

        Developable Property Book Value. The acquisition cost of a parcel of Developable Property.

        Developed Lot(s). Each of the platted subdivided lots and the Horizontal Improvements thereon located on Developable Land and which, under applicable laws and regulations, may be utilized as the site for a Unit, high-rise condominium or multi-family facility including specifically those lots (a) that are ready for construction of a Unit, high-rise condominium or multi-family facility and for which a building permit would then be issued to a Property Owner if applied for, (b) with construction of Units underway thereon or (c) with fully constructed Units situated thereon, but excluding lots under development that are not yet ready for construction of Units thereon.

        Developed Lot Book Value. The cost of each Developed Lot determined by allocating the acquisition cost and Developed Lot Costs of each Project (or parcel of land located therein) among the lots and other land (such as commercial, industrial, Amenities, etc.) located therein, which allocation shall exclude any marketing and corporate general and administrative expenses and is subject to the periodic review and approval of the Agent.

        Developed Lot Costs. The amount of actual costs incurred by a Property Owner in connection with the development of Developable Land and Developed Lot for which a Property Owner, upon request by the Agent, provides to the Agent invoices, work orders and other documentation reasonably satisfactory to the Agent and which have otherwise been properly accounted for by the Borrower in the Borrowing Base Reports submitted to the Agent in accordance with Section 11.22, but excluding therefrom: (i) costs incurred for the construction of Units and (ii) marketing, corporate general and administrative costs and other costs not directly attributable to design, site improvement, and construction of infrastructure on Developable Land and Developed Lots.

        Developed Parcel(s). Mortgaged Properties (which are subject to a perfected first in priority security interest) zoned either PUD, residential or commercial and on which all Horizontal Improvements have been completed in sufficient capacity to service the permitted use and density for such Developed Parcel under applicable zoning and in accordance with requirements of Governmental Authority.

        Developed Parcel Book Value. The sum of the Developed Parcel Costs attributable to such Developed Parcel plus the cost of each Developed Parcel determined by allocating the acquisition cost and land development costs of each Project among the Developed Parcel and the other property included from time to time in the Project. The allocation shall exclude any marketing and corporate general and administrative expenses and is subject to the periodic review and approval of the Agent.

        Developed Parcel Costs. The amount of actual costs incurred by a Property Owner in connection with the development of Developed Parcels (including Horizontal Improvements) for which a Property Owner, upon request by the Agent, provides to the Agent invoices, work orders and other documentation reasonably satisfactory to the Agent and which have otherwise been properly accounted for by the Borrower in the Borrowing Base Reports submitted to the Agent in accordance with Section 11.22.

        Distribution. Any of the following: (a) the payment by any Person of any distributions or other payments to its shareholders or partners; (b) the declaration or payment of any dividend on or in respect of shares of any class of capital stock of, or partnership interest in, any Person; (c) the purchase or other retirement of any shares of any class of capital stock of, or partnership interest in, any Person, directly or indirectly through a Subsidiary or otherwise; (d) the return of capital by any Person to its shareholders or partners; (e) any other payment on or in respect of any shares of any class of capital stock of, or partnership interest in, any Person or (f) any payment of interest or principal on the Subordinated Debt.

        Documentation Agent. Wachovia Bank, N.A.

        Drawdown Date. The date on which any Revolving Credit Advance is made available to the Borrower pursuant to the provisions hereof, and the date on which any Revolving Credit Advance is converted or continued in accordance with
Section 3.5.

        EBITDA. For any period, on a consolidated basis for the Consolidated Group, the sum of the amounts for such period of (i) net income, plus (ii) charges against income for foreign, federal, state and local taxes, plus (iii) Interest Expense, plus (iv) depreciation, plus (v) amortization expenses, including, without limitation, amortization of goodwill and other intangible assets and other non-cash expenses and amortization of deferred compensation expense, plus (vi) extraordinary losses, minus (vii) extraordinary gains.

        Effective Date. The date upon which this Agreement shall become effective pursuant to Section 9.

        Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000.00; (b) a savings and loan association or savings bank organized under the laws of the United States, any State thereof or the District of Columbia, and having a net worth of at least $100,000,000.00, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00, provided that such bank has a branch or agency in the United States and is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD, and (e) other lending institutions or entities reasonably acceptable to the Agent and Borrower.

        Eligible Joint Venture. A partnership, limited liability company or joint venture which meets all of the following criteria: (i) the entity is the owner of an asset which qualifies for inclusion in the Borrowing Base; (ii) one of the partners or members is a member of the Consolidated Group; (iii) the interest of the member of the Consolidated Group is subject to a perfected first in priority security interest in favor of the Agent; (iv) all of the assets of the entity in which the member of the Consolidated Group has an interest are unencumbered; and (v) the member of the Consolidated Group has satisfied such other requirements as the Agent may require to permit the inclusion of the investment in such entity in the Borrowing Base.

        Eligible Receivables. Any Receivable other than:

        (a) Receivables that have been canceled, or are otherwise not legal, valid, binding and enforceable obligations;

        (b) Receivables as to which the obligor is greater than sixty (60) or more days delinquent in the payment of any installment or other periodic payment of principal, interest or other amounts due thereunder;

        (c) Receivables as to which the obligor has not paid an amount equal to or greater than twenty percent (20%) of the purchase price (including in such total any cash down payments or irrevocable letters of credit and excluding any interest and other fees);

        (d) Receivables with a maturity date which shall occur within thirty-six (36) months of the date of inclusion in the Borrowing Base Report;

        (e) Receivables with a maturity date in excess of eighteen (18) months, which do not require annual principal amortization resulting in either required take downs or amortization of principal in sufficient amounts to meet or exceed the repayment of the debt in equal, annual principal installments over a twenty (20) year period;

        (f) Receivables (and any deed of trust, mortgage or other security therefor) in which the Agent does not have a fully perfected, first priority lien and security interest, under applicable law;

        (g) Receivables in a form which has not been approved in writing by the Agent, or otherwise does not conform to local law and practice or which prohibits foreclosure thereof upon the occurrence of a monetary default thereunder; or

        (h) percentage completion Receivables associated with high-rise condominiums.

        Environmental Laws. See Section 8.23.

        ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

        Eurodollar Advance(s). A Revolving Credit Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 3.5(d).

        Eurodollar Basis. A simple per annum interest rate equal to the quotient of (i) the Eurodollar Rate divided by (ii) one (1) minus the Eurodollar Reserve Percentage, if any, stated as a decimal. The Eurodollar Basis shall be rounded upward to the nearest one sixteenth of one percent (1/16%) and, once determined, shall remain unchanged during the applicable Eurodollar Loan Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

        Eurodollar Loan Period. For each Eurodollar Loan, each one (1), two (2), or three (3) month period, as selected by the Borrower pursuant to Section 3.5(d) or Section 4.5, during which the applicable Eurodollar Rate shall remain unchanged. Notwithstanding the foregoing, however: (i) any applicable Eurodollar Loan Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Loan Period shall end on the preceding Business Day; (ii) any applicable Eurodollar Loan Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Loan Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Eurodollar Loan Period shall extend beyond the applicable Maturity Date. Interest shall be due and payable with respect to any Eurodollar Loan as provided in Section 3.6(b) and Section 4.4.

        Eurodollar Loan(s). All or any portion of a Loan bearing interest calculated by reference to the Eurodollar Basis.

        Eurodollar Margin. See Section 3.6(b).

        Eurodollar Rate. For any Eurodollar Loan Period, the average (rounded upward to the nearest one sixteenth of one percent (1/16%) of the interest rates per annum at which deposits in United States dollars for such Eurodollar Loan Period are offered to prime banks in the London interbank market as reported on Telerate Screen page 3750 at approximately 11:00 a.m. (Boston time) two (2) Business Days before the first day of such Eurodollar Loan Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Eurodollar Loan Period for, the Eurodollar Loan sought by the Borrower. If such rate is not so reported, then such rate as reported by any other internationally recognized reporting service shall be selected by the Agent or, if no such other service is available, such rate shall be determined by the Agent based on rate information furnished to it by two or more banks selected by it which participate in the market for such deposits.

        Eurodollar Reserve Percentage. The percentage that is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Loan shall be adjusted as of the effective date by the same effective basis point change of any change in the Eurodollar Reserve Percentage.

        Event of Default. See Section 12.1.

        Existing Credit Agreements. See Recitals.

        Existing Environmental Matters. Those certain existing environmental matters affecting portions of the Collateral as identified on Schedule 8.23.

        Existing FDC Credit Agreement. See Preamble.

        Facilities. Any facilities or equipment used by any Consolidated Group member in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines, and equipment, whether or not owned by any Consolidated Group member.

        Fair Market Value. The price a willing buyer would pay to a willing seller in an arm's length transaction with neither party being under a compulsion to act.

        FDC. See Preamble.

        Fee and Expense Agreement. The Fee and Expense Agreement between Fleet and the Borrower dated April 25, 2000.

        Fees. Collectively, all fees due and payable to any of Fleet, Agent, Lead Arranger, or the Lenders under Section 5, including the Origination Fee, Commitment Fee, Agent's Fee, Letter of Credit Fee and other amounts due and payable under
Section 5.

        FIRREA. Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (12 U.S.C. 3331 et seq.), as amended from time to time.

        Financial Statements. See Section 11.7.

        Financial Covenants. The covenants set forth at Sections 11.8 through 11.12, 11.14 through 11.18, and 11.20. Although a condition and not a covenant, as an editorial note, please see the condition set forth at Section 10.6.

        Fiscal Quarter. The fiscal quarter of Borrower consisting of a three (3) month fiscal period ending on each March 31, June 30, September 30 and December 31 of each Fiscal Year.

        Fiscal Year. The fiscal year of Borrower consisting of a twelve (12) month fiscal period ending on each December 31.

        Fixed Charges. The sum of Interest Incurred and any regularly scheduled amortization payments on the Total Senior Debt but excluding balloon payments.

        Fleet. Fleet National Bank, a national banking association, in its individual capacity.

        Generally Accepted Accounting Principles or generally accepted accounting principles. In general, principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successor organizations) and (b) such that certified public accountants would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to the financial statements in which such principles have been properly applied; provided that if any changes in generally accepted accounting principles with which the independent certified accountants of the Borrower concur result in a change in the basis of calculating any of the financial covenants, Permitted Distributions, standards or terms contained in this Agreement, the Borrower and the Agent agree to amend such covenant calculations, Permitted Distributions, and provisions to reflect such changes in generally accepted accounting principles so that the criteria for evaluating the financial condition of the Borrower shall be the same after such changes as if such changes had not been made.

        Governmental Authority. Any international, foreign, federal, state, county or municipal government, or political subdivision thereof; any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body; or any court or administrative tribunal.

        Guaranties. Collectively, guaranties of the Obligations executed by Watermark, BCG and the Pledgor Subsidiaries.

        Hazardous Substances. See Section 8.23(b).

        Hoffman. Alfred Hoffman, Jr., an individual resident of the State of Florida.

        Hoffman Group. Hoffman, any and all family members of Hoffman or trusts created for their benefit, and any entity in which Hoffman or his family control the decision-making authority.

        Horizontal Improvements. All utilities, including water and sewer, located on real property together with a dedicated roadway built in material compliance with applicable governmental regulations, all over rights-of-way dedicated to the applicable Governmental Authority and any private roadways otherwise built by the Property Owners in compliance with and permitted under all applicable laws.

        Housing Purchase Contract. Any legal, valid, binding and enforceable written agreement in substantially such form as has been approved in writing by the Agent for the sale of individual Units or Developed Lots to any bona-fide unaffiliated purchaser entered into by a Property Owner in the ordinary course of its business with customary terms and conditions and that provides for a cash down payment of not less than the greater of $5,000.00 or that customary in the local market.

        Indebtedness. All obligations which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities or to which reference should be made by the footnotes thereto, and including in any event and whether or not so classified all of the following: (i) all debt for borrowed money and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of liabilities of any other Person of the type described in (i) and (ii) hereof, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, such other Person, to purchase such liabilities, or to assure the owner of any such liabilities against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling such other Person to make payment of any such liabilities held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

        Interest Expense. With respect to any fiscal period, the sum of (a) all charges that are considered interest expense under generally accepted accounting principles including amortization of previously capitalized interest, plus (b) the portion of rent paid by the Consolidated Group (without duplication) for that fiscal period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, in each case determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

        Interest Incurred. For any period, the total interest paid or accrued by the Consolidated Group (including the interest component of any capital leases and excluding fees paid in connection with the closing of the Loans or thereafter and excluding interest on the Subordinated Debt and interest or fees payable under the Construction Loans to the extent drawn under the Construction Loans).

        Internal MIS System. Any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software ) used in the ordinary course of any Consolidated Group member's business by or on behalf of any Consolidated Group member's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

        Investments. All expenditures made and all liabilities incurred by any Person (contingently or otherwise) for the acquisition of stock or partnership interests or Indebtedness of, or for loans, advances, or capital contributions to, or in respect of any guaranties of Indebtedness (or other commitments as described under Indebtedness), or obligations in the nature of Indebtedness or securities of, any other Person.

        Investor Equity. As of the date of determination, and with respect to any Person, the consolidated partners', or members' or shareholders' equity of the Person as of that date determined in accordance with generally accepted accounting principles.

        Land Banking Facilities. Facilities by third parties in favor of a member of the Consolidated Group wherein the third party acquires real property and grants to the member of the Consolidated Group the option to acquire the real estate upon terms designated therein.

        Lead Arranger. FleetBoston Robertson Stephens Inc.

        Lenders. Fleet and the other lending institutions listed on Schedule 1.0 and any other Person who becomes an assignee of any rights of a Lender pursuant to Section 19.

        Letters of Credit. Any and all letters of credit issued or that may be issued from time to time by the Agent with respect to certain undertakings by the Borrower, as further described in Section 3.8.

        Letter of Credit Fee. See Section 5.4.

        Limited Advance. Advances excluding Advances for the acquisition of real property and the payment of any amounts with respect to Subordinated Debt.

        Loan. A loan made or to be made to the Borrower contemplated by this Agreement, including each Revolving Credit Loan, the Senior Amortizing Term Loan and the Letters of Credit.

        Loan Account. See Section 3.4 and Section 4.3.

        Loan Documents. Collectively, this Agreement, the Subordination Agreement, the Security Documents, the Revolving Credit Note(s), the Senior Amortizing Term Note(s), the Guaranties, the Protected Interest Rate Agreement and any and all other agreements, instruments or documents now or hereafter evidencing, securing or relating to the Obligations, as they may be modified or amended from time to time.

        Loans. Collectively, all amounts Outstanding under the Revolving Credit Loan, including the amount due under any Reimbursement Agreement executed in connection with any Letters of Credit and the Senior Amortizing Term Loan.

        Lot Exchanges. The exchange of parcels of the Properties by a Property Owner to a third party purchaser in exchange, in whole or in part, for a lot or lots previously purchased by the third party purchaser from a Property Owner.

        MacArthur Land. The real property purchased by CFC from the John D. and Catherine T. MacArthur Foundation pursuant to Agreement dated December 23, 1998.

        MacArthur Collateral. The portion of the Properties owned by CFC which are encumbered by the Mortgage.

        Majority Lenders. As of any date, the Lenders whose aggregate Commitment Percentages constitute at least fifty-one percent (51%) of the total of the Commitment Percentages.

        Maturity Date. February 18, 2004, or such earlier date as the Obligations are accelerated pursuant to the terms hereof.

        Maximum Drawing Amount. The maximum aggregate amount from time to time which the beneficiaries may draw under outstanding Letters of Credit, as the same may be reduced from time to time pursuant to the terms of the Letters of Credit.

        Maximum Facility Amount. The Scheduled Revolving Credit Commitment Amount plus the Senior Amortizing Term Loan Amount.

        Maximum Revolver Amount. See Section 3.2.

        Minimum Senior Amortizing Term Loan Paydown(s). See Section 4.6.

        Model Unit(s). The Unsold Units designated from time to time by Borrower as dedicated for prospective sales display.

        Modification Date. February ___, 2001.

        Mortgage. The Consolidated, Amended and Restated Mortgage and Security Agreement dated as of April 26, 2000 executed by the Property Owners, in favor of the Agent as amended and supplemented and as may be amended and supplemented, conveying a first mortgage lien on the Properties and a second mortgage lien on that portion of the Collateral affected by the Permitted Mortgages.

        Mortgaged Properties. The Properties of Property Owners which are encumbered by the Mortgage.

        Net Income. The consolidated net income (or consolidated net deficit) of the Consolidated Group determined in accordance with generally accepted accounting principles calculated in a consistent manner.

        Net Worth. The excess of Total Assets over Total Liabilities.

        Notes. Collectively, the Revolving Credit Notes and the Senior Amortizing Term Notes.

        Obligations. All Indebtedness, obligations and liabilities of the Consolidated Group to any of the Lenders and the Agent, individually or collectively, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, now or hereafter owing or incurred, arising under or in connection with this Agreement, the other Loan Documents or in respect of Loans, including, without limitation, any obligation to pay the Fees, and amounts due under Section 5.6, Section 5.7,
Section 5.8, and Section 15.

        OECD. Organization for Economic Cooperation and Development.

        Optional Distribution. See Section 11.12(d).

        Options. The option agreements and acquisitions pursuant to purchase contracts all in favor of the Property Owners, all as more particularly set forth on Schedule 1.6.

        Origination Fee. See Section 5.1.

        Outstanding. With respect to the Loans, the unpaid principal thereof and accrued and unpaid interest and other fees and amounts payable thereunder as of any date of determination.

        Payment Date. The last day of each Eurodollar Loan Period for a Eurodollar Loan arising with respect to a Eurodollar Loan for a Revolving Credit Loan portion of the Loans.

        Pension Plan. See Section 8.16.

        Permitted Distributions. Distributions permitted under Section 11.12.

        Permitted Liens. Mortgages, pledges, security interests and other liens and encumbrances permitted to exist on the property of a member of the Consolidated Group pursuant to Section 11.9.

        Permitted Mortgages. The existing, prior first in priority mortgages affecting portions of the Properties which have been approved by the Agent and which are more particularly described on Schedule 1.9, and those first in priority mortgages permitted to be entered into by a Property Owner pursuant to
Section 11.9 and to secure Construction Loans in

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

accordance with Section 11.25.

        Person. Any individual, corporation, limited liability company, association, partnership, trust, unincorporated association, business, or other legal entity, and any government or any Governmental Authority or political subdivision thereof.

        Pledge Agreement. The Pledge Agreement, dated as of even date, executed in favor of the Agent by Watermark, pursuant to which Watermark has pledged its shares of Borrower to the Agent to secure the payment and performance of the Obligations of the Borrower.

        Pledgor Subsidiaries. The Subsidiaries of either Borrower or BCG all as set forth on Schedule 1.7.

        Pricewaterhouse. PricewaterhouseCoopers, LLP or such other national recognized accounting firm approved by the Agent.

        Principals. Alfred Hoffman, Jr., Don E. Ackerman, the Kamehameha Activities Association, the John D. and Catherine T. MacArthur Foundation, Citicorp Venture Capital Ltd. or any of their affiliates.

        Project(s). One or more of the communities being developed by Property Owners.

        Properties. The land including any improvements situated thereon (including, without limitation, all Developable Land, Amenities, Developed Lots, Developed Parcels and Units, completed or under construction) owned or acquired by a Property Owner from time to time.

        Property Owner(s). All or any of the following: (i) Borrower, (ii) BCG and (iii) other Subsidiaries as shown on Schedule 1.2.

        Protected Interest Rate Agreement. See Section 11.2.

        Qualified Condominium Unit. A unit of a Construction Project which is encumbered by a first in priority security interest in favor of the Agent.

        Qualified Condominium Unit Costs. The allocated land and construction costs allocated to a Qualified Condominium Unit on a pro rata basis to all units in the condominium, all as approved by the Agent.

        RCRA. See Section 8.23.

        Receivable(s). Any amount owed to a Property Owner with respect to the sale of Properties or a portion thereof to an unaffiliated purchaser, which is represented by a promissory note, or other debt instrument in a form approved by the Agent, and is secured by a deed of trust, mortgage or other security document granting a first or second in priority lien and security interest in the property in a form approved by the Agent.

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

        Reimbursement Agreement(s). The applications made and agreements entered into between the Agent and the Borrower, on the Agent's customary form, relating to the Letters of Credit.

        Related Party. With respect to any Principal means (a) any controlling stockholder, eighty percent (80%) (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an eighty percent (80%) or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

        Required Lenders. As of any date, the Lenders whose aggregate Commitment Percentages constitute at least sixty-six and two-thirds percent (66 2/3%) of the total of the Commitment Percentages.

        Revolving Credit Advance. Any disbursement of the proceeds of the Revolving Credit Loan made or to be made by the Lenders pursuant to the terms of this Agreement.

        Revolving Credit Commitment. The obligation of any of the Lenders to make Revolving Credit Advances to the Borrower under this Agreement up to an amount equal to the Maximum Revolver Amount.

        Revolving Credit Lenders. Those Lenders set forth on Schedule 1.0 named in the category of Senior Revolving Credit and any successors to such Lenders.

        Revolving Credit Loan. The revolving credit loans made or to be made to the Borrower as contemplated by Section 3.

        Revolving Credit Loan Account. See Section 3.4.

        Revolving Credit Note(s). The Senior Revolving Credit Note(s) dated of even date herewith, each made by the Borrower to the order of each of the Lenders, such notes to be in form and substance satisfactory to the Agent and the Lenders.

        Scheduled Revolving Credit Commitment Amount. $200,000,000.00.

        Security and Pledge Agreement. The Security and Pledge Agreements executed in favor of the Agent by Pledgor Subsidiaries amended and restated as of the Closing Date.

        Security Documents. The Security and Pledge Agreements, the BCG Security Agreements, the CFC Guaranty, the Borrower Pledge Agreement, the Assignment of Leases, the Assignment of Agreements, the Mortgage, the Pledge Agreement, the Reimbursement Agreements, and all other documents or instruments securing the Loans, including those set forth on Schedule 7 as each of which have been or are amended and supplemented from time to time are collectively referred to herein as the "Security Documents."

        Senior Amortizing Term Loan. The Senior Secured Amortizing Term Loan made or to be made to the Borrower in the Senior Amortizing Term Loan Amount as contemplated by Section 4.

        Senior Amortizing Term Loan Amount. $250,000,000.00.

        Senior Amortizing Term Loan Commitment. The obligation of any of the Lenders to make the Senior Amortizing Term Loan to the Borrower under this Agreement.

        Senior Amortizing Term Note(s). The Senior Amortizing Term Note(s) dated of even date herewith, each made by the Borrower to the order of each of the Lenders, such notes to be in form and substance satisfactory to the Agent and the Lenders.

        Senior Subordinated Notes. The senior subordinated notes issued as of even date in the aggregate principal amount of $250,000,000.00 as approved pursuant to the terms hereof.

        Subordinated Debt. The subordinated debt described on Schedule 1.1.

        Subordinated Debt Holders. The holders of the Subordinated Debt as shown on Schedule 1.1.

        Subordination Agreement. The Subordination Agreement dated as of even date from the Subordinated Debt Holders in favor of the Agent and the Lenders.

        Subsidiary or Subsidiaries. With respect to any Person, any corporation, limited liability company, association, trust, or other business entity, a majority (by number of votes) of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Property Owner and all other Subsidiaries thereof.

        Sun City Amenities. Collectively, the golf courses, clubhouses, and swimming, tennis and other recreational facilities owned and operated by Sun City Golf.

        Sun City Golf. Sun City Center Golf Properties, Inc., a Delaware corporation.

        Sun City Lease Intangible. The excess value of the Kings Point Recreation operations which are part of the Sun City Amenities in excess of the related real estate assets associated with the Sun City lease.

        Tangible Net Worth. The consolidated Net Worth of the Consolidated Group LESS the net book value (after deducting reserves applicable thereto) of all of the intangible assets of the Consolidated Group PLUS thirty percent (30%) of the outstanding balance of the Senior Subordinated Notes up to a maximum addition of $75,000,000.00. Intangible assets shall be determined in accordance with generally accepted accounting principles and shall exclude all deferred financing costs, deferred tax assets, and the Sun City Lease Intangible.

        Term Loan Lenders. Those Lenders set forth on Schedule 1.0 named in the category of Senior Amortizing Term Loan and any successors to such Lenders.

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

        Textron Loan. The loan by Textron Financial Corporation in favor of Sun City Golf secured by the Sun City Amenities.

        Title Insurance Company. Chicago Title Insurance Company.

        Title Policy. An ALTA standard form title insurance policy(ies) issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in an amount equal to $450,000,000.00, insuring the priority of the Mortgage and that Property Owners, as the case may be, hold marketable fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by the Mortgage which shall contain such endorsements and affirmative insurance as the Agent in its discretion may require, including but not limited to (a) variable rate of interest endorsement, (b) revolving credit endorsement, (c) planned unit development endorsement, and (d) navigational servitude endorsement.

        Total Assets. All assets of the Consolidated Group determined in accordance with generally accepted accounting principles.

        Total Liabilities. All liabilities of the Consolidated Group which are properly accounted for as such in accordance with generally accepted accounting principles excluding the Subordinated Debt.

        Total Senior Debt. The outstanding balance of the Senior Amortizing Term Loan, Revolving Credit Loan, CDD Indebtedness, Construction Loans and any recourse land acquisition loans.

        Tri-Party Agreement. The Tri-Party Agreement among FDC, Textron Financial Corporation and Agent dated August 8, 1996.

        Type or type. As to any Loan or portion thereof, its nature as a Base Rate Loan or a Eurodollar Loan.

        Unentitled Land. Any land in which no improvements have been made and which requires appropriate approval, permitting and zoning under applicable laws and regulations before the land may be developed.

        Unfunded Revolving Credit Availability. As of any date, the difference between (a) the sum of the Revolving Credit Commitments minus (b) the sum of:
(i) the outstanding unpaid balance of the Revolving Credit Loan and (ii) the Maximum Drawing Amount.

        Unit Costs. The Developed Lot Book Value on which Units (completed or under construction) are situated plus the cost of the construction of vertical improvements for which the Borrower, upon request by the Agent, shall provide to the Agent invoices, work orders and other documentation reasonably satisfactory to the Agent and which have otherwise been properly accounted for by the Borrower in the Borrowing Base Reports submitted to the Agent in accordance with
Section 11.22.

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

        Unit(s). The single-family or multi-family residences, whether completed or under construction, held by the Consolidated Group for sale in the ordinary course of business, exclusive of Construction Projects, and in which the rights of ownership and occupancy are to be sold other than on a time-sharing or periodic basis.

        Unrestricted Cash. All cash of the Consolidated Group which is not otherwise allocated for expenditure or Distribution or held as a deposit under a Housing Purchase Contract or otherwise characterized as a deposit.

        Unsold Unit. A Unit with respect to which construction has begun (measured by the commencement of the construction of vertical improvements beyond the foundation) and for which an Housing Purchase Contract has not been entered into.

        Unsold Qualified Condominium Unit. A Qualified Condominium Unit for which a Housing Purchase Contract has not been issued.

        Use Agreement. See Section 11.46.

        Vested. As to any permit, license, zoning ordinance or rights thereunder, grant of rights under an order of development of regional impact, or any other governmental entitlement, the status wherein such governmental right has been granted in accordance with all applicable governmental regulations, and all appeal periods have expired with respect to such grant or issuance.

        Watermark. Watermark Communities Inc., a Delaware corporation.

        WCI. See Preamble.

        Welfare Plan. See Section 8.16(b).

        Wildcat. Wildcat Run of Lee County, Inc.

        Working Capital Account. See Section 7.2.

        Year 2000 Compliant. (1) The item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing, and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor any Consolidated Group member's provision of the item(s) at issue were affected by any dates/times prior to, on, after, or spanning January 1, 2000.

        Section 1.1 Rules of Interpretation.

        (a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

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

        (b) The singular includes the plural, and the plural includes the singular.

        (c) A reference to any law includes any amendment or modification to such law.

        (d) A reference to any Person includes its permitted successors and permitted assigns.

        (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

        (f) The words "include," "includes" and "including" are not limiting.

        (g) The words "approval" and "approved," as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

        (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

        (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subsection of this Agreement.

        (j) All terms not specifically defined herein, which are defined in the Uniform Commercial Code as in effect in the State of Georgia, shall have the same meanings herein as therein.

        Section 2     THE CREDIT.

        Section 2.1 Senior Amortizing Term Loan and Revolving Credit Loan. The Maximum Facility Amount shall be in an amount of Four Hundred Fifty Million and no/100 Dollars ($450,000,000.00), divided without enlargement into two Loans. One Loan shall be a Revolving Credit Loan as described in Section 3 and shall have a maximum principal amount of Two Hundred Million and no/100 Dollars ($200,000,000.00). The other Loan shall be a Senior Amortizing Term Loan as described in Section 4 and shall have a maximum principal amount of Two Hundred Fifty Million and no/100 Dollars ($250,000,000.00) and is fully funded as of the Closing Date. Borrower has executed and delivered a series of promissory notes as of the Closing Date which are payable to the Lenders.

        Section 3     REVOLVING CREDIT LOAN.

        Section 3.1 Commitment to Lend and Borrower's Promise to Pay. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, prepay, and reborrow from time to time between the

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

Effective Date and February 18, 2004, upon notice to the Agent given in accordance with Section 3.5, such amounts as may be requested by the Borrower; provided, however, that the maximum aggregate principal amount of the Revolving Credit Loan (after giving effect to the amounts requested) shall not at any one time exceed an amount equal to the Maximum Revolver Amount. The Revolving Credit Advances shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Advance hereunder shall constitute a representation by the Borrower that the applicable conditions set forth in Section 9 and Section 10 have been satisfied on the date of such request. The Commitment shall terminate, and the Revolving Credit Loan shall mature and become due and payable on the Maturity Date or on such earlier date on which the Borrower terminates the Lenders' Commitments hereunder or on which the maturity thereof is accelerated pursuant to the provisions of Section 12.1. Borrower agrees to pay all Obligations on the Maturity Date.

        Section 3.2 Maximum Revolver Amount. The Maximum Revolver Amount shall be equal to the lesser of (i) the positive difference between (x) the Borrowing Base and (y) the Outstanding unpaid balance of the Senior Amortizing Term Loan, or (ii) the sum of the several Revolving Credit Commitments of the Lenders as shown on Schedule 1.0, such sum not to exceed the Scheduled Revolving Credit Commitment Amount. The Borrower may, at its option, upon three (3) Business Days advance notice to the Agent, repay all or any pro rata portion of the amounts Outstanding on the Revolving Credit Loan and concurrently terminate all or any pro rata portion of the Commitments of the Lenders hereunder. Upon the effective date of any such termination, the Borrower agrees to pay to the Agent, for the accounts of the Lenders, the full amount of any accrued and unpaid Commitment Fee and Agent's Fee on the portion of or all of the Commitment so terminated. Upon and after any such pro rata or complete termination, the Scheduled Revolving Credit Commitment Amount of the Lenders shall be adjusted accordingly, and no such Commitment or portion thereof so terminated may be reinstated.

        Section 3.3 The Revolving Credit Note(s). The Revolving Credit Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B (each, a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One (1) Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in a principal amount equal to such Revolving Credit Lender's Commitment, or, if less, the outstanding amount of all Revolving Credit Advances made by such Lender, plus interest accrued thereon, as set forth below. In the event a Revolving Credit
Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of such Revolving Credit Note. The replacement Revolving Credit Note shall recite the circumstances of the reissue of the Revolving Credit Note and shall state that it is a replacement promissory note. The Revolving Credit Notes shall not be necessary to establish the indebtedness of the Borrower to the Lenders on account of the Revolving Credit Loan made pursuant to this Agreement.

        Section 3.4 Loan Account; Certain Prepayments. The Agent will open and maintain a loan account (the "Revolving Credit Loan Account") on its books in the name of the Borrower. Each of the Revolving Credit Advances and all fees and other amounts due and payable hereunder will be debited to and each payment or prepayment on account thereof will be credited to, and shall be recorded in, the Revolving Credit Loan Account. Any failure of the Agent to

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

record a transaction in a timely fashion shall not affect or impair the validity of any Obligation. The Agent shall render to the Borrower a monthly statement of the Revolving Credit Loan Account and, unless written exception thereto is taken by the Borrower within forty-five (45) days of receipt, such statement shall be conclusive and binding upon the Borrower except for manifest error; provided, however, that the failure of the Agent to render any such statement in a timely fashion shall not impair the validity or binding nature of the Revolving Credit Loan Account.

        The Borrower shall have the right at any time to prepay the Revolving Credit Loan made to the Borrower hereunder, in whole or in part, without premium or penalty except as provided in Section 5.6, upon one (1) Business Day written, telegraphic or telephonic notice to the Agent. Subject to the conditions of
Section 3.1 and Section 3.2, amounts so prepaid may be reborrowed

        If at any time the outstanding principal amount of the Revolving Credit Loan shall exceed an amount equal to the Maximum Revolver Amount, whether as a result of reductions in the Maximum Revolver Amount or otherwise, the Borrower shall immediately pay to the Agent for the account of the Lenders the amount of such excess.

        Section 3.5 Revolving Credit Advances; Interest Rates.

        (a) Requests for Revolving Credit Advances. Whenever the Borrower desires to receive a Revolving Credit Advance, the Borrower shall give notice to the Agent by telephone, telecopy, telex or cable; in each case, confirmed in writing by the Borrower, delivered to the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110, Attention: Commercial Loan Services, Mail
Stop: 05-02-00-A.

        Each such notice delivered by the Borrower shall specify the aggregate principal amount of the Revolving Credit Advance requested. Each such notice shall obligate the Borrower to accept the Revolving Credit Advance requested from the Revolving Credit Lenders on the proposed Drawdown Date therefor. Whenever there is an Obligation due and payable, the Agent may (but shall not be required to) make a Revolving Credit Advance in the amount of such Obligation and apply the proceeds of the Revolving Credit Advance to the payment of the Obligation, provided that the Agent shall promptly notify the Borrower of such Revolving Credit Advance and the application of proceeds thereof.

        (b) Choice of Interest Rate, etc. Any Revolving Credit Advance shall, at the option of the Borrower, be made either as a Base Rate Advance or as a Eurodollar Advance; provided, however, that (i) if the Borrower fails to give the Agent written notice or by electronic transmission through systems established by the Agent specifying whether a Revolving Credit Advance is to be repaid or reborrowed on a Payment Date, such Revolving Credit Advance shall be repaid and then reborrowed as a Base Rate Advance on the Payment Date, and (ii) the Borrower may not select a Eurodollar Advance (A) with respect to a Revolving Credit Advance, the proceeds of which are to reimburse the Agent pursuant to
Section 3.5(a), or (B) if, at the time of such Revolving Credit Advance, a Default or Event of Default has occurred and is continuing. Any notice given to the Agent in connection with a requested Revolving Credit Advance hereunder shall be given to the Agent prior to 11:00 a.m. (Boston time) in order for such

Business Day to count toward the minimum number of Business Days required. The Agent shall, upon reasonable request of the Borrower from time to time, provide to the Borrower such information with regard to the Eurodollar Rate Basis as may be so requested.

        (c)     Base Rate Advances.

                1. Initial and Subsequent Base Rate Advances. The Borrower shall give the Agent in the case of Base Rate Advances not later than 11:00 a.m. (Boston time) one (1) Business Day prior to the date of a proposed Revolving Credit Advance, irrevocable prior notice by telephone or telecopy and shall confirm any such telephone notice with a written request for Revolving Credit Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a request for Revolving Credit Advance shall not invalidate any notice so given.

                2. Repayments and Reborrowings. The Borrower may repay or prepay a Base Rate Advance, and (a) at any time reborrow all or a portion of the principal amount thereof as one (1) or more Base Rate Advances, (b) upon at least three (3) Business Days irrevocable prior written notice to the Agent, reborrow all or a portion of the principal thereof as one (1) or more Eurodollar Advances, or (c) not reborrow all or any portion of such Base Rate Advance. Upon the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

                3. Limitations as to Base Rate Advances. Each Base Rate Advance shall be in a principal amount of not less than $500,000.00 and in integral multiples of $50,000.00. Requests for any Base Rate Advance may be made daily (but only once a day), provided the Borrower satisfies all notice requirements as provided for herein.

        (d)     Eurodollar Advances.

                (i) Initial and Subsequent Eurodollar Advances. The Borrower shall give the Agent in the case of Eurodollar Advances at least three (3) Business Days irrevocable prior notice by telephone or telecopy and shall immediately confirm any such telephone notice with a written request for Revolving Credit Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a request for Revolving Credit Advance shall not invalidate any notice so given. The Agent, whose determination shall be conclusive, shall determine the Eurodollar Basis as of the second (2nd) Business Day prior to the date of the requested Revolving Credit Advance and shall promptly notify the Borrower of the same, and the Borrower shall promptly confirm in writing receipt of such notification. The Eurodollar Loan Period for each Eurodollar Advance shall in all events be either one (1), two (2) or three
(3) months. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Revolving Credit Lender by telephone or telecopy of the contents thereof.

                (ii) Procedures After Repayment of Eurodollar Advance. At least three (3) Business Days prior to each Payment Date for a Eurodollar Loan, the Borrower shall give the Agent written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (a) is to be repaid and then reborrowed in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Loan Period which the Borrower shall have selected for such new Eurodollar Advance, (b) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (c) is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

                (iii) Limitations as to Eurodollar Advances. Each Eurodollar Advance shall be in a principal amount of not less than $1,000,000.00 and in integral multiples of $100,000.00, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed four (4). Requests for Eurodollar Advances may be made daily (but only once a day) provided the Borrower satisfies all notice requirements as provided for herein.

                (iv) Reimbursement. Whenever any Revolving Credit Lender shall actually incur any losses or actual expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any conditions precedent), or
(ii) prepayment of any Eurodollar Advance in whole or in part, for any reason, the Borrower agrees to pay to such Revolving Credit Lender, upon such Revolving Credit Lender's demand, an amount sufficient to compensate such Revolving Credit Lender for all such losses and actual expenses excluding lost profits. Such Revolving Credit Lender's good faith determination of the amount of such losses and actual expenses, absent manifest error, shall be binding and conclusive. The Revolving Credit Lender shall provide a copy of the determination of such amount to the Borrower showing in reasonable detail the calculation of the amount thereof.

        (e)     Yield Maintenance as to Eurodollar Advances.

                (i) Unavailability. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Loans for any Eurodollar Loan Period, the Agent determines that deposits in dollars (in the applicable amount) are not being offered to the Agent in the relevant market for such Eurodollar Loan Period, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such types of Eurodollar Loans (including Eurodollar Advances) shall be suspended.

                (ii) Illegality. If any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Loans, such Lender shall so notify the Agent, and the Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Agent pursuant to this Section 3.5(e)(ii), such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise



28
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materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Section 3, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Loan of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Loan Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain and fund such Eurodollar Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Loan to such day; provided, however, that notwithstanding any provision contained in this Agreement to the contrary, the Borrower shall not be required to compensate any Lender for any losses, including any loss or expenses incurred by reason of the liquidation, reemployment of deposits or other funds acquired to obtain the Eurodollar Loan, incurred as a consequence of any required conversion of a Eurodollar Loan to a Base Rate Loan as hereinafter provided, as a result of the events described in this Section 3.5. Concurrently with repaying each affected Eurodollar Loan of such Lender, notwithstanding anything contained in Section 3, the Borrower shall borrow a Base Rate Loan (or the other type of Eurodollar Loan, if available) from such Lender, and such Lender shall make such Loan in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

        (iii)   Increased Costs.

        (a) If, after the date hereof, any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having any such authority), central bank or comparable agency shall:

                1. subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for taxes imposed upon or measured by net income or alternative minimum taxable income or taxable assets in lieu of income imposed by the United States and the jurisdiction in which such Lender's principal executive office is located); or

                2. impose, modify, or deem applicable with respect to the making, funding or maintaining any Advance hereunder, any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the Eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, and such increase is not given effect in the determination of the


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

Eurodollar Rate then, on the earlier of thirty (30) days after written demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as such Lender determines is attributable to making, funding and maintaining its Eurodollar Advances provided that the Lender provides notice to the Borrower of such amount within ninety (90) days of the date of the actual knowledge of the Lender of the occurrence of the event giving rise to such cost. Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.5 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender.

        (b)     A certificate of any Lender claiming compensation under this
Section 3.5(e)(iii)(b) and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods and shall calculate such sums in a fair and reasonable manner. If any Lender demands compensation under this
Section 3.5(e)(iii)(b), the Borrower may at any time, upon at least five (5) Business Days prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any payments required under
Section 5.8. Concurrently with prepaying such Eurodollar Advances, the Borrower shall borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

        (iv)    Effect On Other Advances. If notice has been given pursuant to
Section 3.5(e)(iii), suspending the obligation of any Lender to make any type of Eurodollar Loan, or requiring Eurodollar Loans of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Lender as to the type of Eurodollar Loans affected shall, at the option of the Borrower, be made instead as Base Rate Loans.

        (f) Notification of Lenders. Upon receipt of a (i) request for Advance or a telephone or telecopy request for Advance or (ii) notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Agent shall promptly notify each Revolving Credit Lender by telephone or telecopy of the contents thereof and the amount of each Revolving Credit Lender's portion of any such Advance. Each Revolving Credit Lender shall, not later than 2:00 p.m. (Boston time) on the date specified for such Advance in such notice, make available to the Agent at the Agent's office, or at such account as the Agent shall designate, the amount of such Revolving Credit Lender's portion of the Advance in immediately available funds.

        (g) Disbursement. Prior to 3:00 p.m. (Boston time) on the date of an Advance hereunder, the Agent shall, subject to the satisfaction of the conditions set forth in Section 3.5(f), disburse the amounts made available to the Agent by the Revolving Credit Lenders in like funds by transferring the amounts so made available by deposit into the Borrower's account maintained with Fleet or by wire transfer pursuant to the Borrower's instructions. Unless the Agent shall have received notice from a Revolving Credit Lender prior to 11:00 a.m. (Boston time) on the date of any Advance that such Revolving Credit Lender will not make available to the Agent such Revolving Credit Lender's ratable portion of such Advance, the Agent may assume that such Revolving Credit Lender has made or will make such portion available to the Agent on the date of such Advance and the Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Revolving Credit Lender shall not have so made such ratable portion available to the Agent, such Revolving Credit Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (x) for the first two (2) Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate. If such Revolving Credit Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Revolving Credit Lender's portion of the applicable Advance for purposes of this Agreement, and if both such Revolving Credit Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly relend to the Borrower such corresponding amount. If such Revolving Credit Lender does not repay such corresponding amount immediately upon the Agent's demand therefor, the Agent shall notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The failure of any Revolving Credit Lender to fund its portion of any Advance shall not relieve any other Revolving Credit Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Revolving Credit Lender shall be responsible for any such failure of any other Revolving Credit Lender. In the event that a Revolving Credit Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Revolving Credit Lender has funded its portion of such Advance, or all other Revolving Credit Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, the percentage of any Revolving Credit Lender's portion of the requested Advance shall be grossed up on a pro rata basis to reflect the suspension of the non-funding Revolving Credit Lender and such non-funding Revolving Credit Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) shall not be entitled to receive any payments of principal, interest or fees from the Agent (or the other Lenders) in respect of its Loans, which amounts may be applied by the Agent for the benefit of the Agent and the other Lenders in accordance with the provisions of Section 12.5 and thereafter in a manner determined by the Agent in its sole discretion. In no event, however, shall any Lender be required to fund any amounts in excess of its Commitment Percentage.

        Section 3.6 Interest. Except as otherwise provided in Section 5.8, interest on the principal amount of all Revolving Credit Advances outstanding from time to time shall bear interest, and shall be payable as follows:

                (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three



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
        Promptly after calculating the amount of interest then due and owing, the Agent shall provide a written statement to the Borrower, with a copy to the Lenders, showing the basis for such calculation. The Agent, the Lenders and the Borrower acknowledge that as of the Effective Date the Standard & Poor's rating of the Loans is BB- and, accordingly, the applicable margins, subject to the foregoing, are as follows: Base Rate Margin: .25% and Eurodollar Margin: 2.75%. No pricing modification pursuant to this subsection shall be applicable to any existing Eurodollar Advance prior to its expiration. The pricing modifications set forth in this subsection shall not be applicable at the time that the Default Rate is applicable.

        Section 3.7 Funds for Revolving Credit Loans.

        Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Advances, each of the Revolving Credit Lenders will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Revolving Credit Lender's Commitment Percentage of the amount of the requested Revolving Credit Advances. Upon receipt from each Revolving Credit Lender of such amount, and upon receipt of the documents required by Section 9 and Section 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Advances made available to the Agent by the Revolving Credit Lenders. The failure or refusal of any Revolving Credit Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Advances shall not relieve any other Revolving Credit Lender from its several obligation hereunder to make available to the Agent the amount of such other Revolving Credit Lender's Commitment Percentage of any requested Revolving Credit Advances.

        Section 3.8 Letters of Credit.

                (a) Issuance of Letters of Credit. Subject to the terms and conditions set forth in this Agreement and the applicable Reimbursement Agreement, upon the written request of the Borrower to the Agent and the execution and delivery of a Reimbursement Agreement by the Borrower to the Agent, the Agent, on behalf of the Revolving Credit Lenders, agrees to issue with pro rata participation by the Revolving Credit Lenders on any Business Day, but prior to the Maturity Date, one (1) or more irrevocable stand-by Letters of Credit in such form as may be agreed upon by the Borrower and the Agent; provided, however, that (i) the aggregate Maximum Drawing Amount of all Letters of Credit shall not exceed $30,000,000.00 at any one time outstanding and (ii) the sum of (x) the Maximum Drawing Amount and (y) Outstanding Revolving Credit Advances shall not at any time exceed the Maximum Revolver Amount. Each written request for the issuance of a Letter of Credit hereunder shall be received by the Agent at least three (3) Business Days prior to the proposed date of issuance. The expiration dates, amounts and beneficiaries of the Letters of Credit will be as agreed by the Borrower and the Agent. No Letter of Credit shall have an expiration date later than the earlier of (i) the date one (1) year after the date of issuance of such Letter of Credit or (ii) seven (7) Business Days prior to the Maturity Date. Each Letter of Credit shall be issued pursuant to a Reimbursement Agreement to be entered into between the Borrower and the Agent (for the accounts of the Revolving Credit Lenders); provided, however, that to the extent that the terms and conditions of any Reimbursement Agreement are in conflict with or are inconsistent with the terms and conditions of this Agreement, the obligations of the Revolving Credit Lenders and the Borrower with respect to the Letters of Credit shall be governed by the terms and conditions of this Agreement.

                (b) Non-Renewal; Cash Collateral. The Agent may, at its option, elect not to renew any Letter of Credit by giving written notice of non-renewal to the Borrower at least thirty (30) days prior to the expiration date of such Letter of Credit. The Agent may, in its discretion at any time and from time to time while there exists any Default or Event of Default, make a Revolving Credit Advance in an amount equal to all or any portion of the Maximum Drawing Amount of any outstanding Letters of Credit hereunder, and hold the proceeds thereof in an interest bearing account as collateral security for such Obligations (and such account shall be subject to the Agent's right to setoff against such amounts under Section 13), provided that the Agent shall promptly notify the Borrower of such Advance and application of the proceeds thereof and further provided that all interest earned on proceeds so held shall be applied as and when available to reduce any Obligations outstanding hereunder or, if there are no Obligations outstanding, shall be paid over to the Borrower.

                (c) Effects of Drawings. Upon each drawing under a Letter of Credit and each termination of a Letter of Credit pursuant to its terms, the un-reimbursed amount of the drawing shall automatically be converted into a Revolving Credit Advance made on the date of such drawing or such termination. The liability of the Borrower under this Agreement to repay the Revolving Credit Lenders in respect of drawings under Letters of Credit shall be Obligations secured pursuant to the Security Documents and such liability shall rank pari passu with the obligations of the Borrower to repay all other Revolving Credit Advances hereunder.

                (d) Limited Advance. The Borrower shall only be entitled to a Limited Advance in the event that the Borrower or other members of the Consolidated Group are not in compliance with the provisions of Section 10.6 at any time.

        Section 4 SENIOR AMORTIZING TERM LOAN.

        Section 4.1 Commitment to Lend and Borrower's Promise to Pay. Subject to the terms and conditions set forth in this Agreement, the Term Loan Lenders have made Loans to the Borrower with an aggregate principal amount outstanding of Two Hundred Fifty Million and no/100 Dollars ($250,000,000.00) (the "Senior Amortizing Term Loan"). The Senior Amortizing Term Loan shall mature and become due and payable on the Maturity Date. Borrower agrees to pay all Obligations on or before the Maturity Date.

        Section 4.2 The Senior Amortizing Term Note(s). The Senior Amortizing Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit C (each, a "Senior Amortizing Term Note"), dated as of the Closing Date and completed with appropriate insertions. One (1) Senior Amortizing Term Note shall be payable to the order of the each Term Loan Lender in a principal amount equal to such Term Loan Lender's Senior Amortizing Term Loan Commitment plus interest accrued thereon, as set forth below. In the event a Senior Amortizing Term Note is lost, destroyed or mutilated at any time prior to payment

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

in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of such Senior Amortizing Term Note. The replacement Senior Amortizing Term Note shall recite the circumstances of the reissue of the Senior Amortizing Term Note and shall state that it is a replacement promissory note. The Senior Amortizing Term Notes shall not be necessary to establish the indebtedness of the Borrower to the Term Loan Lenders on account of the Senior Amortizing Term Loan made under this Agreement.

        Section 4.3 Loan Account; Certain Prepayments. The Agent will open and maintain a loan account (the "Senior Amortizing Term Loan Account") on its books in the name of the Borrower. The outstanding principal amount of the Senior Amortizing Term Loan and all fees and other amounts due and payable hereunder will be debited to and each payment or prepayment on account thereof will be credited to, and shall be recorded in, the Senior Amortizing Term Loan Account. Any failure of the Agent to record a transaction in a timely fashion shall not affect or impair the validity of any Obligation. The Agent shall render to the Borrower a monthly statement of the Senior Amortizing Term Loan Account and, unless written exception thereto is taken by the Borrower within forty-five (45) days of receipt, such statement shall be conclusive and binding upon the Borrower except for manifest error; provided, however, that the failure of the Agent to render any such statement in a timely fashion shall not impair the validity or binding nature of the Senior Amortizing Term Loan Account.

        The Borrower shall have the right, at any time, to prepay the principal balance of the Senior Amortizing Term Loan in whole (provided each such partial payment is in a minimum amount of $1,000,000.00 and integral multiples of $100,000.00), but only upon paying, together with such prepayment, any amounts due and owing pursuant to the provisions of Section 5.8. The Borrower shall provide three (3) Business Days advance written, telegraphic or telephonic notice to the Agent prior to making any prepayment. No amounts paid by the Borrower on the Senior Amortizing Term Loan, whether required interest installments, principal installments or prepayments, may be reborrowed.

        Section 4.4 Interest.

        Subject to Section 5.8, the Senior Amortizing Term Loan shall bear interest at the following rates:

                (a) To the extent that all or any portion of the Senior Amortizing Term Loan bears interest with reference to the Base Rate, the Senior Amortizing Term Loan or such portion shall bear interest at the rate of one-half percent (.5%) per annum above the Base Rate.

                (b) To the extent that all or any portion of the Senior Amortizing Term Loan bears interest during any Eurodollar Loan Period with reference to the Eurodollar Rate, the Senior Amortizing Term Loan or such portion shall bear interest during the applicable Eurodollar Loan Period at the rate of three percent (3%) per annum above the Eurodollar Basis determined for such Eurodollar Loan Period.

                (c)     The interest rate established in accordance with (a) and
(b) above, is subject to modifications as provided in Section 3.6(c). Furthermore, the Agent, the Lenders and the

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

Borrower acknowledge that as of the Effective Date the Standard & Poor's rating of the Loans is BB- and, accordingly, the applicable margins, subject to the foregoing, are as follows: Base Rate Margin: .25% and Eurodollar Margin: 2.75%.

                (d) Interest on the Senior Amortizing Term Loan shall be payable monthly in arrears on the first Business Day of each month for the immediately preceding month, commencing on the first such date subsequent to the Effective Date, with a final payment on the Maturity Date. The Borrower hereby promises to pay interest on the Senior Amortizing Term Loan in the amount and at the times set forth herein.

        Section 4.5 Eurodollar Rate Determinations with respect to the Senior Amortizing Term Loan.

                (a)     Eurodollar Portions of Senior Amortizing Term Loans.

                        (i) Initial and Subsequent Eurodollar Portions of Senior Amortizing Term Loans. The Borrower shall give the Agent in the case of Eurodollar portions of Senior Amortizing Term Loans at least three (3) Business Days irrevocable prior notice by telephone or telecopy and shall immediately confirm any such telephone notice with a written request for conversion to a Eurodollar Loan; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a request for a Eurodollar Loan shall not invalidate any notice so given. The Agent, whose determination shall be conclusive, shall determine the Eurodollar Basis as of the second (2nd) Business Day prior to the date of the requested Eurodollar Loan conversion and shall promptly notify the Borrower of the same, and the Borrower shall promptly confirm in writing receipt of such notification. The Eurodollar Loan Period for each portion of the Senior Amortizing Term Loan to be converted to a Eurodollar Loan shall in all events be either one (1), two (2) or three (3) months. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Term Loan Lender by telephone or telecopy of the contents thereof.

                        (ii) Procedures After Expiration of Conversion to Eurodollar Loan Portion of Senior Amortizing Term Loan. At least three (3) Business Days prior to each Conversion Date, the Borrower shall give the Agent written notice specifying whether all or a portion of any Eurodollar Loan outstanding on the Conversion Date (a) is to be rolled over in whole or in part as a new Eurodollar Loan, in which case such notice shall also specify the Eurodollar Loan Period which the Borrower shall have selected for such new Eurodollar Loan, or (b) is to be converted in whole or in part as a Base Rate Loan. Upon such Conversion Date, such Eurodollar Loan will, subject to the provisions hereof, be so rolled over or converted.

                        (iii) Limitations as to Eurodollar Loans. Each Eurodollar Loan with respect to the Senior Amortizing Term Loan shall be in a principal amount of no less than $1,000,000.00 and in integral multiples of $100,000.00, and at no time shall the aggregate number of all such Eurodollar Loans then outstanding exceed three (3). Requests for Eurodollar Loans may be made daily, provided the Borrower satisfies all notice requirements as provided for herein.

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

                (b) The provisions of Section 3.5(e) as to Advances under the Revolving Credit Loan shall also apply to the Eurodollar portions of the Senior Amortizing Term Loan.

                (c) The provisions of this Section 4.5(c) shall not operate as a reborrowing or repayment of the Senior Amortizing Term Loan subject to reborrowing but shall in all instances constitute an option of the Borrower to convert a portion of the Indebtedness included in the Senior Amortizing Term Loan to a Eurodollar Loan. In this instance, the applicable Eurodollar Loan shall be a portion of the Senior Amortizing Term Loan and shall not constitute a readvance of all or any portion of the Senior Amortizing Term Loan. The Borrower and Agent acknowledge and recognize that all proceeds of the Senior Amortizing Term Loan have been advanced on even date and are not subject to readvancement.

        Section 4.6 Principal. The Borrower shall make mandatory principal installment payments to the Agent on account of the Senior Amortizing Term Loan in the minimum aggregate amount of $5,000,000.00 on each January 31 and July 31 during the term of the Senior Amortizing Term Loan, commencing January 31, 2002 (the "Minimum Senior Amortizing Term Loan Paydowns"). The outstanding principal balance of the Senior Amortizing Term Loan shall be payable in periodic installments in accordance with the provisions of Section 7.2. All amounts applied by the Agent to the outstanding principal balance of the Senior Amortizing Term Loan under Section 7.3 shall be credited against the Minimum Senior Amortizing Term Loan Paydowns in chronological order. The Borrower shall pay the unpaid balance of each annual Minimum Senior Amortizing Term Loan Paydown in a single payment on January 31, 2002 and on every July 31 and January 31 thereafter during the term of the Senior Amortizing Term Loan. In the event the Borrower has not made the Minimum Senior Amortizing Term Loan Paydowns when due, the Agent may (but shall not be required to) make a Revolving Credit Advance in an amount equal to the amount of the Minimum Senior Amortizing Term Loan Paydown then due.

        In the event that the Borrowing Base is insufficient to support the existing amount of the outstanding principal balance of the Loans, the Borrower shall also make a mandatory principal payment in the amount required to cause the Borrowing Base to be sufficient to justify the amount of outstanding principal balance of the Loans.

        Section 5     FEES.

        Section 5.1 Origination Fee. The Borrower has paid to Fleet and Lead Arranger the fees in accordance with the Fee and Expense Agreement (collectively, "Origination Fee").

        Section 5.2 Commitment Fee. Borrower shall pay to the Agent, a commitment fee ("Commitment Fee") payable quarterly in arrears on the first day of the succeeding Fiscal Quarter and on the Maturity Date. The Commitment Fee shall be distributed, pro rata, to the Lenders in accordance with their respective Revolving Credit Commitment Percentage. The amount of the Commitment Fee shall be calculated as follows: for any Fiscal Quarter, the product of the Applicable Commitment Fee Percentage times the Average Daily Non-Usage Amount. The Applicable Commitment Fee Percentage shall be identified as follows:

                (a)     One-half percent (.5%), if the Average Daily Non-Usage
Amount

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

is greater than sixty percent (60%) of the Scheduled Revolving Credit Commitment Amount; or

                (b)     Three-tenths percent (.3%), if otherwise.

        Section 5.3 Agent's Fee. The Borrower shall pay to Fleet annually, in advance, for the Agent's own account, an Agent's Fee in accordance with the Fee and Expense Agreement ("Agent's Fee").

        Section 5.4 Letter of Credit Fee. The Borrower shall pay to the Agent a fee (collectively, "Letter of Credit Fee") for each Letter of Credit issued pursuant to this Agreement to be calculated at the rate of one and three-fourths percent (1.75%) per annum on the Maximum Drawing Amount, plus the Agent's customary issuance fee, payable in accordance with the Agent's standard fee schedule. The Letter of Credit Fee shall be payable quarterly in arrears on the first day of the succeeding calendar quarter succeeding the date of issuance and upon the date of renewal for the renewal term of any Letter of Credit. Upon receipt of such Letter of Credit Fee (but not issuance fee), the Agent shall remit to each Revolving Credit Lender that has a Revolving Credit Commitment its pro rata portion of the Letter of Credit Fee based on its percentage of the Revolving Credit Commitment less one-eighth (.125%) percent.

        Section 5.5 Additional Amounts Payable on Account of Credit Facilities. The Agent or any Lender shall promptly notify the Borrower if any Lender or the Agent shall have determined that any applicable law enacted by the United States, any federal agency, any state, or political subdivision thereof, including any rule, regulation, guideline, directive or request regarding capital requirements for banks or bank holding companies or subsidiaries of bank holding companies, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency in the United States charged with the interpretation or administration thereof, or compliance by the Lender or the Agent with any of the foregoing, (collectively, "Applicable Laws") imposes or increases a requirement by any Lender or the Agent to allocate capital resources to the commitment of such Lender to make or issue, or to the maintenance by such Lender or the Agent of, Loans hereunder, and such Lender or Agent has determined in good faith that would have the effect of reducing the return on the capital of such Lender or the Agent to a level below that which such Lender or the Agent could have achieved (taking into consideration the then existing policies of such Lender or the Agent with respect to capital adequacy and assuming full utilization of the capital of such Lender or the Agent) but for such applicability, change, interpretation, administration or compliance, by any amount deemed in good faith by such Lender or the Agent to be material, and which is not reflected in an increase in the Base Rate or Eurodollar Basis, as the case may be. The Borrower and such Lender or as the case may be, shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such modification. If the Borrower and such Lender are unable to agree to such adjustment within ninety (90) days of the day on which the Borrower shall receive such written notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), then the fees payable hereunder shall increase by an amount which will, in the reasonable determination of such Lender, compensate such Lender for such modification. In determining the amount of income, the Lender may use any reasonable and equitable methods of averaging, allocating or attributing


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


such modification among its customers.

        The affected Lender shall deliver to the Borrower a certificate demonstrating the calculation of the amount of such increased fees. The Borrower shall be required to pay the increased amount within fifteen (15) days after its receipt of such certificate.

        Section 5.6 Additional Costs and Expenses; Reserve Requirements. If any Applicable Laws shall:

                (a) subject any Lender or the Agent to any tax (other than income tax), levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to the Loans or deposits obtained to fund Loans; or

                (b) materially change the basis of taxation of payments to any Lender of the principal of or the interest on the Loans or any other amounts payable to any Lender hereunder (other than changes relating to taxes based on the net income of such Lender or the Agent); or

                (c) impose or render applicable any special deposit or reserve or similar requirement (whether or not having the force of law) against the Loans or loans of the type contemplated hereby made by the Lenders; or

                (d) impose on any Lender any other conditions or requirements with respect to the Loans or any class of loans of which the Loans form a part, and the result of any of the foregoing is to increase the cost to any Lender of making the Loans or Revolving Credit Advances, or to reduce the amount of principal, interest, or other amount payable to such Lender or the Agent hereunder, or to require such Lender to make any payment or to forego any interest or other sum payable hereunder, and which is not reflected in an increase in the Base Rate or Eurodollar Basis, as the case may be, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrower hereunder, then, such Lender will notify the Borrower within ninety
(90) days of the date of the actual knowledge of the Lender of the occurrence of such event, and the Borrower and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender for such reduction or payment. If the Lender and the Borrower are unable to agree to such adjustment within ninety
(90) days of the date of such notice, the Borrower will, upon written demand made by such Lender at any time and from time to time thereafter, pay to such Lender such additional amounts as will be sufficient in the good faith opinion of such Lender to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum. In determining the amount of such compensation, such Lender or the Agent may use any reasonable and equitable methods of averaging, allocating or attributing such amounts to its customers.

        The affected Lender shall deliver to the Borrower a certificate demonstrating the calculation of the amount of such increased payment. The Borrower shall pay such amount within fifteen (15) days after its receipt of this certificate.

        Section 5.7 Indemnification. If, due to prepayments made by Borrower or due to acceleration of the maturity date of any Eurodollar Loans pursuant to the terms of this Agreement, or due to any other reason, including without limitation the events specified above, but subject to the provisions of Section
3.5 (e) (ii), the Agent receives payments of principal other than on a required principal payments due date under this Agreement, the Borrower shall, upon demand by the Agent, pay to the Agent any amounts required to compensate any Lender for any losses, costs or expenses which such Lender may reasonably incur as a result of such prepayment, including without limitation, any loss, costs or expenses incurred by reason of liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain its portion of the Eurodollar Loans. Such compensation and the compensation provided for elsewhere in this Agreement shall include, without limitation, an amount calculated as follows:

                (a) First, the Agent shall determine the amount by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid, during the period beginning on the date of such payment and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue during the Reemployment Period, on a deposit in the interbank Eurodollar borrowing market in an amount equal (as nearly as may be) to the amount of principal so paid and to have a maturity comparable to the Reemployment Period. Each such amount is hereafter referred to as an "Installment Amount."

                (b) Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrower had such principal installment not been prepaid.

                (c) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the interbank Eurodollar deposit designated as aforesaid by the Agent.

                (d) Fourth, no portion of the principal installments required pursuant to Section 4.6 and Section 7.2 shall be considered prepayments of the principal of the Eurodollar Loans. The application by the Agent to the Eurodollar Loans principal of any proceeds of insurance or awards from condemnation or other taking by eminent domain shall be not considered a prepayment of the principal of the Eurodollar Loans pursuant to this Section 5.7.

        Section 5.8 Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder arising from the occurrence of an Event of Default shall bear interest at a rate per annum equal to five percent (5%) plus the Base Rate, compounded daily and payable on demand, to accrue from the due date thereof until the Obligation of the Borrower with respect to the payment thereof shall be discharged, whether before or after judgment ("Default Rate").

        Section 6 PAYMENTS; COMPUTATIONS; AND INTEREST LIMITATION.

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

        Section 6.1 Payments. All payments of principal and interest on the Loans, Fees, and any other amounts due hereunder shall be made by the Borrower to the Agent, for the respective accounts of the Lenders and the Agent, in immediately available funds at 1 Federal Street (MABE10307C), Boston, Massachusetts 02110 ("Payment Office") (MABE10307C). As provided in Section 3.5(a), whenever any such Obligation is due and payable, the Agent may (but shall not be required to) make a Revolving Credit Advance in the amount of such Obligation and apply the proceeds of the Revolving Credit Advance to the payment of the Obligation, provided that the Agent shall promptly notify the Borrower of any such Revolving Credit Advance and the application of the proceeds thereof. Upon receipt by the Agent of any such payment of principal, interest or fees (other than fees or expenses to be retained by Agent pursuant to the terms thereof), the Agent shall, subject to the applicable settlement provisions of
Section 18.5, remit to each other Lender its applicable pro rata share of such payment.

        Section 6.2 Computations. All computations of (a) interest on the Loans,
(b) the Fees, and (c) any other amount due hereunder shall be based on a three hundred sixty (360) day year and paid for the actual number of days elapsed. Whenever a payment hereunder becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

        Section 6.3 Interest Limitation. Notwithstanding any other term of this Agreement or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder by the Agent shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

        Section 7 SECURITY, GUARANTIES AND DEPOSITORY ACCOUNT.

        Section 7.1 Security. The Obligations shall be secured by a blanket perfected first in priority security interest (subject only to Permitted Liens) in favor of the Agent for the benefit of each of the Lenders on all of the assets of the Property Owners and the Pledgor Subsidiaries. The Borrower hereby warrants that it is compliance with the provisions of the foregoing sentence of this Section 7.1 except for the assets described in Schedule 7.1 which are encumbered by liens in favor of Persons other than the Agent. The provisions of this Section 7.1 shall be subject to the provisions of Section 11.10 (o) and
(p). Without limitation, the assets to be pledged shall include the Mortgaged Properties, all Receivables and other rights of the Property Owners and the Pledgor Subsidiaries to receive payments and proceeds with respect to any part of the Mortgaged Properties or assets pledged by the Pledgor Subsidiaries, all cash of the Consolidated Group, including that received from the operation of their businesses and properties (but subject to the rights of a creditor pursuant to a Permitted Lien under Section 11.9), all rights of the Property Owners under any mortgage, deed of trust or other security documents executed in connection with the sale of any assets subject to the Mortgage or other Security Documents, all trademarks and other intangible rights

(including, without limitation, the rights of each member of the Consolidated Group to all the names or trade names owned or used by such member of the Consolidated Group but subject to rights of a creditor pursuant to a Permitted Lien under Section 11.9) pursuant to the terms of the Security Documents. The Security Documents are described on Schedule 7. BCG has executed this Agreement, among other reasons, to evidence its agreement to the pledges and granting of security interests represented by the BCG Security Agreements and to enter into and deliver the BCG Guaranty and the BCG Security Agreements at Closing, to acknowledge and agree to the remaining terms and conditions of this Agreement and to ratify and agree to the representations and warranties contained herein. CFC has executed this Agreement, among other reasons, to evidence its agreement to the pledges and granting of security interests represented by the Mortgage and to enter into and deliver the CFC Guaranty and the Mortgage on the Modification Date, to acknowledge and agree to the remaining terms and conditions of this Agreement and to ratify and agree to the representations and warranties contained herein.

        All amounts owing with respect to the Obligations shall be secured pro rata by the Collateral without distinction as to whether some Obligations are then due and payable and other Obligations are not then due and payable, provided that all costs and expenses as provided in Section 15 shall first be paid before any proceeds are applied to any other Obligations.

        Section 7.2 Guaranty. Each Subsidiary of the Borrower or any Subsidiary of any of the Subsidiaries of the Borrower shall execute and deliver to the Agent a Guaranty of Payment and Performance in form and substance acceptable to the Agent. Each of such entities in existence as of the date hereof shall execute and deliver such guaranty to the Agent on or before the date hereof. Thereafter, as a condition to the formation of any Subsidiary, the Borrower shall cause the Subsidiary upon formation to execute and deliver a guaranty required by this Section 7.2 to the Agent.


        Section 7.3 Depository Account and Working Capital Account.

                (a) Borrower shall establish at one (1) or more banking institutions selected by Borrower and approved by the Agent (each called a "Depository") special deposit accounts in the name of Borrower and for the benefit of the Agent from which withdrawals may be made only to the Working Capital Account (each called a "Depository Account"). Unless otherwise directed by the Agent, at the close of each Business Day, the Consolidated Group shall promptly deposit all cash, checks and other payments or proceeds received by it from the operation of its business or the Properties and all payments made under any Housing Purchase Agreement, other than deposits required to be held in third party escrows, Receivable or other agreement or instrument assigned to the Agent as Collateral directly into the Depository Account. The Agent may, following written notice to the Borrower, revoke the designation of any Depository Account or designate substitute or additional Depository Accounts. The foregoing requirement shall not be applicable to a member of the Consolidated Group at any time that it is a party to a Permitted Lien which requires payment of its cash in a manner contrary to the provisions of this Section 7.3.

                (b) Until the Agent, by written notice to the Borrower given at any time, requests that the obligors under the Collateral Documents be notified of the Agent's security interest, the Borrower shall cause all payments due thereunder to be made to a Depository Account or to specified post office boxes or other locations approved by the Agent. The Consolidated Group shall hold all proceeds of collection received by it at any time as trustee for the Lenders without commingling the same with other funds of any member of the Consolidated Group and shall turn such funds over to the Agent, or deposit such funds in a Depository Account, immediately upon receipt in the identical form received. Upon the occurrence of a Default, the Agent may, at any time and at its option, exercisable by notice to the Borrower, direct all or any member of the Consolidated Group to cease collection of payments made to such designated locations, and allow the Agent sole access to such locations for the purpose of accepting and collecting such payments and applying the collected proceeds to reduce the Obligations. The Consolidated Group shall, following the occurrence of a Default or Event of Default hereunder, if requested to do so by the Agent, notify the obligors under the Collateral Documents of the security interest of the Agent therein and that payments due thereunder are to be made directly to the Agent. At any time after making such a request of the Borrower, the Agent may itself, without further notice to or demand upon the Borrower, so notify the obligors under the Collateral Documents. The collection of payments directly by the Agent in any manner permitted hereunder shall in no respect affect the duties of the Consolidated Group (i) to continue to render all reasonable assistance to the Agent in the collection of amounts due under the Collateral Documents and (ii) to fulfill its obligations as trustee for the Lenders described above with respect to proceeds of collection of amounts under any Collateral Documents and other payments received by the Consolidated Group.

                (c) In the event that (i) no Default or Event of Default exists; (ii) Unfunded Revolving Credit Availability is equal to $200,000,000.00; and (iii) a Property Owner has received net sales proceeds from the sale of any Collateral pursuant to the terms hereof, then upon all of such conditions occurring, the Borrower shall be entitled to deposit an unlimited amount of such net proceeds in the Working Capital Account rather than applying such proceeds as a prepayment to the Senior Amortizing Term Loan. Upon deposit, the funds shall be applied in accordance with and governed by the other provisions of this Agreement applicable to proceeds in the Working Capital Account.

                (d) The proceeds of the Depository Accounts shall be paid to the Working Capital Account either: (i) at the direction of the Agent upon the occurrence of a Default or Event of Default or (ii) or, otherwise, at such times and procedures as the Agent may from time to time direct. The Agent shall credit the proceeds of collection and other monies received by it hereunder as follows:

                        (i) If no Default or Event of Default then exists, or unless directed by the Borrower to apply such proceeds to reduce the Revolving Credit Loan or Senior Amortizing Term Loan, the proceeds shall be transferred to a checking account maintained by the Borrower in its name with the Agent at the Agent's Head Office (herein called the "Working Capital Account"), subject to the limitation that the balance available to the Borrower in the Working Capital Account shall at no time exceed $10,000,000.00. Any excess amounts paid to or held by the Agent either in the Working Capital Account or otherwise shall be applied against the Loans in accordance with the provisions hereof. The amounts on deposit at any time in the

Working Capital Account shall serve as collateral security for the Obligations and shall be subject to the Lenders' right of setoff under Section 13, and shall not be subject to the one (1) day notice required in the next sentence. Prior to the occurrence of an Event of Default or the termination of those rights at the Agent's unilateral recission of such rights, upon one (1) day notice to Borrower by Agent, the Borrower shall be entitled to draw upon funds in the Working Capital Account for any purpose for which it would be entitled to use proceeds of the Loans. All funds held in the Working Capital Account shall be invested by the Agent at the direction of the Borrower in obligations issued or guaranteed by the United States of America or in repurchase agreements for such securities or as otherwise agreed by the Agent, and the Borrower from time to time and all income and expense thereof shall be paid to or by Borrower as received or incurred by deposit or charge thereof to the Working Capital Account.

                        (ii) To the extent such proceeds are not deposited in the Working Capital Account pursuant to (i) above, such proceeds shall be credited to reduce the Revolving Credit Loan and the Senior Amortizing Term Loan in such order as Borrower may direct. Such credits shall be entered on the first Business Day after receipt thereof by the Agent at the Agent's Head Office in immediately available funds.

                        (iii) To the extent such proceeds are not credited to reduce the Revolving Credit Loan or the Senior Amortizing Term Loan or deposited in the Working Capital Account pursuant to (i) or (ii) above, such proceeds shall be credited to other Obligations then outstanding as of the first Business Day after receipt by the Agent at the Agent's Head Office in immediately available funds. If no Default or Event of Default is ongoing and uncured, Borrower may, subject to the limitations herein, direct the application of such proceeds to specific Obligations.

                        (iv) If after applying the available proceeds in the manner described in (i), (ii) and (iii) above, there are no Obligations outstanding, and there exists no Default or Event of Default, such proceeds shall be deposited to the Working Capital Account (whether or not such deposit shall increase the available balance therein to an amount greater than $10,000,000.00) and shall be invested and available for use by the Borrower as provided in (i) above.

                        (v) For so long as there is an ongoing and uncured Default or Event of Default, all such proceeds shall be credited to reduce the Loans proportionately, such credits to be entered as of the first Business Day after receipt thereof by the Agent at the Agent's Head Office in immediately available funds. Prior to the pendency of a Default, all such proceeds shall be applied against the Revolving Credit Loan and thereafter, at the Borrower's election, in accordance with the provisions of Section 7.2 (c). Any funds not applied in accordance with the previous sentence shall be applied to the Senior Amortizing Term Loan. The provisions of this Section 7.3 are subject to the provisions of Section 12.5.

        Section 8 REPRESENTATIONS AND WARRANTIES.

        Each of the members of the Consolidated Group hereby represents and warrants to the Lenders and the Agent as follows:

        Section 8.1 Existence, etc.

                (a) Borrower, Watermark and BCG are corporations existing under the laws of the State of Delaware and have been duly organized and are in good standing under the laws of the State of Delaware and are qualified to do business and are in good standing under the laws of the State of Florida. Each of the Pledgor Subsidiaries and the Property Owners is an entity validly existing and in good standing under the laws of the state of its organization, and, if organized outside of the State of Florida, each such entity is qualified to do business in the State of Florida. Each of the Consolidated Group has taken all actions which, by reason of its ownership of property or carrying on of business, are required to be taken by it under the laws of any jurisdiction wherein it owns property or carries on business.

                (b) Each of the Consolidated Group and Watermark has all requisite power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents. The Borrower has all requisite power and authority and full legal right to make all of the borrowing and obtain the extensions of credit contemplated by this Agreement.

                (c) All of the members of the Consolidated Group are listed on Schedule 1.10. The ownership of Watermark and the Consolidated Group is as set forth on Schedule 1.12. All of the Subsidiaries of Property Owners are listed on Schedule 1.2. None of the members of the Consolidated Group or Watermark has any material assets which add materially to the financial condition of the Consolidated Group or owns any real property or partnership or joint venture interest other than the Pledgor Subsidiaries and the Property Owners.

                (d) No member of the Consolidated Group or Watermark owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any corporations nor any legal and/or beneficial interests in any partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise, except for the partnership interests listed on Schedule 8.27 and the Subsidiaries set forth on Schedule 1.10.

        Section 8.2 Capitalization. The sole owner of the Borrower is Watermark as of even date. BCG is solely owned by Borrower.

        Section 8.3 Authority, etc. The execution and delivery by Watermark and each of the members of the Consolidated Group of each of the Loan Documents to which it is a party, the performance by Watermark, and each member of the Consolidated Group of their respective agreements and obligations under each of such documents, and the making by the Borrower of all of the borrowing contemplated by this Agreement, are within their respective authority, have been duly authorized by all necessary corporate and partnership action and do not and will not, (i) contravene any member of the Consolidated Group's or Watermark's certificate of incorporation or partnership agreement or other charter documents, bylaws or any stock provisions, or any amendment thereof, or (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its properties under any agreement, trust deed, indenture, mortgage or other instrument to which any member of the Consolidated Group or Watermark is a party or by which its properties are bound or affected except as disclosed to Agent on the day of Closing, or (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any Governmental Authority in a material manner or (iv) require any waiver, consent or approval by any of the creditors or partners or stockholders of any member of the Consolidated Group or Watermark or (v) require any approval, consent, order, authorization or license by, or giving prior notice to, or taking any other action with respect to, any Governmental Authority under any provision of any law applicable to any member of the Consolidated Group or Watermark, where the failure to do so would have a material adverse effect on such entity.

        Section 8.4 Binding Effect of Documents, etc. (a) The members of the Consolidated Group and Watermark have duly executed and delivered each of the Loan Documents to which each is a party, and each of such documents is in full force and effect. The agreements and obligations of members of the Consolidated Group and Watermark in each of the Loan Documents to which each is a party constitute legal, valid and binding obligations of the members of the Consolidated Group or Watermark, as the case may be, enforceable against the members of the Consolidated Group or Watermark, as the case may be, in accordance with their respective terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and by general principles of equity regardless of whether enforcement of such obligations is sought in a proceeding in equity or at law.

                (b) Watermark has executed and delivered the Subordination Agreement and such document is in full force and effect. The agreements and obligations of Watermark contained in the Subordination Agreement constitute the legal, valid and binding obligation of Watermark enforceable in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and by general principles of equity regardless of whether enforcement of such obligations is sought in a proceeding in equity or at law.

        Section 8.5 No Events of Default, etc.

                (a) No Default or Event of Default has occurred and is continuing.

                (b) None of the members of the Consolidated Group is in default under any provision of its charter documents, bylaws, stock provisions or under any indenture or agreement by which it is bound, or in violation of any applicable law, order, regulation, ruling or requirement of any court or public body or authority by which any members of the Consolidated Group or properties are bound, which default or violation would have a material adverse effect on their business, assets, operations or financial condition.


        Section 8.6 Chief Executive Office. The chief executive office of the Property Owners and Pledgor Subsidiaries is and shall be located at the address set forth in the Preamble. Borrower shall provide notice to the Lender on or before sixty (60) days of the relocation of its office and shall execute and deliver to the Agent such financing statements as the Agent may deem necessary, including those necessary in order to continue the effectiveness of those financing statements.

        Section 8.7 Financial Statements; Solvency; Consideration.

                (a) There has been furnished to the Lenders audited financial statements of WCI as of December 31, 1999, audited by Pricewaterhouse. Such statements are true and correct in all material respects. Except as otherwise disclosed herein, there are no additional material contingent liabilities of members of the Consolidated Group which would have a material adverse effect on the Consolidated Group if adversely determined.

                (b) Each member of the Consolidated Group (after giving effect to the transactions contemplated hereby), and the Consolidated Group on a consolidated basis, is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate funds for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                (c) Each of the members of the Consolidated Group agrees that it has received good and adequate consideration for execution hereof and the foregoing documents in that, among other reasons, the Borrower will have sufficient funds to make available to each of the members of the Consolidated Group to support its operations.

        Section 8.8 Material Adverse Change. Other than sales of assets in the ordinary course of business of which the Agent is aware, since December 31, 1999, there has not been any materially adverse change in the financial condition, assets, or results of operations of the Consolidated Group or Watermark. Neither Watermark nor any member of the Consolidated Group is a party to any contract or agreement that could reasonably be expected to have a material adverse effect on the business of each of the Property Owners or of the Consolidated Group taken as a whole, and which is not shown on the balance sheets of the Borrower delivered to the Lenders pursuant to Section 8.7 or otherwise disclosed in writing to Agent.

        Section 8.9 Mortgage and Liens. None of the property, assets, income or revenues of any character of the Consolidated Group is subject to any mortgage, lien, pledge, charge, security interest, defect or other encumbrance of any kind, other than the Permitted Liens.

        Section 8.10 Indebtedness. No member of the Consolidated Group has any Indebtedness other than Indebtedness permitted by the provisions contained in
Section 11.10.

        Section 8.11 Litigation. Except as disclosed on Schedule 8.11 and except for claims, actions and proceedings fully covered by insurance, there is no pending or, to the best knowledge of Borrower and other Property Owners, threatened action, suit, or proceeding before any court, Governmental Authority, or board of arbitration against any member of the Consolidated Group, which if determined against it could materially and adversely affect the financial condition, assets or operations of any member of the Consolidated Group taken as a whole.

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

        Section 8.12 No Default. Neither Watermark nor any member of the Consolidated Group is in default in any respect under any material contract, agreement or instrument to which it is a party or by which it or any of its property is bound, the consequence of which default could materially and adversely affect the financial condition, assets, or operations of the Consolidated Group taken as a whole.

        Section 8.13 Taxes. Except as otherwise disclosed to Agent, all members of the Consolidated Group have filed all federal, state and local tax returns required to be filed by it and have paid, or have made reasonable provision for payment of, all taxes (if any) which have or are reasonably likely to become due and payable pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to it, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which it has set aside on its books adequate reserves.

        Section 8.14 Collateral.

                (a) All of the Obligations are secured by and entitled to the benefits of each of the Security Documents and the Subordination Agreement.

                (b) No financing statement which names any member of the Consolidated Group, other than Permitted Liens, has been filed in any jurisdiction in the United States or any State thereof pursuant to Article 9 of the Uniform Commercial Code of any State, and except for the Permitted Liens, no member of the Consolidated Group has signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction.

                (c) No mortgages, chattel mortgages, assignments, statements of assignment, security agreements or deeds of trust have been filed by any person or persons with respect to any part of the property or assets of any member of the Consolidated Group, except for the Permitted Liens.

                (d) All of the assets of the Property Owners and Pledgor Subsidiaries are subject to perfected first in priority security interests in favor of the Agent except for (i) certain of the assets which are subject to the Permitted Liens; (ii) those assets described in Schedule 7.1; and (iii) those assets included in Section 11.10 (o) or (p).

        Section 8.15 Compliance of Properties with Law. The location, construction, occupancy, development, operation and use of the Properties comply in all material respects with the terms of all of the following encumbrances constituting Permitted Liens: all applicable regional impact plans and reports, all applicable restrictive covenants and deed restrictions, zoning and subdivision ordinances and building codes, health and Environmental Laws, and other applicable laws, statutes, ordinances, rules, regulations, orders or determinations of any Governmental Authority. The Property Owners have obtained all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the use and operation of the Properties or any part thereof (the "Permits") as currently developed in accordance with all applicable laws. Without limiting the foregoing, Borrower and the other Property Owners hereby warrant and represent to the Agent and the Lenders as follows:

                (a) All of the Properties (except as provided on Schedule 8.15(a)) are affected by permits for Developments of Regional Impact more particularly described on Schedule 8.15(a) (collectively, "DRIs"). Each of the Property Owners and all properties affected by the DRIs are in compliance in all material respects with the terms, conditions, and obligations of the DRIs. Neither the Property Owners nor any of the Pledgor Subsidiaries have received or has any knowledge of the existence of any notice of noncompliance or the imposition of additional obligations with respect to the DRIs. The DRIs are Vested.

                (b) All of the Properties are zoned PUD, RPD or CPD pursuant to PUD zoning approvals or conventional zoning from the applicable Governmental Authority, except as identified on Schedule 8.15(b). No action is pending to change or modify any zoning applicable to any of the Properties, except as set forth on Schedule 8.15(c), and the zoning rights are Vested. The actions to change or modify the zoning set forth on Schedule 8.15(c) will not adversely affect the value of the Collateral.

                (c) All Permits are Vested and either run with and benefit the land or are freely assignable to the Agent and the Lenders, except as set forth on Schedule 8.15(d), and the Property Owners have taken all required actions necessary to perfect a first in priority security interest in the Permits so that upon the succession to ownership of the Property by the Agent, the Agent or its designee shall have full ownership and the right to use the Permits without payment of additional fees, charges, or impositions other than currently required to be paid by the Property Owners.

        Section 8.16 ERISA Compliance; Severance Obligations.

                (a) Each pension plan (as defined in Section 3(2) of ERISA) established or assumed or maintained, or to which contributions are made by the Consolidated Group or any member thereof or any Person which is a member of the same controlled group, or under common control (within the meaning of Section 414(b) or (c) of the Code or Section 4001(b)(l) of ERISA), with any of the foregoing is referred to herein as a "Pension Plan." No Pension Plan is a multi-employer plan (as defined in Section 4001(a)(3) of ERISA), and each Pension Plan is, and has at all times been, in compliance in all material respects with the applicable provisions of ERISA and the Code, including without limitation any minimum funding requirements applicable with respect to such Pension Plan. Each Pension Plan is a defined contribution plan and not a "defined benefit plan" (as defined in Section 3(35) of ERISA). There have been no reportable events within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder with respect to any Pension Plan.

                (b) Each welfare plan (as defined in Section 3(1) of ERISA) established or assumed or maintained, or to which contributions are made, by the Consolidated Group or any member thereof is referred to herein as a "Welfare Plan." No Welfare Plan is a multi-employer plan, and each Welfare Plan is, and has at all times been, in compliance in all material respects with the applicable provisions of ERISA and the Code. No member of the Consolidated Group has any liability for post-retirement benefits provided or to be provided to employees under any

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

Welfare Plan, except to make available continuous coverage as and to the extent required by the provisions regarding employee benefit plans set forth in Section 4980(B) of the Code.

                (c) Except for the Pension Plans and the Welfare Plans, no member of the Consolidated Group has established or assumed or maintains or makes any contributions to any employee benefit plan (as defined in Section 3(3) of ERISA) except a Management Cash Incentive Distribution Plan; the details of which have been disclosed in writing to the Agent prior to the Closing Date. There is no material unfulfilled obligation on the part of any member of the Consolidated Group to make any contribution with respect to either the Pension Plans or the Welfare Plans.

                (d) The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby will not involve any prohibited transaction within the meaning of ERISA.

                (e) Except as disclosed in writing to the Agent prior to the Effective Date, no member of the Consolidated Group has any obligation to make severance payments or provide post-employment benefits pursuant to any contract or other arrangement with any of its employees, officers or directors, excluding the Pension Plans and Welfare Plans.

        Section 8.17 Other Representations. Each of the representations and warranties made by any of the members of the Consolidated Group or Watermark in any of the Loan Documents to which such member of the Consolidated Group or Watermark is a party is true and correct in all material respects.

        Section 8.18 Disclosure. No representation or warranty made by the Consolidated Group in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Lenders by or on behalf of the members of the Consolidated Group in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact when taken as a whole or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

        Section 8.19 Loans as Senior Indebtedness. All Obligations of the Consolidated Group to the Lenders will constitute senior indebtedness to any instrument evidencing indebtedness which purports to be Subordinated Debt or the Senior Subordinated Notes.

        Section 8.20 Holding Company and Investment Company Acts. None of the Consolidated Group nor any Subsidiary is a "holding company," nor a "subsidiary company" of a "holding company," nor an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company," nor an "affiliated company" nor a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

        Section 8.21 Regulations U and X. The proceeds of the Loans shall be used by the Consolidated Group solely for the purposes specified in Section
11.23. No portion of any Loan is to be

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

used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        Section 8.22 Fiscal Year. The Consolidated Group has a Fiscal Year ending December 31 of each calendar year.

        Section 8.23 Compliance With Certain Environmental Laws and Laws Pertaining to Land Sales.

                (a)     Except for the Existing Environmental Matters listed on
Schedule 8.23, none of the Property Owners, nor any operator of the Properties or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Toxic Substances Control Act, the Federal Clean Air Act, the Safe Drinking Water Act, the Flood Disaster Protection Act of 1973, or any state or local statute, regulation, ordinance, order or decree relating to health, safety, wetlands, land usage and development, or the environment (collectively, the "Environmental Laws"), which violation would have a material adverse affect on the environment, or the business, assets or financial condition of any of the Property Owners. The Existing Environmental Matters do not materially impact the value and the use of the portions of the Collateral affected thereby. Each of the Property Owners shall take all actions necessary to comply with all compliance orders affecting the Collateral and cause the Existing Environmental Matters to comply with all Environmental Laws.

                (b) Except for the Existing Environmental Matters, none of the Property Owners has received notice from any third party including, without limitation, any federal, state or local Governmental Authority: (i) that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Law ("Hazardous Substances") which any Property Owner has generated, transported or disposed of has been found at any site at which a federal, state or local Governmental Authority or other third party has conducted or has ordered that any Property Owner conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any Property Owner is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                (c) Except for the Existing Environmental Matters: (i) no portion of the Properties has been used for the handling, processing, storage or disposal of Hazardous

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

Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Properties, except for underground tanks for fuel maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Property Owner or operators of its properties, no Hazardous Substances have been generated or are being used on the Properties except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any properties of any Property Owner, which releases would have a material adverse affect on the value of any of the Properties or adjacent properties or the environment; (iv) to the best knowledge of the Property Owners, there have been no releases on, upon, from or into any real property in the vicinity of any of the Properties which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse affect on the value of, the Properties; and (v) in addition, any Hazardous Substances that have been generated on any of the Properties have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of the Borrower, operating in compliance with such permits and applicable Environmental Laws.

                (d) Except for the Existing Environmental Matters, none of the Properties is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

                (e) The Property Owners are not now, and at no time in the past has any Property Owner been given notice that it was, in violation of the Interstate Land Sales Full Disclosure Act (the "Interstate Land Sales Act"), the Florida Land Sales Practices Law (the "Florida Land Sales Law") or similar laws pertaining to land sales (including, without limitation, any laws pertaining to the sale of interests in timeshare units) in any state in which any Property Owner sells, transfers, manages, operates, develops or otherwise disposes of property, which violation could have a materially adverse affect on the assets, business, operations, or financial condition of such Property Owner.

                (f) The Property Owners are not now, nor at any time in the past has any Property Owner been given notice that it was, in violation of (i) any federal or state securities laws, (ii) the federal Truth in Lending Act (including regulations written under such Act by the Board of Governors of the Federal Reserve System) or any similar state statute, (iii) the federal Equal Credit Opportunity Act (including regulations written under such Act by the Board of Governors of the Federal Reserve System) or any similar state statute, or (iv) any judgment, decree, order, law, license, rule or regulation arising under such statutes or with respect to the matters covered thereby, which violation could materially adversely affect the assets, business, operations, or financial condition of any Property Owner.

        Section 8.24 Insurance. The policies of insurance or certificates of insurance furnished to the Agent with respect to the business and properties of the Consolidated Group, are in full


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

force and effect, and no notice of cancellation or non-renewal has been received with respect thereto.

        Section 8.25 Common Enterprise and Consideration. Each of the members of the Consolidated Group are collectively engaged in a common enterprise for the furtherance of Core Business. Accordingly, the members of the Consolidated Group have received good and adequate consideration for the entering into this Agreement and the Loan Documents. Furthermore, the members of the Consolidated Group agree that an advance to the Borrower that is subsequently disbursed by the Borrower to any members of the Consolidated Group for use by such entity shall benefit all of the other members of the Consolidated Group, even if the advance is based upon a Borrowing Base which includes assets of members of this group that do not receive the disbursement from the Borrower. Rather, the members of the foregoing group agree that they will each receive good and adequate benefit from this common arrangement given the common enterprise of all of the foregoing as set forth above.

        Section 8.26 Year 2000 Compliance. Each of the Consolidated Group members are Year 2000 Compliant, and each Consolidated Group member's Internal MIS Systems and Facilities are Year 2000 Compliant. The Consolidated Group has purchased all of its computer software from third-party vendors and is relying on those vendors to make their software Year 2000 Compliant. The Consolidated Group's computer systems can be grouped into one of the following three categories: financial systems, telemarketing systems and amenities systems. The vendors of the financial and telemarketing systems have provided the Consolidated Group with third-party certifications that such vendors' systems are Year 2000 Compliant. The vendors of the amenities systems have represented to Consolidated Group that such vendors' systems are Year 2000 compliant. The Consolidated Group has entered into maintenance agreements with all of its software vendors, and all the work required to make its systems compliant will be performed under such agreements.

        Section 8.27 Joint Ventures and Limited Partnerships. The members of the Consolidated Group are parties to only those joint ventures and limited partnerships, and other ownership entities set forth on Schedule 8.27. No member of the Consolidated Group has received notice that an event of default exists with respect thereto by any of the members of the Consolidated Group, except as set forth on Schedule 8.27. Borrower has obtained all necessary or required and obtainable consents in order to permit the pledge of the interests of the Property Owners and the Pledgor Subsidiaries to the Agent and the Lenders pursuant to the Loan Documents, except as set forth on Schedule 8.27. All of the foregoing entities are Joint Ventures, except as set forth on Schedule 8.27.

        Section 8.28 Projects. All of the Projects are listed on Schedule 8.28.

        Section 8.29 Options, Land Banking Facilities and Acquisitions. The list of Options, Land Bank Facilities and Acquisitions set forth on Schedule 1.6 is a true, correct and comprehensive list of all Options, Land Banking Facilities and Acquisitions in existence as of the Effective Date. The definition of Options or Land Banking Facilities and corresponding list on Schedule 1.6 shall be amended from time to time upon either the entry into such instrument by a member of the Consolidated Group which complies with the terms of this Agreement or is

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

otherwise permitted by waiver by the Agent. Borrower has received no notice that an event of default exists by any member of the Consolidated Group thereunder. None of the Options, Land Banking Facilities, or Acquisitions are specific performance obligations of any member of the Consolidated Group except as designated on Schedule 8.30

        Section 9     CONDITIONS AND EFFECTIVENESS.

        This Agreement shall become effective when each of the following conditions precedent has been fulfilled, except to the extent waived by the Agent.

        Section 9.1 Loan Documents, etc. Each of the Loan Documents shall have been duly and properly authorized, executed, amended, restated, ratified and delivered by the respective party or parties thereto and shall be in full force and effect, and executed original counterparts of each of the Loan Documents shall have been furnished to the Agent.

        Section 9.2 Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful for any Person, including any of the Lenders or the Agent, to perform any of its agreements or obligations under any of the Loan Documents to which any of them is a party on the Effective Date.

        Section 9.3 Representations and Warranties. Each of the representations and warranties made by or on behalf of the members of the Consolidated Group to the Lenders and the Agent in this Agreement or the other Loan Documents shall be true and correct in all material respects when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Effective Date, and shall be true and correct in all material respects on and as of such date, except, in each case, as necessarily affected by the consummation of the transactions contemplated by the Loan Documents.

        Section 9.4 Performance, etc. Each of the members of the Consolidated Group shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents to which it is a party or by which it is bound and are required to be performed on or prior to the Effective Date. No Event of Default or Default shall have occurred and be continuing on the Effective Date, and no condition shall exist on the Effective Date.

        Section 9.5 Certified Copies of Certain Documents. The Agent shall have received from the members of the Consolidated Group copies of the charter documents and bylaws of each member of the Consolidated Group certified to be true and correct by the corporate secretary for each such entity.

        Section 9.6 Proof of Action. The Agent shall have received copies, certified by the corporate secretary of each member of the Consolidated Group to be true and complete on the Effective Date, of the records of all actions taken by its partners or directors and shareholders as may be required to authorize
(a) its execution and delivery of each of the Loan Documents to which it is a party, (b) its performance of all of its agreements and obligations under each of such documents, and (c) the borrowings and other transactions contemplated by this Agreement.

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

        Section 9.7 Environmental Reports. The Agent shall have received from the Property Owners at the Borrower's expense, such favorable reports and certificates, in form and substance satisfactory to the Agent in its sole discretion, as the Agent shall deem necessary or desirable of qualified engineers approved by the Agent as to environmental matters affecting the value or use of the Properties, including, but not limited to, the absence of any Hazardous Substances on the Properties and compliance with Environmental Laws, DRIs and applicable permits.

        Section 9.8 Incumbency Certificate. The Agent shall have received from each of the Watermark and members of the Consolidated Group an incumbency certificate, dated the Effective Date, signed by the corporate secretary and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign on its behalf each of the Loan Documents to which it is or is to become a party; (ii) in the case of the Borrower only, to make application for the Loans; and (iii) to give notices and to take any other action on its behalf under the Loan Documents.

        Section 9.9 Proceedings and Documents. All corporate, partnership, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

        Section 9.10 Mortgages. The Property Owners, other than Wildcat, shall have executed and delivered to the Agent the Mortgage (or amendments, restatements and ratifications thereof), granting the Agent, on behalf of the Lenders, a mortgage lien and security interest in and to the Properties.

        Section 9.11 Fees. The Borrower shall have complied with its obligation to pay the Fees and costs of the Agent incurred in closing the Loan evidenced by this Agreement.

        Section 9.12 Legal Opinions. The Agent shall have received a favorable written opinion, in form and substance satisfactory to the Agent in its discretion, addressed to the Agent and the Lenders, dated the Effective Date from each of:

                (a) Counsel to the Property Owners, as to the matters set forth on Sections 8.1 through 8.5, and Section 8.11 and such other matters as the Agent may reasonably request; and

                (b) Local counsel admitted to practice and currently practicing in the State of Florida with respect to certain matters arising under Florida law, including the recording and filing of the Mortgage and financing statements, the payment of documentary stamp tax and intangible tax due, the enforceability of all Loan Documents under Florida law, the transferability and assignability to the Agent and the Lenders of permits and licenses required for the development of the Properties as residential communities, the comprehensive nature of such permits and licenses to permit the current development of the Properties and such other matters as the Agent may reasonably request.


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

        Section 9.13 Security Documents. The Security Documents and the appropriate financing statements and other documents in respect thereto and necessary to enable the Agent to perfect its security interests thereunder, shall have been duly executed, where appropriate, by the Property Owners and the Pledgor Subsidiaries, delivered and filed or recorded in all appropriate filing offices or other locations necessary for the perfection of such interests, and all other actions necessary for the perfection of such security interests shall have been duly taken.

        Section 9.14 Title Insurance. The Agent shall have received the Title Policy(ies) or commitment(s) to issue such policy(ies) from the Title Insurance Company on terms reasonably satisfactory to the Agent, together with a copy of the re-insurance treaties with a nationally recognized title insurance company approved by Agent providing re-insurance on the Title Policy(ies) in an amount reasonably determined by Agent, but no less than $450,000,000.00, together with receipts evidencing the full payment of the premiums for such Title Policy(ies) and re-insurance, insuring the Agent's interest on behalf of the Lenders, as first mortgagee of all of the Mortgaged Properties, free and clear of any liens or other encumbrances, except as disclosed on Schedule B to the Title Policy and without containing any exception to title based on the absence of surveys or other exceptions to title not approved by the Agent.

        Section 9.15 Subordinated Debt. The documents evidencing the Subordinated Debt, in form and content acceptable to the Agent, shall have been duly and properly authorized, executed and delivered by the parties thereto, shall be in full force and effect with all conditions precedent fulfilled, and executed counterparts thereof shall have been furnished to Agent.

        Section 9.16 Senior Subordinated Notes. The Borrower shall have issued the Senior Subordinated Notes.

        Section 9.17 Interest Rate Protection. The Borrower shall have executed and delivered to the Agent an assignment, in form and substance satisfactory to the Agent, pursuant to which the Borrower shall assign all of the Borrower's rights and benefits under the Protective Interest Rate Agreement upon the execution and delivery of such Agreement.

        Section 9.18 Borrowing Base Report. The Agent shall have received from the Borrower, at least five (5) Business Days prior to the Closing Date, a Borrowing Base Report dated as of the most recent month then ended, provided, however, that the Borrower shall notify the Agent in writing on the Effective Date of any material deviation from the collateral values reflected on the Borrowing Base Report and shall provide the Agent with such supplementary documentation as the Agent may reasonably request.

        Section 9.19 Evidence of Insurance. The Borrower shall have delivered to the Agent certificates of casualty, liability, wind damage, flood and builders risk insurance or other evidence of its insurance coverage on the Properties satisfactory to the Agent.

        Section 9.20 Subordination Agreement. The Agent shall have received the Subordination Agreement from Watermark.

        Section 9.21 Liquidity. Borrower has available liquidity, in the form of Unrestricted

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

Cash, Cash Equivalents, Cash in Transit or undisbursed Revolving Credit Availability, of $25,000,000.00 as of the Effective Date and immediately after Closing.

        Section 9.22 Hoffman and Ackerman Equity. Ackerman and Hoffman each hold fifty percent (50%)of the Class X limited partnership interests in CILP and forty seven and one-half percent (47.5%) of the Class Y limited partnership interests in CILP. The Ackerman Group holds 1,558,948 shares, and the Hoffman Group holds 4,822,393 shares in Watermark.

        Section 10 CONDITIONS TO SUBSEQUENT LOAN ADVANCES.

        The obligation of each Lender to make any Revolving Credit Advances and the purposes thereof subsequent to the Effective Date shall be subject to the satisfaction of the following conditions precedent:

        Section 10.1 Legality of Transactions. It shall not be unlawful for any Person including the Agent or any Lender to perform any of its agreements or obligations under any of the Loan Documents to which the Agent or such Lender is a party on the Drawdown Date of such Revolving Credit Advance.

        Section 10.2 Representations and Warranties. Each of the representations and warranties made by or on behalf of each of the members of the Consolidated Group to the Agent and the Lenders in this Agreement or any other Loan Documents shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Borrower's notice of borrowing for such Revolving Credit Advance and on and as of the Drawdown Date of such Revolving Credit Advance, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents.

        Section 10.3 Performance, etc. Each of the members of the Consolidated Group shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in
Section 11, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date of such Revolving Credit Advance. No Default or Event of Default shall exist.

        Section 10.4 Proceedings and Documents. Any corporate, partnership, governmental and other proceedings which are undertaken in connection with the transactions contemplated by such Revolving Credit Advance, and any instruments and documents incidental to such Revolving Credit Advance shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested. With respect to any Revolving Credit Advance requested after any date on which the Outstanding Revolving Credit Advances have been repaid in full, the Borrower shall have provided to the Agent evidence satisfactory to the Agent as to the continuing priority and effectiveness of the Agent's first in priority security interest in and lien upon all of the Collateral subject to the Permitted

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

Liens.

        Section 10.5 Payment of Fees. The Borrower shall have complied with its obligations to pay the Fees under Section 5, or any other amount arising hereunder at any time subsequent to the Closing Date and becoming due and payable on or before the Drawdown Date of such Revolving Credit Advance.

        Section 10.6 EBITDA to Interest Incurred. For the Consolidated Group, the ratio of EBITDA to Interest Incurred must at all times equal or exceed 2.0 to 1. This condition shall be measured on a rolling four (4) quarter basis and shall be tested on the last day of each Fiscal Quarter. If the ratio of EBITDA to Interest Incurred is less than 2.0 to 1, then all Advances during such period shall be Limited Advances.

        Section 11    COVENANTS.

        The Borrower covenants and agrees that, so long as any Loan is Outstanding or the Lenders have any obligation to make Revolving Credit Advances or issue Letters of Credit hereunder, Borrower shall and Borrower shall cause each of the members of the Consolidated Group specified below to comply with all of the following, provided, however, that nothing contained herein shall cause CFC to be an obligor under the Notes:

        Section 11.1 Punctual Payment. Notwithstanding the Lenders' right to make Revolving Credit Advances in the amount of any Obligation due hereunder, the Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, Fees, and all other fees and other amounts due and payable hereunder, all in accordance with the terms of this Agreement and any applicable Loan Document.

        Section 11.2 Interest Rate Protection. The Borrower shall maintain interest rate protection arrangements in accordance with the terms of a Protected Interest Rate Agreement to be entered into by Borrower in a manner acceptable to Agent with a principal amount protected of $150,000,000.00, upon such terms as the Agent designates ("Protected Interest Rate Agreement"). The Borrower shall not modify, terminate or transfer such arrangements without the Agent's prior written consent and shall maintain such arrangements in full force and effect, at all times. The Protected Interest Rate Agreement shall cover the foregoing amount for at least a rolling twelve month period.

        Section 11.3 Legal Existence, Etc. Each member of the Consolidated Group will maintain its respective legal existence and good standing under the laws of the state of its formation, will maintain its qualification to do business in the State of Florida and in each other state in which the failure to do so would have a material adverse effect on its condition, financial or otherwise, and will maintain all of its rights and franchises, except where the failure to maintain any such right or franchise would not have a material adverse effect on the conduct of its business.

        Section 11.4 Merger and Consolidation. None of the Consolidated Group will at any time merge or consolidate with or into any Person, except that (i) Subsidiaries of Borrower may


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merge into Borrower or another wholly owned Subsidiary of Borrower and the
Borrower and Watermark may merge upon the issuance of an initial public or private offering of equity interests in each case to independent third parties where the amount of such issuance is greater than fifty percent (50%) of the Investor Equity in either Watermark or Borrower provided that the Borrower is the surviving entity and all terms and conditions of this Agreement remain in full force and effect with respect to the Borrower. Borrower shall provide thirty (30) days prior notice to the Agent of any proposed permitted merger hereunder and shall cause the Consolidated Group to execute such documents as the Agent may request in order to continue the effectiveness of the documents and instruments executed in connection herewith. No member of the Consolidated Group shall create a Subsidiary other than a wholly owned Subsidiary of Borrower or a Subsidiary of such member of the Consolidated Group to conduct its Core Business. Any new Subsidiary shall automatically become a member of the Consolidated Group.

        The Consolidated Group may also create additional subsidiaries for the purpose of owning real property or other assets. The Borrower shall cause such new Subsidiary to immediately grant a perfected, first in priority security interest in such real estate or property except as allowed in Sections 7.1 and
7.2 and Section 11.10 (o) and (p). Such Subsidiary shall also be included as either a Property Owner or Pledgor Subsidiary as appropriate and shall enter into such other documents or instruments as the Agent may request in order to cause such Subsidiary to comply with the provisions of this Agreement, including the provisions of Section 7. The Subsidiaries formed for homeowners' associations may be owned in part by the homeowners in the applicable community and with respect to Amenities, in part by the owners of equity memberships.

        Section 11.5 Change of Corporate Name. The Consolidated Group shall notify the Agent within five (5) days of any change in its or any Consolidated Group member's corporate name or any other name under which it conducts its business, and any affected member of the Consolidated Group will duly execute and deliver appropriate financing statements and other documents necessary to enable the Agent to maintain continuously perfected security interests under the Security Documents and shall take all other reasonable actions requested by the Agent necessary to maintain the perfection of such security interests.

        Section 11.6 Subordinated Debt. Except as provided in this Section 11.6, no member of the Consolidated Group shall amend or modify the loan documents for the Subordinated Debt without the prior written consent of the Agent.

        Except for the Subordinated Debt and the Senior Subordinated Notes, no member of the Consolidated Group shall enter into any subordinated debt unless the subordinated debt is either permitted hereunder or approved by the Agent and Majority Lenders. No member of the Consolidated Group shall, directly or indirectly, make any payment of principal or in redemption, retirement or repurchase of any Subordinated Debt, except for payments made in accordance with the terms of such Subordinated Debt as they become due without prepayment or acceleration, and otherwise in compliance with the provisions of Section 11.6 and Section 11.12. Borrower shall cause the maturity date of the Subordinated Debt to always have a maturity date which is after the Maturity Date.

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

        The Borrower and other members of the Consolidated Group are parties on even date to the Subordinated Debt as set forth on Schedule 1.1. In connection with the issuance of the Senior Subordinated Notes, the Borrower has caused certain of the proceeds thereof to be paid to the holders of subordinated debt so that from and after even date the Subordinated Debt and the shall be as set forth on Schedule 1.1. The Lenders hereby authorize such payments on even date provided that hereafter, the Subordinated Debt shall be governed by the other terms hereof.

        Section 11.7 Financial Statements and Other Reports. The Borrower will furnish or cause to be furnished financial statements and other monthly, quarterly or other periodic reports to the Agent and each of the Lenders with respect to the Consolidated Group as follows:

                (a) within ninety (90) days after the close of each fiscal year, the consolidated audited balance sheets and audited consolidated statements of income, retained earnings and cash flows (the "Financial Statements") for such year, and, setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with generally accepted accounting principles consistently applied, accompanied by a report and unqualified opinion of Pricewaterhouse or another independent certified public accountant selected by Borrower and approved by the Agent;

                (b) within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, the unaudited consolidated balance sheet, consolidated income statement and a consolidated statement of cash flows similar to those required by clause (a) above (but with a requirement as to comparison with the prior year) as of the end of such Fiscal Quarter and for such Fiscal Quarter then ended and for the Fiscal Quarter from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, prepared in accordance with generally accepted accounting principles consistently applied and certified as to preparation in accordance with generally accepted accounting principles and that such statements fairly present the financial condition of the Consolidated Group at the dates thereof and for the periods then ended, on behalf of the Borrower by its chief financial officer, subject only to changes resulting from audit and normal year-end adjustments;

                (c) at the delivery of each quarterly and annual statement, a detailed computation showing compliance with the Financial Covenants and the annual budget certified by the chief financial officer of the Borrower or other designated officer of Borrower acceptable to Agent ("Compliance Certificate"), and further certifying that such officer has caused this Agreement to be reviewed and has no knowledge of any Default by it in the performance or observance of any of the provisions hereof, during such month or at the end of such year, or, if such officer has such knowledge, specifying each Default and the nature thereof;

                (d) a report from Pricewaterhouse (or another independent certified public accountant selected by Borrower and approved by Agent and, in the absence of approval, Agent may select any of Pricewaterhouse or other Big Five accounting firm) certifying, without material qualification, (i) within sixty (60) days of the end of each Fiscal Quarter, the accuracy of the quarter-end Borrowing Base Report, (ii) within ninety (90) days of the end of each Fiscal Year, the compliance by Borrower with the Financial Covenants and the covenants set forth in

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

Section 11.14, and (iii) such other financial matters relating to Borrower as the Agent from time to time reasonably requests;

                (e) promptly upon receipt thereof or at Agent's request, copies of all management letters, which are submitted to Borrower by its independent accountants in connection with any annual or interim audit of any member of the Consolidated Group's books of the Consolidated Group made by such accountants;

                (f) a Borrowing Base Report in such form and at such times specified in Section 11.22;

                (g) on or before January 31 of each year, a budget for such year for the Consolidated Group and a two (2) year projection of revenues, expenses and proposed Capital Expenditures and a two (2) year model of the Financial Covenants; and

                (h) such other periodic reports, financial statements, other information as the Agent from time to time reasonably requests, on a monthly, quarterly or other periodic basis, including, without limitation, periodic reports of financial information, construction progress, inventory, marketing and sales results, and compliance with financial, environmental or other covenants. Borrower shall submit to Agent reports required on an annual basis within ninety (90) days, on a quarterly basis or within forty-five (45) days on a monthly basis within thirty (30) days each after the end of the applicable reporting period. Annual budgets, marketing plans and other reports or statements providing projected figures for a fiscal year will be furnished by the Borrower on or before January 31st of the year for which such projections are made. The method and basis of calculation of financial data shall be consistently calculated in accordance with generally accepted accounting principles. The pro forma calculations shall be calculated in accordance with methods used in the pro forma financial data relied upon by Agent and the Lenders in entering into this Agreement.

        Section 11.8 Investments. None of the Consolidated Group will make or permit to exist to remain outstanding any Investment except Investments by a member of the Consolidated Group where designated in:

                (a) marketable direct or guaranteed obligations of the United States of America that mature within ninety (90) days from the date of purchase;

                (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of banks organized under the laws of the United States of America or any state thereof having total assets in excess of $100,000,000.00;

                (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less that "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's Corporation;

                (d)     repurchase agreements secured by any one or more of the

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

Investments permitted under paragraphs (a), (b) or (c) above and other marketable securities approved by Agent;

                (e)     acquisition of property permitted under Section 11.21;

                (f) additional community development districts subject to the limitations set forth in Section 11.10(f) and subject to the further limitation that, the Borrower shall provide notice to the Agent of its intention to create a community development district or to modify or to enter into any agreement with respect to an existing community improvement district thirty (30) days prior to such transaction. The Borrower shall also provide such additional information as the Agent may require concerning the proposed transaction, including such certifications by the Borrower and its auditors that the proposed transaction will not violate any of the requirements set forth in this Agreement as to CDD Indebtedness. Borrower shall, however, have the right to enter into agreements with respect to community development districts in the ordinary course of business, which do not create or affect CDD Indebtedness;

                (g) capital contributions and the amount of any future required capital contributions to existing or new joint ventures which meet all of the requirements of an Eligible Joint Venture other than (iv), having a member of the Consolidated Group as a party in an aggregate maximum amount of fifteen percent (15%) of the Tangible Net Worth provided that the aggregate amount of capital contributions for any joint venture shall not exceed $20,000,000.00.

        Section 11.9 Security Interests and Liens. None of the Consolidated Group will create or permit to exist any mortgage, pledge, security interest, or other lien or encumbrance on any of its property except for the following by a member of the Consolidated Group where designated ("Permitted Liens"):

                (a) liens and other encumbrances arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments or government charges in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with generally accepted accounting principles, or taxes and assessments which are not due and delinquent;

                (b) liens of carriers, warehousemen, mechanics and materialmen and other like liens and liens imposed by law, created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles;

                (c) pledges or deposits made in connection with workmen's compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits;

                (d) all mortgages, pledges, security interests, liens and other



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encumbrances in favor of the Agent;

                (e)     the Permitted Mortgages;

                (f) equipment leases or other operating leases in the ordinary course of business;

                (g) educational impact liens required by applicable governmental authorities;

                (h)     liens with respect to approved CDD Indebtedness;

                (i)     easements and restrictions of record as of even date;

                (j) restrictions and easements in connection with an acquisition permitted under Section 11.21 as to a member of the Consolidated Group;

                (k) the liens and security interests of the issuer of performance and payment bonds approved by Agent which are issued in connection with the surety bonds contemplated and permitted by Section 11.10 (l);

                (l) liens and security interests in connection with the Textron Loan;

                (m) liens with respect to the Permitted Indebtedness allowed under Section 11.10 (o) and (p).

                Neither a member of the Consolidated Group nor Watermark shall file for record or send to the Agent or any of the Lenders a notice limiting the maximum principal amount of the Obligations which may be secured by the Mortgage pursuant to Florida Statute Section 697.04.

                Neither Watermark nor any member of the Consolidated Group shall modify any provisions of any Construction Loan, Subordinated Debt, the Textron Loan (except as provided in Section 11.44), or the Senior Subordinated Notes which involve (i) granting additional collateral; (ii) incurring recourse; (iii) increasing the amount of indebtedness (except as permitted in Section 11.10); or
(iv) which would otherwise adversely impact the Loans or the Collateral without the prior consent of the Agent. Borrower shall promptly provide to Agent copies of all proposed modifications, amendments and clarifications under any such facilities and copies of notices of Default or Events of Default under the foregoing facilities.

                Section 11.10 Indebtedness. None of the Consolidated Group will incur or permit to exist or remain outstanding any Indebtedness to any Person, provided, however, that the Consolidated Group may incur or permit to exist or remain outstanding:

                (a) Indebtedness of the Borrower arising under this Agreement or the other Loan Documents;

                (b) The Subordinated Debt, provided that no increase in, or new


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

Subordinated Debt may be incurred other than interest accruals as provided therein;

                (c)     The Borrower may issue the Senior Subordinated Notes;

                (d) A member of the Consolidated Group may enter into the Construction Loans;

                (e) Indebtedness in the respect of taxes, assessments, governmental charges, and claims for labor, materials or supplies, to the extent that payment thereof is not yet due or is being contested in good faith by appropriate proceedings, and an adequate reserve has been established therefor and is maintained in accordance with generally accepted accounting principles;

                (f) CDD Indebtedness in the aggregate amount of $90,000,000.00 at any one (1) time outstanding;

                (g) Indebtedness of the Borrower incurred through the leasing of equipment (capitalized leases) and which is in an aggregate amount at any one time outstanding not exceeding $12,000,000.00;

                (h) Unsecured indebtedness including guaranties by members of the Consolidated Group of a character not otherwise specified in this Section
11.10 without duplication, which is in an aggregate amount at any one time outstanding not exceeding $20,000,000.00;

                (i) Sale and leasebacks of Units in accordance with the requirement of Section 11.28 in an amount not to exceed $5,000,000.00;

                (j) Indebtedness for normal operating expenses for a Subsidiary or other member of the Consolidated Group when such member has executed a promissory note in favor of another member of the Consolidated Group or an appropriate entry has been recorded in the financial statements of the Consolidated Group;

                (k) The execution of guaranties for the issuance of performance and payment and other credit enhancement bonds without double counting for liabilities shown on the books of Borrower other than issued for CDD Indebtedness and the improvements constructed with respect thereto in the aggregate maximum amount of $67,000,000.00 at any one time;

                (l) Condominium assurance bonds on behalf of a member of the Consolidated Group for completion of Construction Projects;

                (m) Indebtedness secured by a Permitted Lien without double counting;

                (n) Accounts payable, accruals, customer deposits, reserves and operating leases incurred in the ordinary course of business;

                (o)     Nonrecourse purchase money mortgages;

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

                (p) Recourse purchase money mortgages up to a maximum of $25,000,000.00;

                (q)     The Textron Loan;

                (r)     Guaranties issued in favor of and required by applicable

governmental authorities or utilities companies associated with infrastructure improvements;

                (s) The guaranties by the Pledgor Subsidiaries of the Senior Subordinated Notes; and

                (t) The Guaranty of Borrower of certain limited, conditional obligations of Sun Golf under the Textron Loan.

        Section 11.11 Reserves. Each member of the Consolidated Group on a consolidated basis will maintain appropriate reserves for depreciation, taxes and any other expenses or liabilities in accordance with generally accepted accounting principles.

        Section 11.12 Permitted Distributions. Except as set forth below, none of the Consolidated Group shall make any Distributions. No Distribution may be made if a Default or Event of Default exists at the time of the making or would exist after the making of a Distribution.

                (a) Subordinated Debt. The Consolidated Group may make regularly scheduled required 0payments of interest and dividends as shown on
Schedule 1.1. The Borrower may make Distributions to Watermark in the amount required for Watermark to make payments with respect to the Subordinated Debt to which it is a party to the extent permitted hereunder as set forth on Schedule
1.1. The Borrower may make payments with respect to the Subordinated Debt to the extent permitted hereunder as set forth on Schedule 1.1. No other payment or Distribution is permitted with respect to the Subordinated Debt other than as set forth in (c);

                (b) Taxes. The Borrower may make a distribution to Watermark in the amount of the federal and state income taxes required to be paid by Watermark for the applicable period.

                (c) Optional Distribution. Upon the satisfaction of the additional requirements set forth in the next paragraph, the Borrower may make Distributions in the amount of fifty percent (50%) of (i) Net Income of all members of the Consolidated Group (which shall include without double counting a deduction for the amount of any Distribution previously made under (a) of this
Section 11.12), on a consolidated basis from December 31, 1998, minus (ii) the amount of any Distributions previously made under Section 11.12(c). In lieu of making an Optional Distribution, but subject to the same requirements for an Optional Distribution, the Borrower may make investments in joint ventures in excess of the limits established herein for such investments provided all other requirements herein for such investments are complied with.

        The additional requirements applicable to this Optional Distribution shall be:

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                        (i)     the average Unfunded Revolving Credit
Availability for the previous forty-five (45) day period is equal to or greater than $25,000,000.00, and one day subsequent to such payment the Unfunded Revolving Credit Availability is equal to or greater than $25,000,000.00

                (ii) At least thirty (30) days prior to any such Distribution pursuant to this subsection, the Borrower shall provide to the Agent pro forma calculations, prepared by the Borrower and certified to be true and correct by the chief financial officer of the Borrower (and based upon certified financial information) showing a calculation for the proposed Distribution based upon the methods set forth in this subsection. The Agent may, upon notice given to the Borrower prior to the proposed payment date of any Distribution, disapprove of any such Distribution in its reasonable discretion, if it determines such information and calculations furnished to it to be incomplete or incorrect in any respect, and, in such event, no such Distribution shall be made unless and until the information and calculations upon which it is based are verified in writing to the Agent's reasonable satisfaction. The Agent shall promptly notify the Borrower of its objections to any information or calculations furnished to it. In the event that the Financial Statements for any Fiscal Year disclose that the Borrower did not qualify for any Distribution that has been made, then the amount of subsequent Distributions under this subsection shall be decreased accordingly. Borrower may elect, rather than to make an Optional Distribution to its shareholders, to make investments in joint ventures in excess of the limitations contained herein which would otherwise be permitted hereunder. Borrower shall provided ten (10) days prior written notice to the Agent of the exercise of its rights under this Section and shall provide to the Agent such additional information as the Agent may request in connection therewith.

        Section 11.13 Maximum Commitment Amount. The Borrower will not cause or permit the sum of the Outstanding Revolving Credit Advances and the Maximum Drawing Amount to exceed the Maximum Revolver Amount.

        Section 11.14 Minimum Tangible Net Worth. The Borrower shall not permit Tangible Net Worth, as of the Effective Date and each June 30, September 30, December 31, and March 31 during the term of the Loans, to be less than the sum of

                        (a)     $240,000,000.00; plus

                        (b) an amount equal to fifty percent (50%) of the Net Income earned after January 1, 2000; plus

                        (c) an amount equal to seventy-five percent (75%) of the aggregate cumulative increases in Investors' Equity (net of equity substituted from proceeds of new equity) in the Consolidated Group and Watermark after the Effective Date by reason of the issuance and sale of equity interests in the Consolidated Group and Watermark.

        Section 11.15 Total Liabilities to Tangible Net Worth Ratio. The Borrower will at no time permit the ratio of (a) Total Liabilities less Unrestricted Cash to (b) Tangible Net Worth to be determined each as of the last day of any Fiscal Quarter ending after the Closing Date, to be


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greater than 2.90 to 1.

        Section 11.16 Total Senior Debt to Tangible Net Worth. The ratio of (a) the sum of Total Senior Debt to (b) the Tangible Net Worth shall at all times be equal to or less than 1.75 to 1. The foregoing covenant shall be tested as of the last day of each Fiscal Quarter.

        Section 11.17 EBITDA to Fixed Charges. The ratio of EBITDA to Fixed Charges must be greater than 1.5 to 1. This ratio shall be calculated on a rolling four (4) quarter basis and shall be tested as of the last day of each Fiscal Quarter.

        Section 11.18 Capital Expenditures. Consolidated Group will not permit the ratio of (a) the sum of (i) Properties purchased; (ii) land and Amenity development expenditures (excluding expenditures by the Consolidated Group for either Units or for Construction Projects and applicable CDD Indebtedness) for the preceding four (4) Fiscal Quarters, each as of the last day of any Fiscal Quarter ending after the Closing Date, to (b) the sum of (i) land sales, (ii) Amenity sales revenue including customer deposits determined on a cash basis (exclusive of Amenity operations for such period) (iii) twenty-five percent (25%) of the sales revenue of any Units; and (iv) twenty-five percent (25%) of the sales revenue for condominiums, each as closed during the period of reference to exceed 1.10 to 1.

        For purposes of this provision, sales revenue shall be as reported on the audited financial statements of the Borrower as prepared in accordance with the provisions of Section 11.7.

        The foregoing ratio shall be calculated on a rolling four (4) quarter basis and shall be tested as of the last day of each Fiscal Quarter. Capitalized interest and corporate general administration expenses shall be excluded for purposes of calculation of expenditures in this Section 11.18.

        Section 11.19 Appraised Value. The Consolidated Group will not permit the sum of the (i) outstanding principal balance of the Revolving Credit Loan, plus (ii) outstanding principal balance of the Senior Amortizing Term Loan, plus
(iii) outstanding principal balance or outstanding obligation under the Permitted Mortgages (excluding the Construction Projects) to exceed sixty-five percent (65%) of the Appraised Value of the Mortgaged Properties (excluding the Construction Projects) tested at Agent's discretion at a point in time.

        Section 11.20 Unsold Units in Production. Borrower shall not permit the number of Unsold Units as of the end of any Fiscal Quarter to exceed thirty-five percent (35%) of the aggregate number of Unit sales for the immediately preceding four (4) Fiscal Quarters.

        Section 11.21 Acquisitions.

               (a) Real Estate. The Property Owners shall be permitted to acquire additional Properties, including those designated in the category Other Permitted Acquisitions below, provided that the following conditions are continuously complied with and provided that the Consolidated Group is then and will immediately after such acquisition be in compliance with all covenants contained in this Agreement;

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               (b)    Conditions.

                        (i) the Property meets the requirements to constitute Developable Land (excluding (v) below);

                        (ii) no Default or Event of Default exists or would occur upon such acquisition;


                        (iii) (a) the aggregate net book value (including capitalized interest and overhead) of all Properties not subject to a purchase contract (other than Amenities and Units), less (b) the balance of applicable CDD Indebtedness, is less than the greater of (i) one hundred seventy-five percent (175%) of Tangible Net Worth or (ii) one hundred fifteen percent (115%) of the sum of Tangible Net Worth and the Senior Subordinated Notes;

                        (iv) no acquisition shall be for an acquisition price of greater than $15,000,000.00;

                        (v) the aggregate book value (including all acquisition costs) of all Unentitled Land (excluding the MacArthur Land) does not exceed ten percent (10%) of the Tangible Net Worth; and

                        (vi) Borrower is otherwise in compliance with the provisions of Section 10.6.

                (c)     Other Permitted Acquisitions.

        Acquisitions under the Options, Land Banking Facilities, real property, which is the subject of liens in favor of a Property Owner and which is required to be purchased pursuant to the terms of the Mortgage Servicing Agreement between WCI and Westinghouse Electric Company, Lot Exchanges, pursuant to the foreclosure of an Eligible Receivable.

        In the event the conditions in this Section 11.21(b)(i) through (vi) above are not complied with, Property Owners shall be permitted to acquire additional Properties provided that: (i) acquisitions worth $5,000,000.00 and below are approved by Agent up to an aggregate of $20,000,000.00 per year; and
(ii) acquisitions worth greater than $5,000,000.00 are approved by Majority Lenders.

        The ability of the Property Owner to acquire additional Properties shall be further conditioned upon the satisfaction of (i), (ii) and (iii) below:

                        (i) the Property Owner shall submit to Agent at least ten (10) days prior to any such acquisition, a copy of the purchase and sale agreement, a certified written report prepared by a qualified environmental engineer employed by Borrower, or a Phase I ASTM audit each being certified to the Agent stating that an environmental inspection of the land was made and that it is free of hazardous substances in excess of permitted levels under applicable law (and, upon request of the Agent, a current certified environmental audit by an independent environmental engineering company showing the property to be free of hazardous substances or other environmental problems) and a copy of a title insurance commitment, indicating that title to the property to be acquired is free and clear (or will be at the time of closing) subject only to


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commercially reasonable easements and restrictions;

                        (ii) the Property Owners shall execute a mortgage modification and spreader agreement at the time of acquisition of such property, spreading the lien of the applicable Mortgage to such property, and executing such other documents and instruments as shall be required by the Agent and the payment of the applicable intangible and documentary stamp tax and endorsement to the Title Policy with respect to such asset and payment of the applicable premium; and

                        (iii)   the Borrower submits to the Agent at least ten
(10) days prior to any such acquisition, a copy of the purchase and sale agreement and other documents and instruments requested by the Agent, and the acquiring member of the Consolidated Group executes such documents and instruments as are necessary to grant to the Agent a perfected first in priority security interest in such asset.

                (d) Assets. None of the Consolidated Group shall acquire or enter into any commitment to acquire option or other contracts to acquire any stock or other ownership interest in any other Person, subject to the provisions of Section 11.4, without the prior written approval of the Agent, provided, however, that the Consolidated Group may acquire non-real estate assets or the controlling interest in an entity in an aggregate purchase price of no greater than $5,000,000.00. The Borrower shall comply with all other conditions set forth in this Section with respect to acquisitions other than as set forth at
Section 11.21 (c) (i) and (ii).

        Section 11.22 Borrowing Base. Consolidated Group represents, warrants and covenants as follows:

                (a) At any time any Eligible Receivable is included in the Borrowing Base: the Eligible Receivable shall be a valid obligation representing an undisputed indebtedness incurred by the Person obligated thereunder (the "Account Debtor"); there shall be no setoffs or asserted counterclaims against the Account Debtor's obligation; no agreement under which any deduction or discount may be claimed shall have been made with the Account Debtor unless written notice thereof has theretofore been or concurrently is given to and approved by the Agent; and a Property Owner shall be the lawful owner of the Eligible Receivable and shall have good right to subject the same to a security interest in favor of the Agent

                (b) The Property Owners are the owners of all Developable Land or Amenity the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any lien or encumbrance thereon or security interest therein (other than Permitted Liens), nor sell, assign, transfer or create or suffer to exist any lien or encumbrance on or security interest (other than Permitted Liens) in any Receivable or other right constituting proceeds thereof to or in favor of any other Person, other than the Agent on behalf of the Lenders.

                (c) One of the Property Owners is the owner of each Developed Lot, Developed Parcel, Qualified Condo Unit and Unit, the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any lien or encumbrance thereon or security interest therein (other than Permitted Liens), nor sell, assign, transfer or create or suffer


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to exist any lien or encumbrance on or security interest (other than Permitted
Liens) in any Housing Purchase Contract, Receivable or other right constituting proceeds thereof to or in favor of any other Person, other than the Agent on behalf of the Lenders.

                (d) At the time any instrument, document of title, security, chattel paper or other property (including marketable securities, inventory, contract rights and accounts) or any proceeds or products thereof, or any interest therein is created or arises with respect to any of the Property Owner's assets, such entity shall be the lawful owner thereof and shall have good right to pledge, sell, assign or transfer the same; the Property Owners shall deliver the same to the Agent and shall pledge and assign to the Agent a fully perfected first priority security interest to the Agent in all of Property Owner's right, title and interest thereunder; none of such property shall have been pledged, sold, assigned or transferred to any person other than the Agent or in any way encumbered (other than by Permitted Liens); and the Property Owners shall defend the same against the claims and demands of all Persons.

                (e) The Borrower shall give the Agent on the date of this Agreement a list of, and thereafter shall give written notice prior to any change in, each location at which the records pertaining to all Collateral are kept. All records of or pertaining to Collateral are and shall be kept, only at the addresses set forth in Section 8.6. To the extent that any Collateral Documents constitute instruments, the Borrower shall have delivered the originals thereof to the Agent prior to including Eligible Receivables arising therefrom in the Borrowing Base, to perfect the Agent's security interest therein. The Borrower hereby agrees to afford to the Agent access to each of the locations where the Collateral Documents are kept for such purpose and for the purpose of examining the Collateral Documents and all records pertaining to the Collateral at any time and from time to time.

                (f) For the purpose of computing the Borrowing Base, the Borrower shall furnish on a monthly basis to the Agent information with such specificity as the Agent shall from time to time require in the form of Exhibit A (the "Borrowing Base Report"), or in such other form and substance, and at such times as may be reasonably requested by the Agent, including, also on a monthly basis, a certificate signed by an authorized officer of the Borrower showing a calculation of the Borrowing Base (attaching all documentation used in such calculations).

                (g) The Borrower shall also provide to Agent on or about the time of the delivery of such monthly report of information with all Collateral Documents and executed pledges or assignments of its rights, title and interest in Collateral Documents, in form and substance satisfactory to the Agent, which shall give the Agent full power to collect, compromise or otherwise deal with the assigned property, as the sole owner thereof.

                (h) Consolidated Group shall, at all reasonable times and from time to time, allow the Agent, by or through any of its authorized officers, agents, attorneys or accountants, at the expense of the Consolidated Group, to examine, inspect or make extracts from its books and records, and to arrange for verification of Eligible Receivables, by all reasonable procedures, directly with Account Debtors or by other methods; shall furnish to the Agent upon request any guaranty, securities or other documents or info0rmation relating to any


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Collateral Documents; and shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent its rights hereunder or in any Collateral and to carry into effect the provisions and intent of this Agreement.

        Section 11.23 Use of Loan Proceeds. The Consolidated Group shall use the proceeds of the Loans solely: (i) to provide working capital needs of the Property Owners for the Projects in a manner consistent with the provisions of this Agreement and (ii) for other uses set forth in this Agreement.

        Section 11.24 Disposition of Assets. No member of the Consolidated Group will at any time, without the prior written approval of the Agent and the Majority Lenders, which may be withheld in the discretion of the Agent and the Majority Lenders, sell or lease or otherwise dispose of any assets; provided, however, that, so long as there is no Default or Event of Default in existence at the time or would be created as a result of any such action, the Consolidated Group may (subject to the provisions of Section 11.29):

                (a) sell or dispose of Developed Lots, Developed Parcels, Units, Receivables and memberships in Amenities and CFC may sell the MacArthur Land and assets not integral to the operation of any of the Core Business other than land or Amenities, all in the ordinary course of its business for which it receives cash and/or a Receivable equal to their Fair Market Value if all such net proceeds are paid to the Agent pursuant to Section 7.3 and are used to apply the proceeds in accordance with Section 7.3;

                (b) Lot Exchanges, corrective deeds, transfers of greenbelts and other conveyances to Homeowners Associations in the normal course of business and real property conveyed in order to satisfy a requirement of a governmental authority without consideration; or

        (c) sell or dispose of real estate parcels in the amount of $15,000,000.00 or less per sale, provided that such parcels sold do not, when taken in the aggregate with other parcels sold pursuant to this subsection (c), constitute all or a significant portion of a Project. All real estate parcels sold shall be in the ordinary course of its business for which it receives cash and/or a Receivable equal to their Fair Market Value if all such net proceeds are paid to the Agent pursuant to Section 7.3 and are used to apply the proceeds in accordance with Section 7.3.

        Section 11.25 Commencement and Financing of Construction Projects. All net proceeds from the sale of individual condominium units within Construction Projects after payment in full of the applicable Construction Loan shall be paid to the Agent pursuant to Section 7.3 and are applied in accordance with Section 7.3.

               Agent and the Lenders acknowledge that the Borrower contemplates entering into the Construction Loans. Agent shall have the right, at its option, to provide the Construction Loans. In the event Agent or a combination of some of the Lenders declines to provide any of the Construction Loans, or in the event Agent fails to provide a commitment for a Construction Loan on terms acceptable to the Borrower within thirty (30) days of the completion of a request by Borrower on standard documentation for the loan by Fleet, then Agent and the Lenders agree


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to release their first in priority security interests in the real property to be developed as a Construction Project provided that Agent and the Lenders receive a perfected first in priority assignment of net proceeds (after repayment of release prices to the Construction Lender) and partnership interests. Prior to the commencement of the Construction Project and the release of the mortgage lien in favor of the Agent and the Lenders, the following conditions must be satisfied:

                (a) The simultaneous closing of a Construction Loan (either with Agent or other lender depending upon the resolution of the right of first offer in favor of Agent set forth above) not in excess of eighty percent (80%) of the total cost of the Construction Projects including land at Fair Market Value and interest and soft costs (net of unrestricted deposits);

                (b) All required governmental approvals have been obtained and issued;

                (c) Construction Contract by a bonded contractor and a consulting engineering report, all being acceptable to Agent; and

                (d) Valid purchase contracts for condominium units which produce proceeds from sales (net of selling expenses and contract deposits used for construction costs) in excess of: (i) seventy-five percent (75%) of the construction loan amount or (ii) the cost to complete the Construction Projects; and an assignment and grant of a perfected first in priority security interest acceptable to and in favor of the Agent and the Lenders, in net cash proceeds from the condominium sales.

        Borrower shall not use any proceeds of the Loan or any of its funds to construct vertical improvements beyond the foundation for a Construction Project until the Borrower has complied with the foregoing conditions, including the closing of a Construction Loan for such Construction Project.

        Section 11.26 Maintenance and Alterations. The Consolidated Group shall preserve and maintain the Properties in good order, repair and condition, damage from casualty or condemnation, which condemnation could have a material adverse affect on its business operations or financial condition expressly not excepted, and shall not permit or commit waste on the Properties and shall cause each and every part of the Properties to comply in all material respects with all applicable Federal, State and local laws and governmental regulations, and any lawful private restrictions or other requirements or provisions relating to the development, operation, maintenance or use of the Properties, including, without limitation, the terms and provisions of any mortgages or other agreements or instruments constituting Permitted Liens. No portion of the Mortgaged Properties shall be removed, demolished or altered in any material manner which materially diminishes the value of the Mortgaged Properties taken as a whole without the prior written consent of the Agent. Upon any casualty, condemnation, removal, demolition, or alteration, the portion of any such affected Mortgaged Properties shall be removed from the Borrowing Base.

        Section 11.27 Certain Environmental Matters. The Consolidated Group shall (i) strictly comply with all applicable requirements of any Environmental Law; (ii) provide the Agent with


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

written notice immediately upon obtaining knowledge of: (a) any potential or known release, or threat of release, of any Hazardous Substances or oil at or from the properties or upon receiving notice from any federal, state or other environmental agency or authority in connection with the foregoing matters, including the assessment, containment or removal of any Hazardous Substance from its properties; (b) and any non-compliance with or challenge to any DRI, zoning requirement, or any other Environmental Law; or (c) any material non-compliance with any license or permit. The Agent may, in its discretion, from time to time, by or through any of its authorized officers, agents or professional consultants, visit, inspect and conduct tests, (including a Phase I environmental audit, and if recommended, further tests) or otherwise examine the Properties and the records maintained with respect thereto to verify compliance with such requirements to its satisfaction, all at the cost and expense of the Consolidated Group.

               Section 11.28 Sale and Leaseback. Subject to the provisions of
Section 11.10, none of the Consolidated Group will enter into any sale and leaseback transactions as seller-lessee without the prior written consent of the Agent, except that the Property Owners may enter into sale and leaseback transactions of Units and Qualified Condominium Units which are used as model homes for display to potential purchasers of Units provided that the Property Owners have entered into a bona fide lease of such Units and has no obligation to repurchase such Units.

               Section 11.29 Transactions with Affiliated Persons. None of the Consolidated Group shall pay or enter into any agreement to pay any fees, wages, salary, bonus, commission, contributions to benefit plans or any other compensation for goods or services with the affiliated companies or to or for the benefit of any Person who is a director or officer of the Consolidated Group or any of the affiliated companies or who has, or any of whose affiliates has, a beneficial interest in the capital stock or partnership interests of any of the Consolidated Group or any of the affiliated companies, unless such compensation is not in excess of the Fair Market Value of such services other than the WCI Employee Homesite Purchase Policy. At the request of the Agent, the Borrower shall provide computations and evidence of compliance with this Section 11.29. None of the Consolidated Group shall enter into any other agreement or arrangement with the affiliated companies, its or their respective directors, officers, shareholders or affiliates except upon terms and conditions no more favorable than those with which Borrower would be willing to enter into such an agreement or arrangement with an unaffiliated third party. Schedule 11.29 describes existing affiliate transactions.

               Section 11.30 Notice of Litigation and Judgment. The Borrower will give notice in writing, in form and detail satisfactory to the Agent, within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings to which any member of the Consolidated Group is or becomes a party involving an uninsured claim against it or any litigation or proceeding against Persons with which it has a business relationship, which, if adversely determined could materially and adversely affect the Consolidated Group's financial condition, assets or operations, and stating the nature and status of such litigation or proceedings. The Borrower will give notice, in writing, in form and detail satisfactory to the Agent, within five (5) Business Days of any judgment, final or otherwise, against a member of the Consolidated Group in an amount in excess of Four Hundred Thousand and no/100 Dollars ($400,000.00).

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

               Section 11.31 Notice of Defaults. The Borrower will give notice in writing to the Agent immediately upon becoming aware of the occurrence of any Default or Event of Default.

               Section 11.32 Books and Records. The books and records relating to the financial affairs of the Consolidated Group shall at all times be maintained in accordance with, and all financial statements provided for herein, shall be prepared in accordance with generally accepted accounting principles consistently applied, subject only to changes resulting from audit and normal year-end adjustments. Such books and records shall be kept by the Borrower at the Chief Executive Office of the Borrower, or at such other location as the Borrower shall specify by prior written notice given to the Agent. The Consolidated Group shall maintain a Fiscal Year ending December 31 of each year.

               Section 11.33 Insurance. The Consolidated Group will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies including windstorm insurance and as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices. With respect to the Collateral, all such insurance shall be in such amount, such form, for such periods and written by such companies as may be reasonably satisfactory to the Agent and (except for third-party liability insurance) shall be payable to the Agent and to the respective member of the Consolidated Group, as the case may be, as their interests may appear. The Agent may apply all proceeds received by it to pay the Obligations in such order as it shall determine in its discretion. All policies of insurance applicable to Watermark or the Consolidated Group shall provide for a minimum thirty (30) days prior written cancellation notice to the Agent and shall name the Agent as additional insured party, and, in the case of the Collateral, shall name the Agent as mortgagee and loss payee. Certificates of insurance (or, if requested by the Agent, certified copies of policies) with respect to all renewals or replacements of such insurance from time to time in force together with evidence of payment of premiums thereon satisfactory to the Agent shall be delivered to the Agent at least ten (10) days before the expiration date of then current insurance. No settlement on account of any loss covered by such insurance applicable to Watermark or the Consolidated Group shall be made without the consent of the Agent if the amount of the casualty loss is greater than $2,000,000.00. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, after giving notice to the Borrower, as applicable, provide such insurance and charge the amount thereof to the Borrower (including by making a Revolving Credit Advance therefor). The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provision. Without limiting the foregoing, the Consolidated Group will (i) keep all of Consolidated Group's physical property insured against fire and extended coverage risks in amounts and with deductibles and endorsements acceptable to the Agent (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts, deductibles and endorsements acceptable to the Agent, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Consolidated Group's and business interruption insurance, and (iv) in the event the Properties or any portion thereof is located in a flood hazard area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been

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

made available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Act of 1973 (and any successor Act thereto), maintain a flood insurance policy as required by the Flood Disaster Act of 1973. The Consolidated Group shall at all times comply with and conform to all provisions of each such insurance policy and to all requirements of the insurers thereunder applicable to the Consolidated Group, the Properties or to the use, occupation, possession, operation, maintenance or repair of all or any portion of the Properties.

               Section 11.34 Taxes and Mechanic's Liens. The Consolidated Group will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon any of the Consolidated Group and their real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that any of the Consolidated Group will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

               Section 11.35 Conduct of Business. The Consolidated Group will continue to engage in the Core Businesses.

               Section 11.36 Compliance with Law. The Consolidated Group will
(i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards, and any lawful private restrictions and other encumbrances constituting Permitted Liens, whether now existing or hereafter arising, to which the Consolidated Group or their properties may be or become subject, noncompliance with which could have a material adverse effect on the Consolidated Group's business, operations or financial condition or their ability to fulfill their obligations under this Agreement or the other Loan Documents, (and will strictly comply with any applicable requirements of the Interstate Land Sales Act, the Florida Land Sales Law and any other laws with respect to land sales, including, without limitation, disclosure laws, in any state in which it engages in business) and (ii) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or Governmental Authority which may be or may become necessary in order that the Consolidated Group perform all of their obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Agent and the Lenders may be able freely to exercise and enforce any and all of their rights under this Agreement or the other Loan Documents.

               Section 11.37 Access. Except as otherwise required by applicable law or regulation, the Consolidated Group will permit Agent, by its representatives and agents, to inspect, during normal business hours, any of its properties, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent may designate, all at the cost and expense of the Borrower. The Consolidated Group authorizes the

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

Agent and the Lenders to disclose information obtained pursuant to this Agreement to any participant or potential participant in the Loan made hereunder and, whenever required or requested by governmental or regulatory authorities, to such authorities. The Consolidated Group will permit a potential purchaser of all or a portion of the Loans, which purchaser is designated by the Agent, to inspect, in the presence of an authorized representative of the Borrower, during normal business hours, any of its Properties, to examine and make copies of its accounts and other financial records, and to discuss its affairs, finances and accounts with such potential purchaser at such reasonable times and intervals as the Agent may request without charge to the Agent or such potential purchaser.

               Section 11.38 Equity. Each of the Ackerman Group and the Hoffman Group shall maintain at least seventy percent (70%) of their current ownership as set forth in Section 9.22, but nothing contained herein shall prohibit the sale of any of the interests of either the Hoffman Group or the Ackerman Group to pay estate taxes by the estate or heirs of either Ackerman or Hoffman.

               Section 11.39 ERISA Compliance. Except for the Pension Plans and Welfare Plans in effect on the Effective Date which are set forth on Schedule 11.39, none of the Consolidated Group will, without giving prior notice to the Agent, establish, assume, maintain or contribute to any employee benefit plan (as that term is defined in Section 3(3) of ERISA). None of the Consolidated Group will permit any Pension Plan or Welfare Plan to (i) engage in a "prohibited transaction" as such term is defined in Section 4975 of the Code which would result in a liability for it; (ii) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived; or (iii) be terminated in a manner which would result in the imposition of a lien or encumbrance on its assets pursuant to Section 4068 of ERISA.

               Section 11.40 Further Assurances. The Consolidated Group shall, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent, in each case further and more perfectly to effect the purposes of this Agreement, the Security Documents, and the other Loan Documents, including, without limitation, execution and delivery of financing statements, assignments or other instruments permitted or required to be filed with any public recording office which the Agent deems appropriate to perfect and continue the perfection of the security interests granted by the Security Documents, and the Borrower hereby irrevocably authorizes the Agent, or its designee, at Borrower's expense, to file such financing statements with respect hereto, with or without any of the Consolidated Group's signature, as the Agent may deem appropriate, and appoints the Agent as such attorney-in-fact to execute such financing statements. Copies of any such financing statements executed by the Agent as attorney-in-fact shall be delivered promptly to the Borrower.

               Section 11.41 Intangible, Recording and Stamp Tax. The Consolidated Group will promptly pay all Florida intangible taxes, recording taxes, mortgage taxes and documentary stamp taxes assessed against the Consolidated Group, the Agent or any of the Lenders as a result of this Agreement or any document related hereto. The Borrower agrees to promptly provide stamped original receipts of such payments to the Agent.

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

               Section 11.42 Material Adverse Changes. Watermark and the Consolidated Group shall disclose in writing to the Agent, immediately upon becoming aware of it, any fact that materially and adversely affects or which could in the future materially and adversely affect the financial condition and operations of Watermark or any member of the Consolidated Group within five (5) Business Days of such time as Borrower provides such disclosure to the Agent, Borrower shall also deliver to the Agent in writing its proposal for addressing such material adverse affect.

               Section 11.43 Senior Subordinated Notes.

               The Agent and the Lenders acknowledge that the Borrower has issued the Senior Subordinated Notes as of the Modification Date. The Agent and the Lenders hereby approve the terms and conditions of the Senior Subordinated Notes as described in the Trust Indenture as of the Modification Date between the Borrower and The Bank of New York with respect to the issuance of such notes.

               Section 11.44 Sun City Golf. Sun City Golf may enter into a refinance of the Textron Loan provided that: (i) the amount of the indebtedness of such refinance does not exceed eighty percent (80%) loan to value ratio and
(ii) the applicable debt service coverage ratio is at least 1.25 to 1. Sun City Golf shall also at all times cause the holder of the Textron Loan or the refinance thereof to be a party to the TriParty Agreement or similar agreement with the Agent in form and substance acceptable to the Agent ("Use Agreement'). The Use Agreement shall be for the purpose of establishing the joint use, membership and other rights of the owners of any of the Collateral in any Project affected by the Sun City Amenities. The Use Agreement shall be applicable to any purchaser at any foreclosure sale of all or any portion of the Sun City Amenities. Upon the release of the Sun City Amenities from the lien and interest of the encumbrances securing the Textron Loan or any facility granted to refinance the Textron Loan in the manner provided herein, the Borrower shall cause Sun City Golf to grant to Agent a perfected first in priority security interest in and to the Sun City Amenities. Pursuant to the terms of a Mortgage, Sun City Golf shall be included as a Property Owner and a member of the Consolidated Group and Sun City Golf shall execute and deliver such other Security Documents as the Agent may request in order to cause Sun City Golf to comply with the requirements of Section 7.

               Section 12    EVENTS OF DEFAULT; ACCELERATION; REMEDIES.

               Section 12.1 Events of Default; Acceleration. If any of the following events (an "Event of Default") shall occur and be continuing:

                            (a)     if the Borrower or a Guarantor shall fail to
pay any principal of or interest on the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                            (b)     if the Borrower or a Guarantor shall fail to
pay any Fees, or other amounts due and payable hereunder when the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                            (c)     if any member of the Consolidated Group
shall fail to comply with

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any of its covenants contained in Section 11.1, Section 11.4, Section 11.6,
Section 11.8, Section 11.10, Section 11.12, Section 11.21, Section 11.23,
Section 11.24, Section 11.25, Section 11.28, Section 11.29, Section 11.31,
Section 11.33, and Section 11.42 through Section 11.44;

                        (d) if any member of the Consolidated Group shall fail to comply with any of its covenants contained in Section 11.2, Section 11.7, Section 11.13, Section 11.19, Section 11.22(f) and (h), Section 11.30,
Section 11.36, Section 11.37, Section 11.38, Section 11.39 and Section 11.40 and such failure shall continue for ten (10) days after written notice of such failure has been given to the Borrower by the Agent;

                        (e) if any member of the Consolidated Group shall fail to comply with any of its covenants contained in Section 11.3, Section 11.5, Section 11.11, Section 11.14, Section 11.15, Section 11.16, Section 11.17,
Section 11.18, Section 11.20, Section 11.22 (other than (f) and (h)), Section 11.26, Section 11.27, Section 11.32, Section 11.34, Section 11.35, and Section
11.41 and such failure shall continue for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                        (f) if any member of the Consolidated Group shall fail to comply with any of its covenants contained in Section 11.9 by the filing of an involuntary lien or interest and such failure shall continue for forty-five (45) days after written notice of such failure has been given to the Borrower by the Agent; the voluntary filing of such lien or interest shall not have a cure period;

                        (g) if any member of the Consolidated Group shall fail to perform any term, covenant or agreement contained herein (other than those specified in subsections (a) through (g) above) and such failure shall continue for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                        (h) if any representation or warranty of any member of the Consolidated Group in any Loan Document or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made;

                        (i) if any member of the Consolidated Group shall fail to make payment or otherwise shall fail to observe or perform when due or within any applicable period of grace any term, covenant or agreement contained in any agreement by which the Borrower is bound, evidencing or securing borrowed money in a principal amount greater than One Million and no/100 Dollars ($1,000,000.00) or Subordinated Debt in any amount, as would permit the holder or holders thereof or of any such obligations to accelerate the maturity thereof;

                        (j) if any member of the Consolidated Group or Watermark shall be involved in financial difficulties as evidenced by:

                                (i)     its commencement of a voluntary case
under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors, managing partner or other governing body, the commencement of such a voluntary case;

                                (ii)    its filing an answer or other pleading
admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under

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said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                                (iii)   the entry of an order for relief against
it in any involuntary case commenced under said Title 11;

                                (iv)    its seeking relief as a debtor under any
applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                                (v)     entry of an order by a court of
competent jurisdiction (A) finding it to be bankrupt or insolvent or (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors which remains undischarged and unstayed for more than thirty (30) days;

                                (vi)    the entry of an order by a court of
competent jurisdiction assuming custody for, or appointing a receiver or other custodian for, all or a substantial part of its property which remains undischarged and unstayed for more than thirty (30) days; or

                                (vii)   its making an assignment for the benefit
of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

                (k) if there shall remain in force, undischarged, unsatisfied, unstayed and unbonded, for more than thirty (30) days, whether or not consecutive, any final judgment against any member of the Consolidated Group which, with other outstanding final judgments, undischarged, unsatisfied, unstayed and unbonded for more than thirty (30) days against such Person(s) exceeds Four Hundred Thousand and no/100 Dollars ($400,000.00);

                (l) if any member of the Consolidated Group shall default in the performance of any term, covenant or agreement contained in the Senior Subordinated Notes which continues beyond any applicable cure period;

                (m) if any member of the Consolidated Group shall default in the performance of any term, covenant or agreement contained in any Security Document and such default shall continue beyond the applicable cure period set forth in subsections (a) through (e) hereof;

                (n) if any material covenant, agreement or obligation of any person (other than the Agent or the Lenders) contained in or evidenced by any Security Document or the Subordination Agreements shall cease to be legal, valid, binding, or enforceable in accordance with the terms thereof other than as a result of a written waiver thereof by the Agent or any of the Lenders;

                (o) if any Security Document or the Subordination Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof

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or the express prior written agreement, consent or approval of the Agent other than as a result of a default thereof by the Agent; or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Security Document or the Subordination Agreement shall be commenced by or on behalf of any Person (other than the Agent or any of the Lenders) who is a party thereto; or any court or any other Governmental Authority of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that any one or more of the Security Documents or the Subordination Agreement or any one or more of the material obligations or any Person or Persons under any one or more of the Security Documents or the Subordination Agreement are illegal, invalid or unenforceable in accordance with the terms thereof and no further appeal may be made regarding such judgment, order, decree or ruling;

                (p) As of the Closing Date, (i) Hoffman holds the positions of Chief Executive Officer of Borrower and Watermark and (ii) Ackerman holds the positions of Chairman of the Board/Executive Vice President of Borrower and Watermark. If for whatever reason, both Hoffman and Ackerman fail to hold their respective positions in both of Watermark and Borrower (a "Management Change Event") the following provisions shall be applicable. Borrower shall promptly advise Agent of the occurrence of a Management Change Event. Thereafter, the boards of directors of Watermark and Borrower shall evaluate the management needs of such companies and take such action as the boards deem appropriate to fill the position necessitated by the Management Change Event. Borrower acknowledges that the person or persons selected to replace the office(s) held by Hoffman and Ackerman, as the case may be, must be capable of leading the affected companies, pursuing the Core Business of Borrower and furthering the growth of such companies. If after six (6) months following a Management Change Event, Agent is not reasonably satisfied that the boards of directors are exercising good business judgment, then, provided that more than six (6) months remains in the term of the Loans, Agent may require that the companies retain a nationally recognized executive search firm or consulting firm active in the real estate industry to assist in such deliberations or efforts to replace the departed officer. If after one year following a Management Change Event, the boards of such companies have not appointed a satisfactory replacement, Agent may declare an Event of Default.

                (q) if an event of default (as defined in the Construction Loan Agreements) shall occur and be continuing under any Construction Loan Agreement beyond any applicable cure period;

                (r) if an event of default shall occur and be continuing under any document executed in connection with the Subordinated Debt beyond any applicable cure period;

                (s) (A) the material violation by any Property Owner of: (i) the order of a DRI or regulation or requirement issued with respect thereto;
(ii) an applicable zoning ordinance; (iii) any license or permit; any of which are necessary or required for the development or operation of a Project in accordance with the proposed development of the Project as set forth on the schedule describing the Project or as modified in a business plan provided to the Agent, and (B) the failure of any of items A(i)-(iii) to obtain or retain Vested status and such failure has a material adverse effect on the applicable Project. The Borrower

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shall have a right to cure this event of default for a period of up to six (6)
months from the date of occurrence of such violation or failure to attain Vested status provided that the Borrower immediately commences all available curative action and continuously undertakes such curative action;

                (t) if any interest in any member of the Consolidated Group, unless otherwise permitted under this Agreement, is assigned, transferred, pledged or otherwise conveyed without the prior consent of Agent, excluding transfers by Hoffman or Ackerman to the Hoffman Group or Ackerman Group, respectively;

                (u) if any member of the Consolidated Group, or Hoffman or Ackerman shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets;

                (v)     the occurrence of a Change of Control; or

                (w) if a Default or Event of Default occurs and is continuing under the Senior Subordinated Notes or any document or instrument executed in connection with the Textron Loan; then, the Agent may by notice to the Borrower terminate the Commitments under this Agreement, and upon such termination shall have no further obligation to make Loans or Revolving Credit Advances to the Borrower, and may declare all amounts owing with respect to this Agreement to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the parties hereto; provided, that in the event of any Event of Default specified in Section 12.1(k) or (p), the Lenders' Commitments hereunder shall immediately terminate and all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent.

                The cure periods contained herein are subject to the following terms and conditions:

                (a) The Agent shall have the right to take all actions it deems appropriate or necessary, notwithstanding the pendency of the cure period, if the Agent determines that an emergency condition creating imminent danger to life or property exists which is not being expeditiously acted upon by the Borrower;

                (b) The applicable cure period is conditioned upon the Borrower ceasing and desisting, to the extent possible, from the action creating the Event of Default, and the Borrower consistently taking all actions necessary to cure the Event of Default; and

                (c) No portion of the Properties shall be included in the Borrowing Base during the pendency of an Event of Default affecting that portion of the Properties.

The cure periods contained in the foregoing defaults shall be automatically reduced to the applicable cure period contained in the documents related to the Senior Subordinated Notes. Accordingly, no cure period contained herein shall extend beyond the applicable cure period contained in the Senior Subordinated Notes.

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               Section 12.2 Remedies and Default Rate. No remedy herein
conferred upon any Lender or the Agent or the holder of any promissory note hereunder is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Upon the occurrence of an Event of Default, the Obligations shall bear interest at the Default Rate.

               Section 12.3 Environmental Audit. At any time during the existence of any Event of Default, the Agent, at its option, may obtain at the sole cost and expense of the Borrower an environmental audit or Phase 1 or 2 of the Properties prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Agent evaluating and confirming
(i) whether any Hazardous Substances are present in the soil or water at or adjacent to the Properties, (ii) whether the operations at the Properties comply with all air quality and other applicable Environmental Laws or (iii) or identification of preventive maintenance or a compliance review with respect to any Environmental Laws. In furtherance of the preceding sentence, the Agent reserves the right, upon reasonable notice, to enter and investigate the Properties and to take such samples as may be necessary to perform soil, water or other analysis.

               Section 12.4 Advances. If the Agent shall elect to advance sums for the protection of its security or for any other reason permitted or provided by any of the terms of this Agreement or any other instrument or document executed by any member of the Consolidated Group in favor of the Agent in connection with the Obligations, then such sums shall be secured by the Security Documents and shall be payable upon demand of the Agent and shall bear interest, commencing on the date advanced and continuing until repaid, at the Default Rate.

               Section 12.5 Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                            (a)     First, to the payment of, or (as the case
may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                            (b)     Second, to all other Obligations in such
order or preference as the Agent and the Majority Lenders may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 5.3 and all other Obligations; (ii) pari passu among Obligations with respect to the Revolving Credit Loans and the Senior Amortizing Term Loan; and (iii) Obligations owing to the Lenders with respect to each type of Obligation such as interest,

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principal, fees and expenses, shall be made among the Lenders pro rata; and
provided, further that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                        (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of Georgia; and

                        (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

               Section 13    SETOFF.

                             Regardless of the adequacy of any Collateral, any
deposits or other sums credited by or due from any of the Lenders to any member of the Consolidated Group and any securities or other property of any member of the Consolidated Group in the possession of such Lender may, upon the consent of the Agent and the Majority Lenders, be applied to or setoff against the payment of Obligations of the Consolidated Group hereunder and under the other Loan Documents and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Consolidated Group to such Lender at any time after the occurrence and during the continuance of any Event of Default. Each of the Lenders agrees with each other Lender that (a) if an amount to be setoff is to be applied to Indebtedness of the Borrower or other Property Owners to such Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender and (b) if such Lender shall receive from the Borrower or other Property Owners, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross-action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower or other Property Owners at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto, assignment of claims, subrogation, or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

               Section 14    CERTAIN RIGHTS OF AGENT.

               Section 14.1 Right to Retain the Construction Inspector. The Agent shall have the right to retain, at the Borrower's and the other Property Owners' cost and expense, a Construction Inspector to review construction budgets, contracts and schedules, make periodic inspections of construction of improvements at the Projects and to advise the Agent regarding all construction

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matters at the Projects. The fees of the Construction Inspector shall be paid by the Borrower and the other Property Owner forthwith upon billing therefor, and expenses incurred by the Agent on account thereof shall be reimbursed to the Agent forthwith upon request therefor, but neither the Agent, the Lenders nor the Construction Inspector shall have any liability to the Borrower or any member of the Consolidated Group on account of the services performed by the Construction Inspector. Neither the Agent, the Lenders nor the Construction Inspector assumes any obligation to the Borrower or any other Person concerning the quality of construction of any Project improvements or the absence therefrom of defects.

               Section 14.2 Right to Obtain Appraisals. The Agent shall have the right to obtain, from time to time, at the Borrower's cost and expense, upon the acquisition of any Property for a purchase price of equal to or greater than $5,000,000.00, or with respect to all Properties on a rolling twenty-four (24) month basis, one or more Appraisals (complying with all terms and conditions of FIRREA) updating the Appraised Value of Developable Land, Developed Lots, Developed Parcels and Amenities as of such date. The updated Appraisals shall consider the Appraised Value de novo and shall not simply add development costs incurred since the prior Appraisal to the amount of the appraised value reflected in such Appraisal) of the Mortgaged Properties. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one (1) such Appraisal for a particular Project during any twenty-four (24) month period or upon the occurrence of a Default or Event of Default and upon the foregoing $5,000,000.00 or greater acquisition of a parcel of property. The costs and expenses incurred by the Agent in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Agent for reimbursement thereof. The Agent shall also obtain such appraisals upon the request of the Required Lenders; provided that if the Borrower is not required to pay the costs of such appraisals pursuant to this Section 14.2, then the costs shall be paid by the Lenders. Agent reserves the right to adjust the Appraised Value to more accurately reflect the Fair Market Value at its discretion.

               Section 15 EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the agreements and instruments mentioned herein and delivered pursuant to this Agreement, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Agreement, (c) the reasonable fees, expenses and disbursements of the Agent and the Agent's legal counsel incurred in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, and the administration of the Loans, which shall include but shall not be limited to all syndication costs and the costs to organize, plan, hold and attend periodic meetings of the Lenders, (d) all reasonable expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent) incurred by any Lender, or affiliates of Lender, or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or other Property Owners, or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any Lender's relationship

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with any member of the Consolidated Group, and (e) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with Appraisals, the Title Policy, UCC searches, UCC filings or mortgage recordings, and intangible property searches. The Borrower shall not be charged any fees or costs, other than the Agent's Fee, and other fees described herein for the normal day to day administration of the Loan by the Agent (which shall include only services performed by the Agent's in-house employees), including the exchange of information between the Agent and the Lenders.

               Section 16 INDEMNIFICATION. Except for liability arising exclusively from the gross negligence or willful misconduct of the Agent, the Borrower and other Property Owners agree to indemnify and hold harmless the Agent and the Lenders, and all affiliates thereof, from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or other Property Owners of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of a member of the Consolidated Group comprised in the Collateral, (c) the Borrower or other Property Owners entering into or performing this Agreement or any of the other Loan Documents, (d) with respect to the Borrower or a member of the Consolidated Group and their respective properties and assets, the violation of any Environmental Laws, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding or (e) the violation by the Borrower or the any other Property Owner of any DRI, zoning ordinance, or any license or permit required or necessary for the operation and the development of the Properties. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. There shall be specifically excluded from the foregoing indemnification any claims, actions, suits, liabilities, losses, damages and expenses arising from disputes among the Lenders with respect to the Loan or the Loan Documents. In the event that any such claims, actions, suits, liabilities, losses, damages and expenses involve both a dispute among the Lenders and other matters covered by this indemnification provision, the Agent shall make a reasonable good faith allocation of all losses, damages and expenses incurred between the Lenders' dispute and the other matters covered by this indemnification provision, which allocation by the Agent shall be final and binding upon the parties hereto.

               Section 17 SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the Loan Documents or in any documents or other instruments delivered by or on behalf of the Borrower or Property Owners pursuant

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hereto and thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation made by any of them, and shall survive the making by the Lenders of any of the Loans, and shall continue in full force and effect so long as any amount due under this Agreement remains outstanding and unpaid or any Lender has any obligation to make any Revolving Credit Advances. The provisions of the Hazardous Waste Indemnity of even date by the Borrower in favor of the Agent as well as the representations and warranties as to environmental matters set forth in Section 8.23 shall not terminate and shall survive the payment in full of the Loans.

               Section 18   THE AGENT; LEAD ARRANGER.

               Section 18.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee or fiduciary for any Lender.

               Section 18.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower in accordance with and subject to the limitations of Section 15. The Agent may from time to time appoint such Persons as it desires to act on its behalf under this Agreement in such capacities and with such powers as it may specify. The Agent shall promptly notify the Borrower of the appointment of any such Person and the capacity in which they are authorized to act on behalf of the Agent. The Agent may, upon giving written notice to the Borrower, revoke the appointment of any such Person.

               Section 18.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

               Section 18.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or

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in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or other Property Owners, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrower or other Property Owners. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

               Section 18.5 Payments.

                            (a)     A payment by the Borrower to the Agent
hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                            (b)     If in the opinion of the Agent the
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making the distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                            (c)     Notwithstanding anything to the contrary
contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or Revolving Credit Advance or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of Outstanding Loans, unpaid reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all Outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all Outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all Outstanding Loans of the nondelinquent

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Lenders, the Lenders' respective pro rata shares of all Outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

               Section 18.6 Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

               Section 18.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

               Section 18.8 Agent as Lender. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

               Section 18.9 Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A-2 or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

               Section 18.10 Notification of Defaults and Events of Default. Each Lender hereby agrees to promptly notify the Agent upon learning of the existence of a Default or an Event of Default. The Agent hereby agrees to promptly notify the other Lenders if it is aware of the existence of such Default or Event of Default.

               Section 18.11 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders, or such portion as acceptable to the Agent have provided to the Agent such additional

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indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the foreclosure of the Mortgage and the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition. The Lenders hereby agree to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions. The Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. Agent may, in its discretion, but without obligation, in the absence of direction from the Majority Lenders, take such interim actions as it believes necessary to preserve the Collateral and the rights of the Lenders therein. Such actions may include, but shall not be limited to, petitioning a court for injunctive relief, appointment of a receiver or sequestration of proceeds of the Properties.

               Section 18.12 Bankruptcy of Borrower. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower, Agent shall have the sole and exclusive right to file and pursue a joint proof of claim on behalf of all Lenders. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings.

               Section 18.13 Disclosure. Agent hereby discloses to the Lenders that it is an affiliate of FleetBoston Investments, which owns an interest in CILP. The Lenders hereby acknowledge: the foregoing disclosure and that FleetBoston Investments, as an owner of CILP, may take actions which may conflict with actions taken by Fleet as Agent. The Lenders agree that the Agent is hereby authorized by the Lenders to continue in the capacity as Agent and to fulfill the role of Agent hereunder notwithstanding its affiliation with FleetBoston Investments, and that Fleet, as Agent, will not be liable to the Lenders for actions taken by FleetBoston Investments.

               Section 18.14 Lead Arranger. Consolidated Group acknowledges and agrees that FleetBoston Robertson Stephens Inc. has acted as Lead Arranger in connection with these Loans. The relevant Agent indemnification provisions contained herein shall also protect Lead Arranger.

               Section 18.15 Documentation Agent and Co-Agents. The Documentation Agent and each Co-Agent acknowledge that Agent is acting as "Lead Agent" under this Agreement and that the Documentation Agent and either Co-Agent shall have no duties or responsibilities except those that may be requested from time to time by the Agent and accepted in writing by the Documentation Agent or either Co-Agent.

               Section 19    ASSIGNMENT.

               Section 19.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one (1) or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning

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

Lender's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is at least $5,000,000.00 and is a whole multiple of $1,000,000.00, unless otherwise consented to by Agent, (d) each Lender which is a Lender on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $10,000,000.00, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form established by Agent (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Nothing contained herein shall prohibit the assignment of participation interests by a Lender to an affiliate controlled by such Lender provided that all voting rights and funding obligations are retained by such Lender and the Lender provides notice of the participation and copies of the participation documents to the Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, but in no event prior to recording
(i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
Section 19.3, be released from its further obligations under this Agreement with respect to the interest assigned.

               Fleet may assign portions of its rights under this Agreement so that the Fleet holds a minimum portion of the Loans of $20,000,000.00.

               With Agent's consent, each Lender may at any time assign or pledge its Loan or Note to a Federal Reserve Bank, and a Lender, which is a "fund," may at any time assign or pledge all or any portion of its rights under this Credit Agreement to secure such Lender's indebtedness, in each case without the prior written consent of the Borrower, provided that each such assignment shall be made in accordance with applicable law and shall be either to a Federal Reserve Bank or Eligible Assignee, and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute a registered promissory note or notes evidencing the Obligations made or extended to the Borrowers by the assigning Lender hereunder, provided that the assignment is otherwise in compliance with the terms hereof. For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law and the terms hereof.

               Section 19.2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the

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assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and other Property Owners or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower, Property Owners or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 8.7 and Section 11.7 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee represents that it is acquiring the portion of the Loans assigned to it pursuant to the Assignment and Acceptance for investment only and not with a view to or with any intention to resell, distribute, subdivide or fractionalize such portion in whole or in part, or grant any participation therein.

               Section 19.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time as a condition to the effectiveness thereof. All assignments of Loans or Commitments must be reported to the Agent to permit registration in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, (i) the assigning Lender agrees to pay to the Agent a registration fee in the sum of $5,000.00 and (ii) the Agent will deliver a copy of the Register to the Borrower.

               Section 19.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has maintained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to

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the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Notes delivered at the time of execution of this Agreement. Within five (5) Business Days upon request, following issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity, enforceability and binding effect thereof and the applicability of the Guaranties to the new Note. The surrendered Notes shall be canceled and returned to the Borrower.

               Section 19.5 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

               Section 19.6 Disclosure. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower, or by the Agent on Borrower's behalf, under this Agreement or any other Loan Document, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable requirement of law; (d) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to such Lender's independent auditors and other professional advisors; (g) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, and (h) as to any Lender, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Lender.

               Section 19.7 Withholding Tax.

                            (a)     If any Lender is a "foreign corporation,
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                                    (i)     if such Lender claims an exemption
from, or a reduction of,

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withholding tax under a United States tax treaty, properly completed IRS Forms
1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                (ii)    if such Lender claims that interest paid
under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two
(2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                                (iii)   such other form or forms as may be
required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax; and

                                (iv)    in the case of any Lender claiming
exemption from U.S. Withholding Tax under Sections 871(b) or 881(c) of the Code, with respect to payments of "Portfolio Interest," a Form W-8, or any subsequent versions thereof or successors thereto, and if the Lender delivers a Form W-8, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten percent (10%) shareholder (within the meaning of Section 871(h)(3)(b) of the Code) of the Borrower or any Subsidiary thereof, and is not a controlled foreign corporation related to the Borrower or any of its Subsidiaries (within the meaning of Section 864(d)(4) of the Code). Each such certificate and form shall be properly completed and duly executed by such Lender claiming complete exemption from a reduced rate of U.S. Withholding Tax on payments by the Borrower under this Agreement and other Loan Documents.

               Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                        (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001, and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                        (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                        (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount

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equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section 19.7 are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 19.7, together with all costs and expenses (including reasonable attorneys' fees and legal expenses). The obligation of the Lenders under this subsection (e) shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                        (f) Certain Lenders that may enter into this Agreement from and after even date may be unable to comply with the indemnity provision of Section 19.7(e). In the event that the Agent agrees in the applicable Assignment and Acceptance for any subsequent Lender, then such Lender shall be governed by and shall comply with the provisions of this Section 19.7(f) rather than Section 19.7(e). In addition to any other rights of offset contained in this Agreement or under any applicable law, in the event that any amounts would otherwise be covered by an indemnity under Section 19.7(e) from such Lenders, such as U.S. Withholding Tax due and payable and any penalties or interest with respect thereto and fees and expenses of collection, then in such event, the Agent shall be authorized to offset any such amounts against the amounts payable to such Lenders hereunder until otherwise indemnified amounts are fully paid. The right of offset contained herein shall be in addition to and shall not limit or otherwise waive or diminish any right or remedy that the Agent may have against such Lenders under any applicable law.

        Section 20    NOTICES, ETC.

                      Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be (i) delivered in hand, (ii) mailed by United States registered or certified first-class mail, postage prepaid, or (iii) sent by telegraph or telex and confirmed by letter mailed on the same Business Day, or (iv) sent by Federal Express or other nationally recognized overnight delivery service, addressed as follows:

                      (a)    if to the Borrower:
                             WCI Communities, Inc.
                             24301 Walden Center Drive
                             Bonita Springs, Florida 34134
                             Attention:     Steven C. Adelman
                                            Vivien Hastings, Esq.

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                      (b)    if to Watermark:
                             Watermark Communities, Inc.
                             24301 Walden Center Drive
                             Bonita Springs, Florida 34134
                             Attention:     Steven C. Adelman
                                            Vivien Hastings, Esq.

                      (c)    if to BCG:
                             Bay Colony-Gateway, Inc.
                             24301 Walden Center Drive
                             Bonita Springs, Florida 34134
                             Attention:     Steven C. Adelman
                                            Vivien Hastings, Esq.

or at such other address for notice as such party shall last have furnished in writing to the person giving the notice; or

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                      (d)    if to the Agent:
                             Fleet National Bank
                             111 Westminster Street
                             Providence, Rhode Island 02903

                             with a copy to:

                             Fleet National Bank
                             115 Perimeter Center Place
                             Suite 500
                             Atlanta, Georgia 30346
                             Attn:  Steve Selbo, Director

                             and a copy to:

                             Paul, Hastings, Janofsky & Walker LLP
                             600 Peachtree Street, N.E.
                             Suite 2400
                             Atlanta, Georgia 30308
                             Attn:  Charles T. Sharbaugh, Esq.

or such other address for notice as the Agent shall last have furnished in writing to the person giving the notice; and

                        (e) if to any Lender, at such Lender's address set forth on Schedule 1.0, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

               Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, upon the earlier of the date of receipt or five (5) Business Days after the posting thereof, (c) if sent by telex or cable, on the Business Day such telex or cable is dispatched, and (d) the next Business Day for the overnight courier service is sent by overnight courier service. Refusal of delivery shall be deemed to constitute a delivery.

        Section 21    MISCELLANEOUS.

                      Except as otherwise required by the laws of any jurisdiction in which any Collateral is located, the Loan Documents shall be deemed to be contracts under the laws of the State of Georgia and shall for all purposes be construed in accordance with and governed by the internal laws of the State of Georgia, without reference to principles of conflicts of law. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the parties would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any

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amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one (1) such counterpart signed by the party against whom enforcement is sought.

          Section 22    ENTIRE AGREEMENT, ETC.

                        This Agreement, together with the other Loan Documents and any other documents executed in connection herewith or therewith, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in
Section 23.

          Section 23    CONSENTS, AMENDMENTS, WAIVERS, ETC.

                        (a) The following may occur with, but only with, the written consent of the Borrower (unless the Borrower is the party requesting such action), and the written consent of the Agent and the Majority Lenders:

                                1.      except as otherwise provided in Section
23(b), the amendment of any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein.

                        (b) The following specific approval procedures shall be applicable as follows:

                                (i)     the rate of interest on and the maturity
of the Notes and this Agreement and the payments of interest or principal required under the Notes and this Agreement, and the amount of the Commitments of the Lenders hereunder may not be changed without the written consent of the Borrower and the written consent of each Lender affected thereby;

                                (ii)    the Agent may not release Collateral
(other than as set forth in Section 24) from the lien of the Security Documents or the Guaranties other than in accordance with the provisions hereof except with the approval of the Lenders;

                                (iii)   the definition of Majority Lenders or
Required Lenders may not be amended, without the written consent of all of the Lenders;

                                (iv)    the provisions and requirements of
Section 11.3, Section 11.5, Section 11.7, Section 11.26, Section 11.29, Section
11.30 (for amounts equal to or less than $1,000,000.00), Section 11.31, Section 11.32, Section 11.37, Section 11.40, Section 11.41, Section 11.42 and Section
11.44 may be waived, suspended or modified by the Agent;

                                (v)     the provisions and requirements of
Section 11.2, Section 11.6, Section 11.8, through Section 11.12, Section 11.18,
Section 11.20, Section 11.21, Section 11.24, Section 11.25, Section 11.27,
Section 11.28, Section 11.30 (for amounts in

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excess of $1,000,000.00), Section 11.33, Section 11.34, Section 11.36, Section
11.38, Section 11.39, and Section 11.43 shall not be waived, suspended or modified without the written consent of the Majority Lenders;

                                (vi)    the provisions and requirements of
Section 11.6 (as to wavier of terms of Subordinations Agreements), Section 11.14, Section 11.15, Section 11.16, Section 11.17, Section 11.19, Section 11.22, Section 11.23, and Section 11.35 shall not be waived, suspended or modified without the written consent by the Required Lenders;

                                (vii)   the provisions and requirements of
Section 11.1, Section 11.4, and Section 11.13 shall not be waived, suspended or modified without the written consent of all the Lenders; and

                                (viii)  the amount of the Origination Fee and
Agent's Fee payable for the Agent's account and Section 18 may not be amended without the written consent of the Agent.

                        (c) Except as otherwise provided in (a) or (b), above, the Agent and the Majority Lenders may waive the performance or observance by the Borrower of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default (either generally or in a particular instance and either retroactively or prospectively).

          No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

          Section 24    RELEASE OF SECURITY.

                        So long as no Default or Event of Default exists or would result therefrom, the Agent shall release from the lien of the Security Documents, by the Agent itself or by its duly appointed attorney-in-fact, any Developable Land, Developed Lots, Developed Parcels, Receivables or Unit which is sold by the Borrower pursuant to the terms of Section 11.24, promptly following the date upon which (i) all net cash proceeds of such sale shall have been promptly delivered to the Agent by the closing official, or such other person as the Agent may from time to time direct, together with all Receivables, mortgages, deeds of trust or other Collateral Documents relating thereto, in each case accompanied by instruments of assignment and recorded collateral assignments in favor of the Agent satisfactory, in form and substance, to the Agent; and (ii) the purchaser thereof shall have complied with all the terms and conditions required to be performed by such purchaser under its agreement with the Borrower prior to the delivery of a deed for such portion of the Developable Land, or such Developed Lot, or Developed Parcel or Unit to such purchaser. The requirement to pay net cash proceeds set forth at (i) shall not be applicable to Properties subject to the provisions of Section 11.24(b).

          Section 25    CONSENT TO SERVICE.

                        (a) The Borrower hereby irrevocably consents to the service of the

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summons and complaint and any other process in any action or proceeding on behalf of Borrower or its property by the hand delivery or mailing of copies of such process to Borrower at its address specified in Section 20.

                        (b) Nothing in this Section 25 shall affect the right of the Agent or the Lenders to serve legal process in any other manner permitted by law or affect the right of the Agent or any of the Lenders to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

          Section 26    SEVERABILITY.

                        In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such provision to the extent the same shall have been invalid, illegal or unenforceable had never been contained herein. The parties hereto agree that they will negotiate in good faith to replace any provision held to be invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

          Section 27    WAIVER.

                        The Borrower, the Agent and the Lenders hereby mutually knowingly, voluntarily, and intentionally waive any right any of them may have to a trial by jury in respect of any litigation (including, but not limited to, any claims, cross-claims, or third party claims) arising out of, under or in connection with the Agreement, the Notes, the Mortgage, the other Loan Documents, or the transactions contemplated therein or herein. The Borrower, the Agent and the Lenders certify to each other party that no representative or agent of any party hereto nor counsel of any such party has represented, expressly or otherwise, that such party would not, in the event of such litigation, seek to enforce this waiver of right to jury trial provision.

          Section 28    RIGHTS OF THIRD PARTIES.

                        All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Revolving Credit Advances, are imposed solely and exclusively for the benefit of the Agent and the Lenders. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Revolving Credit Advances in the absence of strict compliance with any or all conditions. No other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions. Any and all of the conditions may be freely waived, in whole or in part, by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Property Owners of the Projects.

          Section 29    RELATIONSHIP.

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                        The relationship between the Lenders and the Borrower is
solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

          Section 30    EXISTING CREDIT AGREEMENT WAIVERS AND RELEASE.

                        Agent hereby confirms the waivers previously provided by the Agent with respect to provisions of the Existing Credit Agreements or the Credit Agreement. The Consolidated Group shall execute and deliver in favor of Agent, at Closing, a general release of all liabilities whatsoever.

          Section 31    TIME OF THE ESSENCE.

                        Time is of the essence of this Agreement.

          Section 32    SUCCESSORS AND ASSIGNS.

                        This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.


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                        IN WITNESS WHEREOF, the undersigned have caused this
Agreement to be executed and delivered under seal as of the date first set forth above.

                                   WCI COMMUNITIES, INC., a Delaware corporation


                                   By:/s/ James P. Dietz
                                      ------------------
                                   Name: James P. Dietz
                                   Title: Senior Vice President


                                   WATERMARK COMMUNITIES INC., a Delaware
                                   corporation


                                   By:/s/ James P. Dietz
                                      ------------------
                                   Name: James P. Dietz
                                   Title: Senior Vice President


                                   BAY COLONY-GATEWAY, INC., a Delaware
                                   corporation


                                   By:/s/ Vivien N. Hastings
                                      ----------------------
                                   Name: Vivien N. Hastings
                                   Title: Senior Vice President


                                   COMMUNITIES FINANCE COMPANY, a Delaware
                                   limited liability company


                                   By:/s/ Steven C. Adelman
                                      ---------------------
                                   Name: Steven C. Adelman
                                   Title: Vice President



                                       99
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                                   FLEET NATIONAL BANK, as Agent


                                   By:/s/ Steven P. Selbo
                                      -------------------
                                   Name:   Steven P. Selbo
                                   Title:  Director



                                      100
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                                   FLEET SECURITIES, INC.


                                   By:/s/ Michael P. Hannon
                                      ---------------------
                                   Name: Michael P. Hannon
                                   Title: Managing Director

                                   FLEET NATIONAL BANK


                                   By:/s/ Steven P. Selbo
                                      ------------------------------------------
                                   Name:   Steven P. Selbo
                                   Title:  Director

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                                   THE TRAVELERS INSURANCE COMPANY


                                   By:/s/ Robert M. Mills
                                      -------------------
                                   Name: Robert M. Mills
                                   Title: Investment Officer


                                   Columbus Loan Funding, Ltd.

                                   By Travelers Asset Management
                                   International Company, LLC

                                   By:/s/ Robert M. Mills
                                      -------------------
                                   Name: Robert M. Mills
                                   Title: Investment Officer

                                   BANK OF HAWAII


                                   By:/s/ S. G. Pagliaro
                                      -----------------
                                   Name: S. G. Pagliaro
                                   Title: Vice President

                                   AMSOUTH BANK OF FLORIDA


                                   By:/s/ Sean Davis
                                      ------------------------------------------
                                   Name: Sean Davis
                                   Title: Vice President

                                   SUNTRUST BANK, SOUTHWEST FLORIDA


                                   By:/s/ Michael J. Durain
                                      ---------------------
                                   Name: Michael J. Durain
                                   Title: Vice President

                                   COMERICA BANK


                                   By:/s/ George W. Jennings
                                      ------------------------------------------
                                   Name: George W. Jennings
                                   Title: First Vice President

                                   COLONIAL BANK


                                   By:/s/ Kenneth N. Kidd
                                      -------------------
                                   Name: Kenneth N. Kidd
                                   Title: Senior Vice President

                                   WACHOVIA BANK, N.A.


                                   By:/s/ Carl Roeder
                                      ---------------
                                   Name: Carl Roeder
                                   Title: Senior Vice President

                                   FIFTH THIRD BANK, FLORIDA


                                   By:/s/ Kenneth J. Iglesias
                                      -----------------------
                                   Name: Kenneth J. Iglesias
                                   Title: Vice President

                                    KZH PAMCO, LLC


                                    By:/s/ Susan Lee
                                       -----------------------------------------
                                    Name: Susan Lee
                                    Title: Authorized Agent

                                    KZH HIGHLAND-2 LLC


                                    By:/s/ Susan Lee
                                       -------------
                                    Name: Susan Lee
                                    Title: Authorized Agent

\

                                    CAPTIVA FINANCE, LTD.


                                    By:/s/ David Dyer
                                       --------------
                                    Name: David Dyer
                                    Title: Director

                                    HIGHLAND LEGACY LIMITED
                                    BY: HIGHLAND CAPITAL MANAGEMENT, L.P.
                                    AS COLLATERAL MANAGER


                                    By:/s/ Todd Travers
                                       ----------------
                                    Name: Todd Travers
                                    Title: Senior Portfolio Manager

                                    SRV-HIGHLAND, INC.


                                    By:/s/ Kelly C. Walker
                                       -------------------
                                    Name: Kelly C. Walker
                                    Title: Vice President

                                    FIRST UNION NATIONAL BANK


                                    By:/s/ James S. Howard
                                       -------------------
                                    Name: James S. Howard
                                    Title: Senior Vice President

                                    BANKUNITED, FSB


                                    By:/s/ Clay F. Wilson
                                       ------------------
                                    Name: Clay F. Wilson
                                    Title: Senior Vice President

                                    BANK UNITED, a Federal Savings Bank


                                    By:/s/ Peter Feldman
                                       -----------------
                                    Name: Peter Feldman
                                    Title: Assistant Vice President

                                    GUARANTY FEDERAL BANK, F.S.B.


                                    By:/s/ Paul Pirok
                                       --------------
                                    Name: Paul Pirok
                                    Title: Senior Vice President

                                    ELC (CAYMAN) LTD. CDO SERIES 1999-I


                                    By:/s/ John W. Stelwagon
                                       ---------------------
                                    Name: John W. Stelwagon
                                    Title: Vice President

                                    ELC (CAYMAN) LTD. 1999-II


                                    By:/s/ John W. Stelwagon
                                       ---------------------
                                    Name: John W. Stelwagon
                                    Title: Vice President

                                    ELC (CAYMAN) LTD. 1999-III


                                    By:/s/ John W. Stelwagon
                                       ---------------------
                                    Name: John W. Stelwagon
                                    Title: Vice President

                                    UNION PLANTERS BANK, N.A.


                                    By:/s/ Donald F. Smiley
                                       --------------------
                                    Name: Donald F. Smiley
                                    Title: Senior Vice President

                                    TRYON CLO, LTD. 2000 - I


                                    By:/s/ John W. Stelwagon
                                       ---------------------
                                    Name: John W. Stelwagon
                                    Title: Vice President

                                    ELC (Cayman) LTD. 2000 - I


                                    By:/s/ John W. Stelwagon
                                       ---------------------
                                    Name: John W. Stelwagon
                                    Title: Vice President

                                    APEX (IDM) CDO I, LTD.,


                                    By:/s/ John W. Stelwagon
                                       ---------------------
                                    Name: John W. Stelwagon
                                    Title: Vice President

                                    SALOMON BROTHERS HOLDING COMPANY, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:



129